EXHIBIT 2.1
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                               AGREEMENT AND PLAN

                                       OF

                                     MERGER

                                  by and among

                             TRIARC COMPANIES, INC.,

                             ARBY'S ACQUISITION CO.,

                             ARBY'S RESTAURANT, LLC,

                           RTM RESTAURANT GROUP, INC.,

                                       and

                           RUSSELL V. UMPHENOUR, JR.,

                                DENNIS E. COOPER

                                       and

                                J. RUSSELL WELCH,
                           as the RTM Representatives



                           __________________________

                            Dated as of May 27, 2005
                           __________________________



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
                                           TABLE OF CONTENTS
                                                                                                      PAGE
                                                                                                      ----
ARTICLE I THE MERGERS ...................................................................................3
     Section 1.01        The Mergers.....................................................................3
     Section 1.02        Closing.........................................................................4
     Section 1.03        Effective Times.................................................................4
     Section 1.04        Organizational Instruments......................................................5
     Section 1.05        Directors.......................................................................5
     Section 1.06        Officers........................................................................5
     Section 1.07        Certain Governance and Other Matters............................................6

ARTICLE II EFFECT OF THE MERGERS ON CAPITAL STOCK; EXCHANGE OF CERTIFICATES; ESCROW; ADJUSTMENTS.........7
     Section 2.01        Calculation of Aggregate Merger Consideration...................................7
     Section 2.02        Conversion of Capital Stock in the First Merger.................................8
     Section 2.03        Conversion of Capital Stock and Membership Interests in the Second
                         Merger.........................................................................10
     Section 2.04        Exchange of Certificates.......................................................10
     Section 2.05        Escrow.........................................................................13
     Section 2.06        Treatment of RTMRG Stock Options...............................................15
     Section 2.07        Dissenting Shares..............................................................16
     Section 2.08        Pre-Closing Adjustments Based on Estimated Net Liabilities.....................16
     Section 2.09        Post-Closing Adjustments Based on Closing Net Liabilities......................17

ARTICLE III REPRESENTATIONS AND WARRANTIES OF THE TRIARC PARTIES........................................20
     Section 3.01        Organization and Qualification of Triarc Parties...............................21
     Section 3.02        Authorization of Triarc Parties; Enforceability................................21
     Section 3.03        Capitalization of Triarc.......................................................21
     Section 3.04        Subsidiaries of ARG............................................................22
     Section 3.05        Governmental Authorizations....................................................23
     Section 3.06        Non-Contravention..............................................................23
     Section 3.07        ARG Financial Statements; Internal Controls; Indebtedness......................24
     Section 3.08        Absence of Certain Changes or Events...........................................25
     Section 3.09        Absence of Undisclosed Liabilities.............................................25
     Section 3.10        Compliance with Laws; Permits..................................................26
     Section 3.11        Legal Actions..................................................................26
     Section 3.12        Contracts......................................................................27
     Section 3.13        Tax Matters....................................................................29
     Section 3.14        Employee Benefits..............................................................31
     Section 3.15        Labor Matters..................................................................33
     Section 3.16        Environmental Matters..........................................................34
     Section 3.17        Intellectual Property..........................................................34


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
     Section 3.18        Real Property..................................................................35
     Section 3.19        Personal Property..............................................................35
     Section 3.20        Sufficiency of Assets..........................................................36
     Section 3.21        Insurance......................................................................36
     Section 3.22        Inventory......................................................................36
     Section 3.23        Accounts Receivable............................................................36
     Section 3.24        Suppliers......................................................................36
     Section 3.25        ARG Restaurants................................................................37
     Section 3.26        Franchisees....................................................................37
     Section 3.27        Transactions with Affiliates...................................................38
     Section 3.28        Sufficient Funds...............................................................39
     Section 3.29        Brokers and Finders............................................................39

ARTICLE IV REPRESENTATIONS AND WARRANTIES OF THE TRIARC PARTIES.........................................39
     Section 4.01        Organization and Qualification of Triarc Parties...............................40
     Section 4.02        Authorization of Triarc Parties; Enforceability................................40
     Section 4.03        Capitalization of Triarc.......................................................40
     Section 4.04        Governmental Authorizations....................................................41
     Section 4.05        Non-Contravention..............................................................41
     Section 4.06        SEC Reports....................................................................42
     Section 4.07        Triarc Financial Statements....................................................42
     Section 4.08        Absence of Certain Changes or Events...........................................43
     Section 4.09        Absence of Undisclosed Liabilities.............................................43
     Section 4.10        Legal Actions..................................................................43
     Section 4.11        Sufficient Funds...............................................................44
     Section 4.12        Brokers and Finders............................................................44
     Section 4.13        Certain Tax Matters............................................................44

ARTICLE V REPRESENTATIONS AND WARRANTIES OF RTMRG.......................................................45
     Section 5.01        Organization and Qualification of RTMRG........................................45
     Section 5.02        Authorization of RTMRG; Enforceability.........................................45
     Section 5.03        Capitalization of RTMRG........................................................45
     Section 5.04        Subsidiaries of RTMRG..........................................................46
     Section 5.05        Governmental Authorizations....................................................47
     Section 5.06        Non-Contravention..............................................................47
     Section 5.07        Restated Combined RTM Financial Statements; Internal Controls;
                         Indebtedness...................................................................48
     Section 5.08        Absence of Certain Changes or Events...........................................49
     Section 5.09        Absence of Undisclosed Liabilities.............................................49
     Section 5.10        Compliance with Laws; Permits..................................................50
     Section 5.11        Legal Actions..................................................................50
     Section 5.12        Contracts......................................................................51
     Section 5.13        Tax Matters....................................................................53
     Section 5.14        Employee Benefits..............................................................55
     Section 5.15        Labor Matters..................................................................58

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
     Section 5.16        Environmental Matters..........................................................58
     Section 5.17        Intellectual Property..........................................................58
     Section 5.18        Real Property..................................................................59
     Section 5.19        Personal Property..............................................................60
     Section 5.20        Sufficiency of Assets..........................................................60
     Section 5.21        Insurance......................................................................60
     Section 5.22        Inventory......................................................................61
     Section 5.23        Accounts Receivable............................................................61
     Section 5.24        Suppliers......................................................................61
     Section 5.25        RTMRG Restaurants..............................................................61
     Section 5.26        Transactions with Affiliates...................................................62
     Section 5.27        Brokers and Finders............................................................62

ARTICLE VI INTERIM OPERATIONS COVENANTS.................................................................63
     Section 6.01        Conduct of Business of Triarc and its Subsidiaries.............................63
     Section 6.02        Conduct of Business of RTMRG and its Subsidiaries..............................64
     Section 6.03        Conduct of Business of Merger Sub Corp. and Merger Sub LLC.....................67
     Section 6.04        Control of Business Pending Closing............................................67

ARTICLE VII ADDITIONAL COVENANTS........................................................................67
     Section 7.01        Access to Information; Confidentiality.........................................67
     Section 7.02        Commercially Reasonable Efforts................................................68
     Section 7.03        Notices of Certain Events......................................................68
     Section 7.04        Consents; Filings..............................................................69
     Section 7.05        Shelf Registration Statement...................................................70
     Section 7.06        Actions With Respect to RTMRG Shareholders.....................................70
     Section 7.07        Actions With Respect to Debt Financing and Debt Refinancings...................71
     Section 7.08        No Solicitation................................................................72
     Section 7.09        Takeover Statutes..............................................................72
     Section 7.10        Defense of Litigation..........................................................72
     Section 7.11        Employees and Employee Benefits, Etc...........................................73
     Section 7.12        Directors' and Officers' Indemnification and Insurance.........................74
     Section 7.13        Public Announcements...........................................................75
     Section 7.14        Sarbanes-Oxley Compliance......................................................75
     Section 7.15        RTM Insurance Matters..........................................................76
     Section 7.16        Certain Loan Repayments........................................................77
     Section 7.17        Co-Branded Restaurants.........................................................78
     Section 7.18        RTM Trademarks.................................................................78
     Section 7.19        Charitable Commitments.........................................................78
     Section 7.20        Actions With Respect to the Trigger Event......................................78
     Section 7.21        Delivery of 2005 RTM Audited Financials........................................79
     Section 7.22        Excluded Asset Disposition Proceeds............................................79
     Section 7.23        Amendment of RTMRG Rollover Options............................................79

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
ARTICLE VIII TAX MATTERS ...............................................................................79
     Section 8.01        Tax Indemnification............................................................79
     Section 8.02        Tax Indemnification Procedures.................................................81
     Section 8.03        RTM Tax Audits and Contests; Cooperation.......................................83
     Section 8.04        Preparation of Tax Returns and Payment of Taxes................................84
     Section 8.05        Straddle Periods...............................................................86
     Section 8.06        Refunds........................................................................86
     Section 8.07        Conveyance Taxes...............................................................87
     Section 8.08        Termination of Tax Sharing Agreements..........................................87
     Section 8.09        Carrybacks.....................................................................87
     Section 8.10        Tax Treatment..................................................................87
     Section 8.11        RTMRG "Excess Loss Accounts"...................................................87
     Section 8.12        Triarc Tax Sharing Agreement...................................................88
     Section 8.13        RTMAC Management Agreement.....................................................88

ARTICLE IX CONDITIONS TO CLOSING........................................................................88
     Section 9.01        Conditions to Each Party's Obligation to Effect the Mergers....................88
     Section 9.02        Conditions to Obligations of the Triarc Parties to Effect the Mergers..........89
     Section 9.03        Conditions to Obligation of RTMRG to Effect the Mergers........................91
     Section 9.04        Frustration of Closing Conditions..............................................93
     Section 9.05        Tax Treatment..................................................................93
     Section 9.06        RTMMC and RTMAC Purchase.......................................................94

ARTICLE X TERMINATION, AMENDMENT AND WAIVER.............................................................94
     Section 10.01       Grounds for Termination........................................................94
     Section 10.02       Effect of Termination..........................................................94
     Section 10.03       Amendment......................................................................95
     Section 10.04       Extension; Waiver..............................................................95

ARTICLE XI SURVIVAL; INDEMNIFICATION....................................................................95
     Section 11.01       Survival.......................................................................95
     Section 11.02       Obligation of Triarc to Indemnify..............................................96
     Section 11.03       Matters Pertaining to Indemnification by Triarc................................97
     Section 11.04       Obligation of RTMRG Shareholders to Indemnify..................................99
     Section 11.05       Matters Pertaining to Indemnification by the RTMRG Shareholders...............100
     Section 11.06       Procedure for Indemnification.................................................103
     Section 11.07       Sole and Exclusive Remedy.....................................................105
     Section 11.08       Miscellaneous.................................................................105

ARTICLE XII MISCELLANEOUS..............................................................................105
     Section 12.01       Definitions...................................................................105
     Section 12.02       Interpretation................................................................127
     Section 12.03       Fees, Costs and Expenses......................................................127
     Section 12.04       Notices.......................................................................128


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
     Section 12.05       Governing Law.................................................................130
     Section 12.06       Jurisdiction..................................................................130
     Section 12.07       WAIVER OF JURY TRIAL..........................................................130
     Section 12.08       Exhibits and Disclosure Letters...............................................130
     Section 12.09       No Third-Party Beneficiaries..................................................131
     Section 12.10       Severability..................................................................131
     Section 12.11       Rules of Construction.........................................................131
     Section 12.12       Assignment....................................................................131
     Section 12.13       Remedies......................................................................131
     Section 12.14       Specific Performance..........................................................131
     Section 12.15       Counterparts..................................................................131
     Section 12.16       Entire Agreement..............................................................132
     Section 12.17       RTM Representatives...........................................................132
     Section 12.18       Neutral Treatment for Pre-Approved Matter.....................................135


ANNEXES

Annex A    -    Certificate of Designation
Annex B    -    Form of Escrow Agreement
Annex C    -    Form of Registration Rights Agreement
Annex D    -    Terms of Management Services Agreement
Annex E    -    Form of Corporate Services Agreement
Annex F    -    List of Unaccredited RTMRG Shareholders
Annex G    -    List of Accredited RTMRG Shareholders
Annex H    -    Form of Press Release




                                      -v-

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                       AGREEMENT AND PLAN OF MERGER

         AGREEMENT AND PLAN OF MERGER (this "AGREEMENT"), dated as of May 27, 2005, by and among Triarc Companies, Inc., a Delaware corporation ("TRIARC"); Arby's Acquisition Co., a Georgia corporation and a direct wholly owned subsidiary of Triarc ("MERGER SUB CORP."); Arby's Restaurant, LLC, a Delaware limited liability company and a direct wholly owned subsidiary of Triarc ("MERGER SUB LLC" and, together with Triarc and Merger Sub Corp., the "TRIARC PARTIES"); RTM Restaurant Group, Inc., a Georgia corporation ("RTMRG"); and Russell V. Umphenour, Jr., Dennis E. Cooper and J. Russell Welch, as the RTM Representatives (as defined below). Capitalized terms used in this Agreement without definition shall have the meanings ascribed to them in Article XII.

                              W I T N E S S E T H:

         WHEREAS, the respective boards of directors (or comparable governing body) of each of the Triarc Parties and RTMRG have each approved and adopted this Agreement and the Ancillary Agreements (as defined below) to which it is a party and the transactions contemplated by this Agreement and such Ancillary Agreements, in each case after making a determination that this Agreement and such transactions are advisable and fair to, and in the best interests of, such company and its shareholders (or members);

         WHEREAS, certain shareholders of RTMRG, including the RTMRG Principal Shareholders (as defined below), who collectively beneficially own at least 98% of the outstanding shares of RTMRG Common Stock (as defined below), have duly executed and delivered a written consent of such shareholders approving this Agreement and the First Merger (as defined below) (the "RTMRG WRITTEN CONSENT");

         WHEREAS, if the Triarc B-2 Election (as defined below) shall have been duly made, then immediately prior to the Closing (as defined below), pursuant to the transactions contemplated by this Agreement and on the terms and subject to the conditions set forth herein, INTER ALIA, Triarc will, in accordance with the Delaware General Corporation Law, as amended (the "DGCL"), create a new series of Class B Common Stock, par value $0.10 per share, of Triarc (the "TRIARC CLASS B COMMON STOCK") designated as Class B Common Stock, Series 2, par value $0.10 per share (the "TRIARC CLASS B-2 COMMON STOCK"), having such rights, preferences and privileges substantially as set forth in the Certificate of Designation in the form attached hereto as ANNEX A (the "CERTIFICATE OF DESIGNATION");

         WHEREAS, pursuant to the transactions contemplated by this Agreement and on the terms and subject to the conditions set forth herein, INTER ALIA, at the First Effective Time (as defined below), Merger Sub Corp. will, in accordance with the Georgia Business Corporation Code, as amended (the "GBCC"), merge with and into RTMRG, with RTMRG as the surviving corporation (the "FIRST MERGER"), and all of the outstanding shares of common stock, no par value per share, of RTMRG (the "RTMRG COMMON Stock") will be converted into the right to receive either (a) cash only or (b) a combination of cash and shares of either
(i) Class B Common Stock, Series 1, par value

$0.10 per share, of Triarc (the "TRIARC CLASS B-1 COMMON STOCK"), if the Triarc B-1 Election shall have been made, or (ii) Triarc Class B-2 Common Stock, if the Triarc B-2 Election shall have been made;

         WHEREAS, immediately after the First Effective Time and at the Second Effective Time (as defined below), RTMRG will, in accordance with the GBCC and the Delaware Limited Liability Company Act, as amended (the "DLLCA"), merge with and into Merger Sub LLC, with Merger Sub LLC as the surviving entity (the "SECOND MERGER" and, together with the First Merger, the "MERGERS") and immediately after the Second Effective Time, Triarc will contribute all of the outstanding membership interests in the surviving entity in the Second Merger directly or indirectly to Triarc Restaurant Holdings, LLC, which will directly or indirectly contribute all of the outstanding membership interests in the surviving entity in the Second Merger to Arby's Restaurant Group, Inc., a Delaware corporation and an indirect wholly owned subsidiary of Triarc ("ARG") (such contributions, the "TRIARC CONTRIBUTIONS");

         WHEREAS, for U.S. federal income tax purposes, it is intended that the Mergers will be treated as a single integrated transaction that is characterized as a merger of RTMRG into Triarc in a transaction that is a "reorganization" within the meaning of section 368(a)(1)(A) of the Code and that the Triarc Contributions will be treated as transactions described in section 351 of the Code (the "EXPECTED TAX TREATMENT");

         WHEREAS, certain principal shareholders of RTMRG (the "RTMRG PRINCIPAL SHAREHOLDERS"), who collectively beneficially own approximately 87.1% of the outstanding shares of RTMRG Common Stock, have entered into a Transaction Support Agreement for the benefit of Triarc (the "TRANSACTION SUPPORT AGREEMENT"), pursuant to which the RTMRG Principal Shareholders have agreed, INTER ALIA, on the terms and subject to the conditions set forth in the Transaction Support Agreement, (a) to seek to obtain the waiver from each shareholder of RTMRG of dissenters rights in respect of the First Merger and (b) to the indemnification obligations of the RTMRG Principal Shareholders set forth in this Agreement and the restrictive covenants set forth therein;

         WHEREAS, Triarc, ARG, each of the members of RTM Acquisition Company, L.L.C., a Georgia limited liability company ("RTMAC"), and Russell V. Umphenour, Jr., Dennis E. Cooper and J. Russell Welch,, as the RTM Representatives, have entered into a Membership Interest Purchase Agreement, dated as of the date hereof (the "RTMAC PURCHASE AGREEMENT"), pursuant to which, INTER ALIA, simultaneously with the Closing, Triarc or its assignee(s) will purchase, on the terms and subject to the conditions set forth therein, all of the outstanding membership interests owned by each such member (the "RTMAC PURCHASE"), for an amount in cash equal to the Aggregate Purchase Price (as defined therein) (as used herein, the "RTMAC AGGREGATE PURCHASE PRICE");

         WHEREAS, Triarc, ARG, RTMMC Acquisition, LLC, a Delaware limited liability company and a direct wholly-owned subsidiary of Triarc ("RTMMC ACQUISITION SUB"), RTM Management Company, L.L.C., a Georgia limited liability company ("RTMMC"), each of the members of RTMMC and Russell V. Umphenour, Jr.,

Dennis E. Cooper and J. Russell Welch, as the RTM Representatives, have entered into an Asset Purchase Agreement, dated as of the date hereof (the "RTMMC PURCHASE AGREEMENT"), pursuant to which, INTER ALIA, simultaneously with the Closing, RTMMC Acquisition Sub will acquire from RTMMC, on the terms and subject to the conditions set forth therein, the Purchased Assets (as defined therein) and the Assumed Liabilities (as defined therein) (the "RTMMC PURCHASE" and, together with the Mergers and the RTMAC Purchase, the "RTM TRANSACTIONS") for an amount in cash equal to the cash portion of the Aggregate Purchase Price (as defined therein) (as used herein, the "RTMMC AGGREGATE PURCHASE PRICE"); and

         WHEREAS, simultaneously with, and as a condition to the obligation of the parties hereto to effect, the Mergers, (a) Triarc, each of the RTMRG Principal Shareholders, each of the members of RTMAC as of immediately prior to the Closing, RTMMC, each of the members of RTMMC as of immediately prior to the Closing, the RTM Representatives and the Escrow Agent (as defined below) will enter into an Escrow Agreement in the form attached hereto as ANNEX B with such changes as may be requested by the Escrow Agent (the "ESCROW AGREEMENT"), (b) Triarc and the RTMRG Shareholders who receive a portion of the Aggregate Share Consideration (as defined below) will enter into a Registration Rights Agreement substantially in the form attached hereto as ANNEX C (the "REGISTRATION RIGHTS AGREEMENT"), (c) ARG and one or more of the Mrs. Winners Obligors (as defined below) will enter into a Management Services Agreement on substantially the same terms as set forth in ANNEX D (the "MANAGEMENT SERVICES AGREEMENT") and (d) ARG and Triarc will enter into a Corporate Services Agreement substantially in the form attached hereto as ANNEX E (the "CORPORATE SERVICES AGREEMENT").

         NOW THEREFORE, in consideration of the foregoing and the mutual covenants and agreements herein contained, and intending to be legally bound hereby, the parties hereto hereby agree as follows:


                                   ARTICLE I

                                  THE MERGERS

         Section 1.01   THE MERGERS.

         (a) Upon the terms and subject to the conditions set forth in this Agreement and in accordance with the GBCC, at the First Effective Time, (i) Merger Sub Corp. shall be merged with and into RTMRG, (ii) the separate existence of Merger Sub Corp. shall cease and RTMRG shall continue its existence as a corporation under Georgia Law as the surviving corporation in the First Merger (the "SURVIVING CORPORATION") and (iii) the Surviving Corporation shall become an indirect wholly owned Subsidiary of Triarc. The First Merger shall have the effects set forth in Section 14-2-1106 of the GBCC and in this Agreement.

         (b) Upon the terms and subject to the conditions set forth in this Agreement and in accordance with the GBCC and the DLLCA, immediately after the

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First Effective Time and at the Second Effective Time, (i) the Surviving
Corporation shall be merged with and into Merger Sub LLC, (ii) the separate existence of the Surviving Corporation shall cease and Merger Sub LLC shall continue its existence as a limited liability company under Delaware Law as the surviving entity in the Second Merger (the "SURVIVING LLC") and (iii) the Surviving LLC shall remain an indirect wholly owned Subsidiary of Triarc. The Second Merger shall have the effects set forth in Section 14-2-1106 of the GBCC,
Section 18-209 of the DLLCA and in this Agreement.

         (c) Upon the terms and subject to the conditions set forth in this Agreement, immediately after the Second Effective Time, Triarc shall make the Triarc Contributions.

         Section 1.02 CLOSING. Subject to the satisfaction or waiver of all of the conditions to closing contained in Article IX, the closing of the Mergers (the "CLOSING") shall take place (a) at the offices of Paul, Weiss, Rifkind, Wharton & Garrison LLP, 1285 Avenue of the Americas, New York, New York, at 10:00 a.m. on the third Business Day after the day on which the last of those conditions (other than any conditions, including the consummation of the RTMAC Purchase and the RTMMC Purchase, that by their nature are to be satisfied at the Closing) is satisfied or waived in accordance with this Agreement or (b) at such other place and time or on such other date as Triarc and the RTM Representatives may agree in writing. The date on which the Closing occurs is referred to as the "CLOSING DATE."

         Section 1.03   EFFECTIVE TIMES.

         (a) At the Closing, Triarc, Merger Sub Corp. and RTMRG shall cause a certificate of merger in respect of the First Merger (the "FIRST CERTIFICATE OF MERGER") to be executed, signed, acknowledged and filed with the Secretary of State of the State of Georgia as provided in Section 14-2-1105 of the GBCC. The First Merger shall become effective when the First Certificate of Merger has been duly filed with the Secretary of State of the State of Georgia or at such other subsequent date or time as Triarc, Merger Sub Corp. and RTMRG may agree and specify in the First Certificate of Merger in accordance with the GBCC (the "FIRST EFFECTIVE TIME").

         (b) At the Closing and after the First Effective Time, Triarc, Merger Sub LLC and the Surviving Corporation shall cause a certificate of merger in respect of the Second Merger (the "SECOND CERTIFICATE OF MERGER") to be executed, signed, acknowledged and filed with the Secretary of State of the State of Georgia as provided in Section 14-2-1105 of the GBCC and the Secretary of State of the State of Delaware as provided in Section 18-209(c) of the DLLCA. The Second Merger shall become effective when the Second Certificate of Merger has been duly filed with the Secretaries of State of the States of Georgia and Delaware or at such other subsequent date or time as Triarc, Merger Sub LLC and the Surviving Corporation may agree and specify in the Second Certificate of Merger in accordance with the GBCC and the DLLCA (the "SECOND EFFECTIVE TIME").

         Section 1.04   ORGANIZATIONAL INSTRUMENTS.

         (a) If the Triarc B-2 Election shall have been duly made, Triarc's board of directors shall adopt the Certificate of Designation and Triarc shall cause the Certificate of Designation to be filed with the Secretary of State of the State of Delaware and to be effective as of immediately prior to the First Effective Time.

         (b) The articles of incorporation of Merger Sub Corp. in effect immediately prior to the First Effective Time shall be, from and after the First Effective Time, the articles of incorporation of the Surviving Corporation until thereafter changed or amended as provided therein or by the GBCC. The bylaws of Merger Sub Corp. in effect immediately prior to the First Effective Time shall be, from and after the First Effective Time, the bylaws of the Surviving Corporation until thereafter changed or amended as provided therein, by the articles of incorporation of the Surviving Corporation or by the GBCC.

         (c) The certificate of formation of Merger Sub LLC in effect immediately prior to the Second Effective Time shall be, from and after the Second Effective Time, the certificate of formation of the Surviving LLC until thereafter changed or amended as provided therein or by the DLLCA. The limited liability company agreement of Merger Sub LLC in effect immediately prior to the Second Effective Time shall be, from and after the Second Effective Time, the limited liability company agreement of the Surviving LLC until thereafter changed or amended as provided therein or by the DLLCA.

         Section 1.05   DIRECTORS.

         (a) Triarc shall take all requisite action so that the directors of Merger Sub Corp. immediately prior to the First Effective Time shall be, from and after the Effective Time, the directors of the Surviving Corporation until their successors are duly elected and qualified or until their earlier death, resignation or removal in accordance with the articles of incorporation and bylaws of the Surviving Corporation and the GBCC.

         (b)    Triarc shall take all requisite action so that the directors
(or managers) of Merger Sub LLC immediately prior to the Second Effective Time shall be, from and after the Second Effective Time, the directors (or managers) of the Surviving LLC until their successors are duly elected and qualified or until their earlier death, resignation or removal in accordance with the limited liability company agreement of the Surviving Entity and the DLLCA.

         Section 1.06   OFFICERS.

         (a) Triarc shall take all requisite action so that the officers of Merger Sub Corp. immediately prior to the First Effective Time shall be, from and after the First Effective Time, the officers of the Surviving Corporation until their successors are duly elected and qualified or until their earlier death, resignation or removal in accordance with the articles of incorporation and the bylaws of the Surviving Corporation and the GBCC.

         (b) Triarc shall take all requisite action so that the officers of Merger Sub LLC immediately prior to the Second Effective Time shall be, from and after the Second Effective Time, the officers of the Surviving LLC until their successors are duly elected and qualified or until their earlier death, resignation or removal in accordance with the limited liability company agreement of the Surviving LLC and the DLLCA.

         Section 1.07   CERTAIN GOVERNANCE AND OTHER MATTERS.

         (a) If (x) the Triarc B-1 Election shall have been duly made or (y) the Triarc B-2 Election shall have been duly made and the shares of Triarc B-2 Common Stock issued pursuant to the Triarc B-2 Election are converted into shares of Triarc Class B-1 Common Stock on January 3, 2006 because the Trigger Event shall not have occurred or prior to January 3, 2006 or because an Adverse Board Determination shall have been made:

                  (i) The board of directors of Triarc promptly following the Closing or such conversion, as applicable, shall, subject to compliance with its fiduciary duties and applicable Law, take such actions as are necessary and appropriate to cause the number of directors then comprising Triarc's board of directors to be increased by one and to elect to fill such vacancy Russell V. Umphenour Jr., until his successor is duly elected and qualified or until his earlier death, resignation or removal in accordance with the certificate of incorporation of Triarc (as amended as of the date hereof, the "TRIARC CERTIFICATE OF INCORPORATION"), the bylaws of Triarc (as amended as of the date hereof, the "TRIARC BYLAWS"), and the DGCL.

                (ii) If Russell V. Umphenour, Jr. dies or becomes disabled while serving on the board of directors of Triarc and the number of shares of Triarc Class B-1 Common Stock that the RTMRG Shareholders in the aggregate beneficially own (excluding, for this purpose, any unexercised options, warrants or rights to purchase, and securities that are convertible into, or exchangeable for, shares of Triarc Class B-1 Common Stock held by the RTMRG Shareholders), as a percentage of the total number of shares of Triarc Class A Common Stock, and Triarc Class B-1 Common Stock, issued and outstanding at such time is at least ten percent, then the RTM Representatives shall have the right to designate, subject to the Triarc board of directors' fiduciary duties and compliance with Laws, another individual acceptable to Triarc to replace Russell V. Umphenour, Jr. as a director of Triarc until such individual's successor is duly elected and qualified or until such individual's earlier death, resignation or removal in accordance with the Triarc Certificate of Incorporation, the Triarc Bylaws and the DGCL.

         (b) If the Triarc B-2 Election shall have been duly made and the Trigger Event shall have occurred:

                (i) The board of directors of Triarc promptly following such Trigger Event shall, subject to compliance with its fiduciary duties and applicable Law, take such actions as are necessary and appropriate to cause the number of directors then comprising Triarc's board of directors to be increased by two and to elect to fill such vacancies with Russell V. Umphenour, Jr. and one member designated by the RTM Representatives who is acceptable to Triarc (the "DESIGNATED RTMRG DIRECTOR"), until their successors are duly elected and qualified or until their earlier death, resignation or removal in accordance with the Triarc Certificate of Incorporation, the Triarc Bylaws and the DGCL.

                (ii) If the number of shares of Triarc Class B-1 Common Stock that the RTMRG Shareholders in the aggregate beneficially own (excluding, for this purpose, any unexercised options, warrants or rights to purchase, and securities that are convertible into, or exchangeable for, shares of Triarc Class B-1 Common Stock held by the RTMRG Shareholders), as a percentage of the total number of shares of Triarc Class A Common Stock, and Triarc Class B-1 Common Stock, issued and outstanding at such time is less than ten percent, then the Designated RTMRG Director promptly shall resign from the board of directors of Triarc.

         (c) Upon the written request of Triarc, the RTM Representatives promptly shall certify in writing to Triarc the aggregate number of shares of Triarc Common Stock beneficially owned by the RTMRG Shareholders at such time (calculated in accordance with Section 1.07(a)(ii) or Section 1.07(b)(ii)), as the case may be, and Triarc shall be entitled fully to rely thereon in complying with Section 1.07(a)(ii) or Section 1.07(b)(ii), as the case may be.

         (d) Triarc shall enter into separate indemnification agreements with each of the directors designated by the RTM Representatives substantially in the form, if any, as are then in effect between Triarc and the other members of its board of directors.

         (e) The headquarters for ARG and its Subsidiaries shall be located immediately following the Closing in the Atlanta, Georgia metropolitan area.


                                   ARTICLE II

               EFFECT OF THE MERGERS ON CAPITAL STOCK; EXCHANGE OF
                       CERTIFICATES; ESCROW; ADJUSTMENTS

         Section 2.01 CALCULATION OF AGGREGATE MERGER CONSIDERATION. As used herein,

         (a)    "AGGREGATE MERGER CONSIDERATION" means:

                (i) cash in amount equal to $175 million, subject to adjustment as provided in Section 2.08 and Section 2.09 (as adjusted, the "AGGREGATE CASH CONSIDERATION"); and

                (ii) at the election of the RTM Representatives by written notice thereof to Triarc not less than five Business Days prior to the Closing Date (which election shall be irrevocable), either:

                        (A) 10,000,000 validly issued, fully-paid and non-assessable shares of Triarc Class B-1 Common Stock (the "TRIARC B-1 ELECTION"), as adjusted for any stock splits, combinations or reclassifications after the date hereof and prior to the Closing; or

                        (B) 10,000,000 validly issued, fully paid and non-assessable shares of Triarc Class B-2 Common Stock (the "TRIARC B-2 ELECTION"), as adjusted for any stock splits, combinations or reclassifications after the date hereof and prior to the Closing;

PROVIDED, HOWEVER, that if the Triarc B-2 Election shall not have been duly and timely made in accordance with this Section 2.01, then the Triarc B-1 Election shall be deemed to have been made (in either case, such shares as so elected, the "AGGREGATE SHARE CONSIDERATION"); and

         (b)    "ADJUSTED AGGREGATE MERGER CONSIDERATION VALUE" means the sum of
(i) the amount of the Aggregate Cash Consideration (determined for purposes of Closing and calculating the applicable Per Share Merger Consideration in accordance with Section 2.02(c) without reference to any adjustment pursuant to
Section 2.09) PLUS (ii) the product of (A) the total number of shares included in the Aggregate Share Consideration MULTIPLIED BY (B) the Current Market Price.

         Section 2.02 CONVERSION OF CAPITAL STOCK IN THE FIRST MERGER. At the First Effective Time, by virtue of the First Merger and without any action on the part of Triarc, Merger Sub Corp., RTMRG or the holder of any shares of capital stock of Merger Sub Corp. or RTMRG:

         (a) CONVERSION OF MERGER SUB CORP. CAPITAL STOCK. Each share of common stock, par value $1.00 per share, of Merger Sub Corp. issued and outstanding immediately prior to the First Effective Time shall be converted into and become one fully paid and non-assessable share of common stock, par value $1.00 per share, of the Surviving Corporation.

         (b) CANCELLATION OF TREASURY STOCK. Each share of RTMRG Common Stock owned by RTMRG or any of its wholly owned Subsidiaries immediately prior to the First Effective Time (collectively, the "EXCLUDED SHARES") shall be canceled automatically and shall cease to exist, and no consideration shall be paid in exchange for those Excluded Shares.

         (c)    CONVERSION OF RTMRG COMMON STOCK.

                (i) Subject to adjustment as provided in Section 2.02(c)(iv) below, each share of RTMRG Common Stock issued and outstanding immediately prior to the First Effective Time held by each RTMRG Shareholder listed in ANNEX F hereto, other than Dissenting Shares, shall be converted into the right to receive, subject to Section 2.05, an amount of cash, without interest, equal to the quotient obtained by dividing (x) the sum of the Adjusted Aggregate Merger Consideration Value by (y) the sum of the total number of shares of RTMRG Common Stock issued and outstanding immediately prior to the First Effective Time, other than Excluded Shares (the "UNACCREDITED INVESTOR PER SHARE MERGER CONSIDERATION").

                (ii) Subject to adjustment as provided in Section 2.02(c)(iv) below, each share of RTMRG Common Stock issued and outstanding immediately prior to the First Effective Time held by each RTMRG Shareholder listed in ANNEX G hereto (each such shareholder having certified in writing on the date hereof to Triarc as to his, her or its status as an "accredited investor," as such term is defined in Rule 501(a) under the Securities Act), other than Dissenting Shares, shall be converted into the right to receive, subject to Section 2.05, the following (the "ACCREDITED INVESTOR PER SHARE MERGER CONSIDERATION," and together with the Unaccredited Investor Per Share Merger Consideration, the "PER SHARE MERGER CONSIDERATION"):

                        (A) an amount of cash, without interest, equal to the quotient obtained by dividing (x) the difference between Aggregate Cash Consideration (determined for purposes of Closing and calculating the applicable Per Share Merger Consideration in accordance with
         Section 2.02(c) without reference to any adjustment pursuant to Section 2.09) and the aggregate amount to be paid as Unaccredited Investor Per Share Merger Consideration pursuant to Section 2.02(c)(i) by (y) the total number of shares of RTMRG Common Stock issued and outstanding immediately prior to the First Effective Time held by the RTMRG Shareholders listed on ANNEX G hereto (the "ACCREDITED INVESTOR PER SHARE CASH CONSIDERATION"); and

                        (B) a number of validly issued, fully paid and non-assessable shares of Triarc Class B-1 Common Stock or Triarc Class B-2 Common Stock, as applicable, equal to the quotient obtained by dividing (x) the difference between (I) the Unaccredited Investor Per Share Merger Consideration and (II) the Accredited Investor Per Share Cash Consideration, by (y) the Current Market Price, subject to the payment of cash in lieu of fractional shares as provided in Section 2.04(e).

                (iii) All shares of RTMRG Common Stock that have been converted into the right to receive the Per Share Merger Consideration as provided in this Section 2.02(c) shall be canceled automatically and shall cease to exist, and the holders of certificates which immediately prior to the First Effective Time represented those shares ("RTMRG CERTIFICATES") shall cease to have any rights with respect to those shares, other than the right to receive the Per Share Merger Consideration upon surrender of RTMRG Certificates in accordance with Section 2.04(b).

                (iv) The Per Share Merger Consideration shall be reduced to give effect to the in the money value at the time of grant of the Replacement Options granted pursuant to Section 2.06.

         Section 2.03 CONVERSION OF CAPITAL STOCK AND MEMBERSHIP INTERESTS IN THE SECOND MERGER. At the Second Effective Time, by virtue of the Second Merger and without any action on the part of Triarc, Merger Sub LLC, the Surviving Corporation or the holder of any shares of membership interests or capital stock of Merger Sub LLC or the Surviving Corporation:

         (a) CONVERSION OF MERGER SUB LLC MEMBERSHIP INTERESTS. The membership interests of Merger Sub LLC issued and outstanding immediately prior to the Second Effective Time shall be converted into and become fully paid and non-assessable membership interests of the Surviving LLC.

         (b) CANCELLATION OF CAPITAL STOCK OF SURVIVING CORPORATION. Each share of common stock, par value $1.00 per share, of the Surviving Corporation issued and outstanding immediately prior to the Second Effective Time shall be canceled automatically and shall cease to exist, and no consideration shall be paid in exchange for such shares.

         Section 2.04   EXCHANGE OF CERTIFICATES.

         (a)    EXCHANGE AGENT. Subject to the provisions of Section 2.05 and
Section 2.07, promptly following the First Effective Time, Triarc shall deposit with Triarc's transfer agent for its shares of Triarc Class A Common Stock and Triarc Class B-1 Common Stock, or with such other bank or trust company designated by Triarc prior to the First Effective Time and reasonably acceptable to the RTM Representatives (the "EXCHANGE AGENT"), for the benefit of the holders of RTMRG Certificates and for exchange in accordance with this Article II, (i) immediately available funds in amounts necessary to make the payments pursuant to Section 2.02(c), (ii) certificates representing the portion of the Aggregate Share Consideration issuable pursuant to Section 2.02(c)(ii)(B) and
(iii) the notes, marked "cancelled and paid in full," formerly evidencing in the aggregate the RTMRG Shareholders Obligations Amounts for all RTMRG Shareholders other than the RTMRG Shareholders listed in Section 9.02(i) of the RTMRG Disclosure Letter (the "CANCELLED RTMRG SHAREHOLDER NOTES") (such funds and certificates, together with any dividends or distributions with respect thereto to which the holders of such certificates may be entitled pursuant to Section 2.04(c), being hereinafter referred to as the "EXCHANGE FUND") in exchange for RTMRG Certificates.

         (b)    EXCHANGE PROCEDURES.

                (i) LETTER OF TRANSMITTAL. Promptly after the First Effective Time, Triarc shall cause the Exchange Agent to mail to each holder of record of an RTMRG Certificate (A) a letter of transmittal in customary form, specifying that delivery shall be effected, and risk of loss and title to the RTMRG Certificates shall pass, only upon proper delivery of RTMRG Certificates to the Exchange Agent; (B) a certificate in customary form stating that such RTMRG Shareholder is not a "foreign person" within the meaning of Section 1445 of the Code (the "FIRPTA CERTIFICATE"); (C) instructions for surrendering RTMRG Certificates; and (D) the stock transfer powers required by the Escrow Agent pursuant to Section 2.05(a).

                (ii) SURRENDER OF RTMRG CERTIFICATES. Upon surrender of an RTMRG Certificate for cancellation to the Exchange Agent, together with a duly executed letter of transmittal and any other documents required by the Exchange Agent, the holder of that RTMRG Certificate shall be entitled to receive in exchange therefor the Per Share Merger Consideration payable in respect of that RTMRG Certificate (less any withholding of Taxes as provided in Section 2.04(f)) and, if applicable, such holder's Cancelled RTMRG Shareholder Notes. Any RTMRG Certificates so surrendered shall be canceled immediately. No interest shall accrue or be paid on any amount payable upon surrender of RTMRG Certificates.

                (iii) UNREGISTERED TRANSFEREES. If any Per Share Merger Consideration is to be issued or paid to a Person other than the Person in whose name the surrendered RTMRG Certificate is registered, then the Per Share Merger Consideration may be issued or paid to such a transferee so long as (A) the surrendered RTMRG Certificate is accompanied by all documents required to evidence and effect that transfer and (B) the Person requesting such exchange
(1) pays any applicable transfer Taxes or (2) establishes to the satisfaction of Triarc and the Exchange Agent that any such Taxes have already been paid or are not applicable.

                (iv) NO OTHER RIGHTS. Until surrendered in accordance with this Section 2.04(b), each RTMRG Certificate shall be deemed, from and after the First Effective Time, to represent only the right to receive the applicable Per Share Merger Consideration. The Per Share Merger Consideration issued or paid upon the surrender of any RTMRG Certificate shall be deemed to have been issued or paid in full satisfaction of all rights pertaining to that RTMRG Certificate and the shares of RTMRG Common Stock formerly represented by it.

         (c) DISTRIBUTIONS WITH RESPECT TO UNEXCHANGED SHARES. No dividends or other distributions payable with respect to shares included in the Aggregate Share Consideration that have a record date after the Effective Time shall be paid to a holder of an unsurrendered RTMRG Certificate until that RTMRG Certificate is properly surrendered in accordance with this Article II. Subject to applicable Laws, following the proper surrender of any such RTMRG Certificate, there shall be issued or paid to the holder of the certificate representing shares included in the Aggregate Share Consideration (each, a "TRIARC CERTIFICATE") issued in exchange therefor, without interest, (i) at the time of such surrender, the dividends or other distributions payable with respect to the shares included in the Aggregate Share Consideration represented by that Triarc Certificate that have a record date after the First Effective Time and a payment date on or prior to the date of issuance of that Triarc Certificate and (ii) at the appropriate payment date, the dividends or other distributions payable with respect to the shares included in the Aggregate Share Consideration represented by that Triarc Certificate that have a record date after the First Effective Time and a payment date after the date of issuance of that Triarc Certificate.

         (d) NO FURTHER TRANSFERS. At the First Effective Time, the transfer books of RTMRG shall be closed and there shall be no further registration of transfers of the shares of RTMRG Common Stock that were outstanding immediately prior to the First Effective Time.

         (e) FRACTIONAL SHARES. Each holder of RTMRG Certificates who would otherwise have been entitled to receive a fraction of a share included in the Aggregate Share Consideration under this Article II (after taking into account all RTMRG Certificates delivered by such holder) shall receive from the Exchange Agent, in accordance with the provisions of this Article II, a cash payment in lieu of such fractional share interest based upon the Current Market Price. Triarc shall pay to the Exchange Agent simultaneously with the payment made pursuant to Section 2.04(a) an amount in cash sufficient for the Exchange Agent to pay each holder of RTMRG Certificates an amount in cash equal to the product obtained by multiplying (A) the fraction of a share included in the Aggregate Share Consideration to which such holder would otherwise have been entitled by
(B) the Current Market Price.

         (f) REQUIRED WITHHOLDING. Triarc and the Exchange Agent shall be entitled to deduct and withhold from any Per Share Merger Consideration and with respect to any RTMRG Rollover Options such amounts as they may be required to deduct and withhold from such payment under any applicable Laws, and shall deduct and withhold from any Per Share Merger Consideration payable to an RTMRG Shareholder an amount equal to the amounts specified under Section 1445 of the Code (assuming for these purposes the application of Section 1445 of the Code to the First Merger and the RTMAC Purchase) if such RTMRG Shareholder does not duly execute and deliver the FIRPTA Certificate, which FIRPTA Certificate shall set forth all of the information required by, and otherwise be executed in accordance with, Treasury Regulation ss. 1.1445-2(b)(2), together with the duly executed and delivered letter of transmittal. If Triarc or the Exchange Agent, as the case may be, so deducts or withholds any such amounts, such amounts shall be treated for all purposes as having been paid to the Person in respect of whom Triarc or the Exchange Agent, as the case may be, made such deduction and withholding.

         (g) RESTRICTIVE LEGEND. The Triarc Certificates, when issued pursuant to this Agreement and, if the Triarc B-2 Election shall have been made, when issued upon conversion of the shares of Triarc Class B-2 Common Stock, will contain the following legend:

                NEITHER THESE SECURITIES NOR THE SECURITIES ISSUABLE UPON CONVERSION OF THESE SECURITIES HAVE BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR SECURITIES REGULATORS OF ANY STATE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND, ACCORDINGLY, MAY NOT BE, NOR MAY ANY INTEREST THEREIN BE, OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO,

                THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS AS EVIDENCED BY, SUBJECT TO CERTAIN EXCEPTIONS, A LEGAL OPINION OF COUNSEL TO THE TRANSFEROR TO SUCH EFFECT, IN FORM AND SUBSTANCE OF WHICH SHALL BE REASONABLY ACCEPTABLE TO THE COMPANY.

         (h) INVESTMENT OF EXCHANGE FUND. The Exchange Agent shall invest the cash portion of the Exchange Fund as directed by Triarc. Any interest and other income resulting from such investment shall become a part of the Exchange Fund, and any amounts in excess of the amounts payable under Section 2.02(c) shall be paid promptly to Triarc.

         (i) TERMINATION OF EXCHANGE FUND. Any portion of the Exchange Fund that remains unclaimed by the holders of RTMRG Certificates 180 days after the Effective Time shall be delivered by the Exchange Agent to Triarc upon demand. Any holder of RTMRG Certificates who has not complied with this Article II shall look thereafter only to Triarc for payment of the Per Share Merger Consideration.

         (j) NO LIABILITY. None of Triarc, the Surviving Corporation, the Surviving LLC or the Exchange Agent shall be liable to any holder of RTMRG Certificates for any Per Share Merger Consideration properly delivered to a public official under any applicable abandoned property, escheat or similar Laws. If any RTMRG Certificates have not been surrendered prior to five years after the First Effective Time (or immediately prior to such earlier date on which any Per Share Merger Consideration in respect of those RTMRG Certificates would otherwise escheat to or become the property of any Governmental Entity), any Per Share Merger Consideration payable in respect of those RTMRG Certificates shall become the property of Triarc, free and clear of all claims or interests of any Person previously entitled to that Per Share Merger Consideration, to the extent permitted by applicable Laws.

         (k) LOST, STOLEN OR DESTROYED CERTIFICATES. If any RTMRG Certificate is lost, stolen or destroyed, upon the making of an affidavit of that fact by the Person claiming such RTMRG Certificate to be lost, stolen or destroyed and the posting by such Person of a bond in the form and amount reasonably required by Triarc as indemnity against any claim that may be made against Triarc on account of the alleged loss, theft or destruction, the Exchange Agent shall issue the Per Share Merger Consideration in exchange for such lost, stolen or destroyed RTMRG Certificate.

         Section 2.05   ESCROW.

         (a) There shall be withheld from (x) the shares that would otherwise be included in the Aggregate Share Consideration issuable pursuant to Section 2.02(c)(ii)(B), a number of shares of Triarc Class B-1 Common Stock (if the Triarc B-1 Election shall have been made) or Triarc Class B-2 common Stock (if the Triarc B-2 election shall have been made) that is equal to the quotient obtained by dividing $18 million by the Current Market Price, and (y) the cash that would otherwise be included in the Per Share Merger Consideration payable to each holder of RTMRG Common Stock (the "RTMRG SHAREHOLDERS') pursuant to Section 2.02(c)(i) and
Section 2.02(c)(ii)(A), cash in an amount equal to $2 million (such shares and cash being withheld pursuant to this Section 2.05(a) being hereinafter referred to as the "RTM ESCROW FUND"). To determine the number of shares and amount of cash to be withheld from each RTMRG Shareholder:

                (i) $20 million will be divided by the number of shares of RTMRG Common Stock issued and outstanding immediately prior to the First Effective Time, other than Excluded Shares and Dissenting Shares, to determine the "ESCROW AMOUNT PER SHARE"; and each RTMRG Shareholder's "INDIVIDUAL ESCROW AMOUNT" will be determined by multiplying the number of shares of RTMRG Common Stock owned by such RTMRG Shareholder immediately prior to the First Effective Time by the Escrow Amount Per Share.

                (ii) There shall be withheld from each RTMRG Shareholder listed in ANNEX G a pro rata portion of the total number of shares of Triarc Common Stock to be withheld for the RTM Escrow Fund determined based on the number of such shares to be issued to such RTMRG Shareholder and to all RTMRG Shareholders listed in ANNEX G.

                (iii) There shall be withheld from each RTMRG Shareholder listed in ANNEX G an amount of cash for the RTM Escrow Fund equal to the difference determined by subtracting from such RTMRG Shareholder's Individual Escrow Amount the value of the shares of Triarc Common Stock being withheld from him or her, valued at the Current Market Price.

                (iv) There shall be withheld from each RTMRG Shareholder listed in ANNEX F a pro rata portion of the amount of cash to be withheld for the RTM Escrow Fund MINUS the amount of cash withheld pursuant to Section 2.05(a)(iii) determined based on the number of shares of RTMRG Common Stock owned immediately prior to the First Effective Time by such RTMRG Shareholder and all RTMRG Shareholders listed on Annex F.

         (b) Triarc shall deliver such cash and Triarc Certificates representing such number of shares included in the RTM Escrow Fund to an institution reasonably acceptable to Triarc and the RTM Representatives, as escrow agent (the "ESCROW AGENT"), and the RTMRG Shareholders will deliver to the Escrow Agent related stock transfer powers executed by the RTMRG Shareholders. The Escrow Agent shall hold such cash and Triarc Certificates representing the RTM Escrow Fund as security for (x) the obligations of the RTMRG Shareholders, the RTMAC Sellers, RTMMC and the RTMMC Members under the Escrow Agreement. The Triarc Certificates included in the RTM Escrow Fund shall be represented by stock certificates issued in the names of the applicable RTMRG Shareholders.

         (c) By their approval and adoption of this Agreement and by their acceptance of the Per Share Merger Consideration, the RTMRG Shareholders will be conclusively deemed to have consented to, approved and agreed to be bound by:
(i) the obligations under 2.09 in respect of post Closing adjustments to the Aggregate Merger Consideration; (ii) the indemnification provisions of Article VIII and Article XI; (iii) the Escrow Agreement; and (iv) the appointment of Russell V. Umphenour, Jr., Dennis E. Cooper and J. Russell Welch, as the RTM Representatives.

         (d) There shall also be withheld from the Aggregate Cash Consideration the amount of $100,000 (the "EXPENSES FUND"), allocated to each RTRMG Shareholder pro rata based on the number of shares of RTRMG Common Stock owned immediately prior to the First Effective Time by such RTMRG Shareholder and the number of such shares so owned by all RTMRG Shareholders. The Expenses Fund shall be paid over to the RTM Representatives as an advance on expenses that they may incur in performing their duties as such, and may be held and applied by them in the manner they consider appropriate. Upon paying the Expenses Fund over to the RTM Representatives as herein provided, neither Triarc nor any of its Affiliates shall have any further obligations or any Liability with respect thereto.

         Section 2.06 TREATMENT OF RTMRG STOCK OPTIONS. Except for the RTMRG Rollover Options, RTMRG shall take all necessary actions to cause each option to acquire shares of RTMRG Common Stock (each, an "RTMRG OPTION" and collectively, the "RTMRG OPTIONS") outstanding, whether or not then exercisable or vested, either to be exercised or terminated and cancelled immediately prior to the First Effective Time and without any Liability after the First Effective Time to RTMRG, Triarc or any of their Affiliates, including obtaining all necessary consents or approvals from holders of RTMRG Options. From and after the First Effective Time, no holder of an RTMRG Option shall have any rights in respect thereof. If requested by Triarc, RTMRG will use reasonable efforts to cause each holder of an RTMRG Option to execute and deliver to Triarc prior to the Closing a waiver and release form relating to such termination and cancellation in a form reasonably satisfactory to Triarc. Each RTMRG Rollover Option shall be terminated and cancelled, in accordance with the terms thereof, at the First Effective Time and without any Liability after the First Effective Time to RTMRG, Triarc or any of their Affiliates and an option to acquire such number of shares of Triarc Class B-1 Common Stock (if the Triarc B-1 Election shall have been made) or Triarc Class B-2 Common Stock (if the Triarc B-2 Election shall have been made) shall be granted (each option so granted, individually, a REPLACEMENT OPTION and, collectively, the "REPLACEMENT OPTIONS") to replace such terminated RTMRG Rollover Option as is determined in a manner consistent with a methodology mutually agreed to by Triarc and the RTM Representative and that complies with the requirements of Section 409A of the Code (and any guidance issued by the IRS thereunder) and other requirements of applicable Law, with such exercise prices and other provisions (which, to the extent permitted by Section 409A of the Code, shall be at least as favorable as the provisions of the RTMRG Rollover Option being replaced as such provisions are in effect at the time of such replacement) as are set forth in the respective agreements granting such Replacement Options to the holders thereof.

         Section 2.07   DISSENTING SHARES.

         (a) Notwithstanding any provision of this Agreement to the contrary, any outstanding shares of RTMRG Common Stock for which the holder thereof (i) has not consented to the First Merger in writing and (ii) has demanded the appraisal of such shares in accordance with, and has complied in all respects with, Sections 14-2-1301 to 14-2-1332 of the GBCC (collectively, the "DISSENTING SHARES") shall not be converted into the right to receive the Per Share Merger Consideration in accordance with Section 2.02(c). At the First Effective Time,
(x) all Dissenting Shares shall be cancelled and cease to exist and (y) the holder or holders of Dissenting Shares shall be entitled only to such rights as may be granted to them under Sections 14-2-1301 to 14-2-1332 of the GBCC.

         (b) Notwithstanding the provisions of Section 2.07(a), if any holder of Dissenting Shares effectively withdraws or loses such appraisal rights (through failure to perfect such appraisal rights or otherwise), then that holder's shares (i) shall no longer be deemed to be Dissenting Shares and (ii) shall be treated as if they had been converted automatically at the First Effective Time into the right to receive the applicable Per Share Merger Consideration upon surrender of the RTMRG Certificate representing such shares in accordance with Section 2.04.

         (c) RTMRG shall give Triarc (i) prompt notice of any demands for appraisal of any outstanding shares of RTMRG Common Stock, the withdrawals of such demands, and any other instrument served on RTMRG under the provisions of Sections 14-2-1301 to 14-2-1332 of the GBCC and (ii) the right to participate in all negotiations and proceedings with respect to demands for appraisal under the GBCC. RTMRG shall not offer to make or make any payment with respect to any demands for appraisal without the prior written consent of Triarc.

         Section 2.08     PRE-CLOSING ADJUSTMENTS BASED ON ESTIMATED NET
LIABILITIES.

         (a) On the tenth (10th) Business Day prior to the anticipated Closing Date, (i) Triarc shall deliver to the RTM Representatives a certificate duly executed by the chief financial officer of Triarc setting forth in reasonable detail the computation of the estimated Net Liabilities of ARG and its Subsidiaries as of immediately prior to the Closing (the "ARG ESTIMATED NET LIABILITIES") and (ii) the RTM Representatives shall deliver to Triarc a certificate duly executed by the chief financial officer of each of the RTM Parties setting forth in reasonable detail the computation of the estimated Net Liabilities of the RTM Parties and their Subsidiaries as of immediately prior to the Closing (the "RTM ESTIMATED NET LIABILITIES"). The items included in the ARG Estimated Closing Net Liabilities and the RTM Estimated Closing Net Liabilities shall be based on the most recently available month end balance sheets of ARG and its Subsidiaries and the RTM Parties and their Subsidiaries, respectively, with such adjustments thereto as are reasonably appropriate to reflect any changes which are known to the applicable chief financial officer to have occurred subsequent to that date or which, in the applicable chief financial officer's reasonable judgment, will occur prior to the

Closing, and shall be calculated in accordance with the accounting principles, methods and practices utilized in preparing the ARG Audited Financial Statements and the Restated Combined RTM Audited Financial Statements, as the case may be, applied on a consistent basis in accordance with GAAP, with such exceptions thereto as are set forth in the definition of Net Liabilities.

         (b) At the Closing, based solely on the ARG Estimated Net Liabilities set forth in such certificate: (i) if the ARG Estimated Net Liabilities are less than $268.2 million (the "ARG Benchmark"), then Triarc shall cause ARG to deliver to Triarc cash (by wire transfer of immediately available funds) in an amount equal to the amount (if any) by which such difference exceeds $1 million; and (ii) if the ARG Estimated Net Liabilities are greater than the ARG Benchmark, then Triarc shall deliver to ARG cash (by wire transfer of immediately available funds) in an amount equal to the amount (if any) by which such difference exceeds $1 million.

         (c) At the Closing, based solely on the RTM Estimated Net Liabilities set forth in such certificate: (i) if the RTM Estimated Net Liabilities are less than $440.1 million (the "RTM Benchmark"), then the amount of the Aggregate Cash Consideration to be paid pursuant to Section 2.01(a)(i) shall be increased by an amount equal to the amount (if any) by which such difference exceeds $1 million; and (ii) if the RTM Estimated Net Liabilities are greater than the RTM Benchmark, then the amount of the Aggregate Cash Consideration shall be decreased by an amount equal to the amount (if any) by which such difference exceeds $1 million.

         (d) Notwithstanding anything to the contrary set forth in this Agreement, the provisions set forth in this Section 2.08 will apply only if the Closing Date occurs after July 31, 2005.

         Section 2.09   POST-CLOSING ADJUSTMENTS BASED ON CLOSING NET
LIABILITIES.

         (a) As promptly as practicable and in any event no later than 90 days after the Closing Date, Triarc shall cause ARG to have prepared and delivered to the RTM Representatives, and shall cause Deloitte & Touche LLP to audit, at ARG's cost and expense, (i) a consolidated balance sheet of ARG and its Subsidiaries as of immediately prior to the Closing (the "ARG CLOSING BALANCE SHEET"), together with a statement certified by the chief financial officer of ARG (the "ARG STATEMENT") setting forth in reasonable detail the determination of the Net Liabilities of ARG and its Subsidiaries as of immediately prior to the Closing based upon the amounts set forth on the ARG Closing Balance Sheet (the "ARG CLOSING NET LIABILITIES"); PROVIDED, that Triarc shall be obligated to cause Deloitte & Touche LLP to audit the ARG Closing Balance Sheet only if the Triarc B-2 Election shall have been made; and (ii) combined balance sheets of RTMRG and its Subsidiaries, RTMAC and the RTMMC Purchased Assets and Assumed Liabilities as of immediately prior to the Closing (the "RTM CLOSING BALANCE SHEET" and, together with the ARG Closing Balance Sheet, the "CLOSING BALANCE SHEETS"), together with a statement certified by the chief financial officer of ARG (the "RTM STATEMENT" and, together with the ARG Statement, the

"STATEMENTS") setting forth in reasonable detail the determination of the Net Liabilities of the RTM Parties and their Subsidiaries as of immediately prior to the Closing based upon the amounts set forth on the RTM Closing Balance Sheet (the "RTM CLOSING NET LIABILITIES"). The Closing Balance Sheets and the Statements (to the extent the items included thereon are of the type reflected on a balance sheet) shall be prepared in accordance with the accounting principles, methods and practices utilized in preparing the ARG Audited Financial Statements and the Restated Combined RTM Audited Financial Statements, as the case may be, applied on a consistent basis in accordance with GAAP, with such exceptions thereto as are set forth in the definition of Net Liabilities. The Closing Balance Sheets and the Statements shall be final and binding on the parties hereto, subject to the process of objection provided in this Section
2.09 below.

         (b) Triarc shall cause ARG, the Surviving LLC, RTMAC and RTMMC Acquisition Sub and their respective Subsidiaries to give the RTM Representatives and their respective Representatives reasonable access to all of their books, records, personnel, accountants, offices and other facilities and properties as the RTM Representatives may require to review the Closing Balance Sheets and the Statements. If the RTM Representatives believe that the calculation of the ARG Closing Net Liabilities and/or RTM Closing Net Liabilities was not determined in the manner required by Section 2.09(a), then the RTM Representatives may, within 45 days after delivery of the Closing Balance Sheets and Statement, deliver a notice (the "DISPUTE NOTICE") to Triarc, setting forth the RTM Representatives' calculation of the ARG Closing Net Liabilities and/or the RTM Closing Net Liabilities and specifying, in reasonable detail, those items or amounts affecting the calculation as to which it disagrees and the reasons for such disagreement. If prior to the conclusion of such 45-day period the RTM Representatives notify Triarc in writing that they will not provide a Dispute Notice or if a Dispute Notice is not delivered within such 45-day period, the applicable Closing Net Liabilities, as set forth on the applicable Statement, shall become final, conclusive and binding on the parties hereto for all purposes of this Section 2.09.

         (c) If the RTM Representatives deliver a Dispute Notice as provided above, Triarc and the RTM Representatives shall use commercially reasonable efforts to reach agreement on the disputed items or amounts in order to determine the applicable Closing Net Liabilities. If Triarc and the RTM Representatives do not resolve all disputed items or amounts set forth in the Dispute Notice within 15 days after delivery of such Dispute Notice, the remaining disputed items and amounts will be submitted to a nationally recognized independent accounting firm in the U.S. mutually agreed to by Triarc and the RTM Representatives (the "INDEPENDENT ACCOUNTANTS") for resolution of such disputed items and amounts. Triarc and the RTM Representatives will have the opportunity to present their positions with respect to such disputed items and amounts to the Independent Accountants, and such disputed items and amounts shall be resolved by the Independent Accountants in accordance with the requirements of Section 2.09(a). The Independent Accountants shall prepare a written report setting forth the resolution of such disputed items and amounts and calculating the revised amount of such Closing Net Liabilities, which shall be delivered to each of Triarc and the RTM Representatives promptly, but in no event later than 30 days after such disputed items and amounts are submitted to the Independent Accountants. Such revised amount of such Closing Net

Liabilities shall not reflect any difference from the amount of such Closing Net Liabilities set forth on the applicable Statement other than differences required to reflect the resolution of such disputed items and amounts by the Independent Accountants. The revised amount of such Closing Net Liabilities set forth on the Independent Accountants' written report shall be final, conclusive and binding upon the parties hereto. The procedures set forth in this Agreement for resolution of disputes concerning such Closing Net Liabilities shall be final and binding on all of the parties, and shall not be subject to appeal of any kind. The fees and disbursements of the Independent Accountants shall be borne by the party whose determination of such Closing Net Liabilities is farthest in difference from the revised amount of such Closing Net Liabilities set forth in the Independent Accountants' written report. Each of Triarc and the RTM Representatives shall execute a reasonably acceptable engagement letter, if requested to do so by the Independent Accountants, and shall provide reasonable access to their respective employees who are responsible for financial matters, and Triarc shall provide reasonable access to the books and records of Triarc and its Subsidiaries.

         (d) The parties shall use their commercially reasonable efforts to cause the final determination of the ARG Closing Net Liabilities in accordance with this Section 2.09 to occur prior to the earlier of the Trigger Event and January 3, 2006. Upon the final determination of the ARG Closing Net Liabilities in accordance with this Section 2.09, the payment called for under Section 2.08(b) shall be recalculated by substituting the ARG Closing Net Liabilities for the ARG Estimated Net Liabilities in the calculation. If such recalculation results in Triarc being owed a payment, then Triarc shall cause ARG to deliver to Triarc or its designee, within five Business Days after such final determination, cash (by wire transfer of immediately available funds) in an amount equal to the amount that Triarc would have been paid if the payment called for in Section 2.08(b) had been calculated on the basis of the ARG Closing Net Liabilities, PLUS interest thereon at the Applicable Rate accruing from the Closing Date through the date of payment. If such recalculation results in Triarc owing a payment, then Triarc shall deliver to ARG, within five Business Days after such final determination, an amount of cash (by wire transfer of immediately available funds) equal to the amount that ARG would have been paid if the payment called for in Section 2.08(b) had been calculated on the basis of the ARG Closing Net Liabilities, PLUS interest accrued thereon at the Applicable Rate from the Closing Date to the date of payment. In computing the amount of the recalculated payment owed by or to Triarc pursuant to this
Section 2.09(d), the effect of any payments made pursuant to Section 2.08(b) shall be reversed, which may result in a greater or lesser payment being owed by Triarc or a greater or lesser payment being owed to Triarc under this Section 2.09(d) than would have been the case had no payments been made under Section 2.08(b).

         (e) Upon the final determination of the RTM Closing Net Liabilities in accordance with this Section 2.09, the adjustment to the Aggregate Cash Consideration called for under Section 2.08(c) shall be recalculated by substituting the RTM Closing Net Liabilities for the RTM Estimated Net Liabilities in the calculation. If the Aggregate Cash Consideration as originally adjusted pursuant to Section 2.08(c) is less than the Aggregate Cash Consideration would have been if the original adjustment were made on the basis of the RTM Closing Net Liabilities, then Triarc shall cause ARG to deliver to the RTM Representatives, within five Business Days after such final determination, for distribution by them pro rata to the RTMRG Shareholders, as an increase to the Aggregate Cash Consideration, cash (by wire transfer of immediately available funds) in an amount equal to the amount (if any) by which the Aggregate Cash Consideration that would have been paid if the adjustment pursuant to Section 2.08(c) had been calculated on the basis of the RTM Closing Net Liabilities exceeds the Aggregate Cash Consideration that was paid, PLUS interest thereon at the Applicable Rate accruing from the Closing Date through the date of payment. If the Aggregate Cash Consideration as originally adjusted pursuant to Section 2.08(c) is more than the Aggregate Cash Consideration would have been if the original adjustment were made on the basis of the RTM Closing Net Liabilities, then the RTMRG Shareholders and the RTMRG Principal Shareholders (jointly and severally, pursuant to the Transaction Support Agreement) shall deliver to ARG for no additional consideration an amount of cash equal to the amount (if any) by which the Aggregate Cash Consideration that was paid exceeds the Aggregate Cash Consideration that would have been paid if the adjustment pursuant to Section 2.08(c) had been calculated on the basis of the RTM Closing Net Liabilities, PLUS interest accrued thereon at the Applicable Rate from the Closing Date to the date of payment (the "RTM SHORTFALL AMOUNT"), and such delivery shall be effected as follows: (A) if the RTM Escrow Fund contains cash at such time, then each of Triarc and the RTM Representatives shall, in accordance with the terms of the Escrow Agreement, instruct the Escrow Agent to deliver to ARG, from the RTM Escrow Fund, cash in an amount equal to the lesser of (x) the RTM Shortfall Amount and (y) all cash contained in the RTM Escrow Fund and (B) to the extent the RTM Shortfall Amount exceeds the amount described in clause (y), or if the RTM Escrow Fund does not contain cash at such time, the RTMRG Principal Shareholders (jointly and severally, pursuant to the Transaction Support Agreement) promptly shall deliver to ARG cash (by wire transfer of immediately available funds) in an amount equal to the positive difference between the RTM Shortfall Amount less any amounts paid under clause
(A) above.


                                  ARTICLE III

              REPRESENTATIONS AND WARRANTIES OF THE TRIARC PARTIES

         THE FOLLOWING REPRESENTATIONS AND WARRANTIES OF THE TRIARC PARTIES (AND THE CORRESPONDING PORTIONS OF THE TRIARC DISCLOSURE LETTER) SHALL AUTOMATICALLY AND IMMEDIATELY TERMINATE AND EXPIRE AND BE OF NO FURTHER FORCE OR EFFECT FOR ANY PURPOSE IN THIS AGREEMENT OR OTHERWISE UPON (X) THE MAKING BY THE RTM REPRESENTATIVES OF THE TRIARC B-1 ELECTION OR (Y) THE CONVERSION OF SHARES OF TRIARC CLASS B-2 COMMON STOCK ISSUED PURSUANT TO THE TRIARC B-2 ELECTION INTO SHARES OF TRIARC CLASS B-1 COMMON STOCK BECAUSE THE TRIGGER EVENT SHALL NOT HAVE OCCURRED OR AN ADVERSE BOARD DETERMINATION SHALL HAVE BEEN MADE.

         Except as otherwise set forth in the disclosure letter delivered on or prior to the date of this Agreement by Triarc to RTMRG (the "TRIARC DISCLOSURE LETTER"), which Triarc Disclosure Letter is arranged in Sections corresponding to the Sections of this Agreement, the Triarc Parties jointly and severally represent and warrant to RTMRG that:

         Section 3.01 ORGANIZATION AND QUALIFICATION OF TRIARC PARTIES. Each of the Triarc Parties is a limited liability company or corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its formation or organization and has the corporate power and authority to own or lease its assets and to carry on its business substantially as it is being conducted on the date hereof. Each of the Triarc Parties is duly qualified and licensed to do business and is in good standing in each jurisdiction where the ownership or operation of its property and assets or the conduct of its business requires such qualification, except where the failure to be so qualified or in good standing has not had and would not reasonably be expected to have, individually or in the aggregate, a Triarc Material Adverse Effect or an ARG Material Adverse Effect. Triarc has made available to RTMRG correct and complete copies of the articles of incorporation and bylaws of each of the Triarc Parties (as amended to the date hereof).

         Section 3.02 AUTHORIZATION OF TRIARC PARTIES; ENFORCEABILITY. Each of the Triarc Parties has all requisite limited liability company or corporate power and authority, and has taken all limited liability company or corporate action necessary in order to execute, deliver and perform its obligations under this Agreement and each of the Ancillary Agreements to which it is a party and to consummate the transactions contemplated by this Agreement and each such Ancillary Agreement. This Agreement and each of the Ancillary Agreements to which it is a party have been duly executed and delivered by each of the Triarc Parties and constitute the legal, valid and binding obligation of each of the Triarc Parties, enforceable in accordance with their respective terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar Laws of general applicability relating to or affecting creditors' rights, and to general equity principles.

         Section 3.03   CAPITALIZATION OF TRIARC.

         (a) As of the close of business on May 16, 2005, the authorized capital stock of Triarc consists solely of (i) 100,000,000 shares of Class A Common Stock, par value $0.10 per share (the "TRIARC CLASS A COMMON STOCK"),
(ii) 150,000,000 shares of Triarc Class B Common Stock, of which 100,000,000 shares have been designated as Triarc Class B-1 Common Stock and (iii) 100,000,000 shares of Preferred Stock, par value $0.10 per share.

         (b) As of the close of business on May 16, 2005, (i) 23,902,892 shares of Triarc Class A Common Stock and 42,663,278 shares of Triarc Class B-1 Common Stock were issued and outstanding, (ii) 5,647,771 shares of Triarc Class A Common Stock and 16,438,048 shares of Triarc Class B-1 Common Stock were held in treasury by Triarc, (iii) 8,335,250 shares of Triarc Class A Common Stock and 16,243,773 shares of Triarc Class B-1 Common Stock were reserved for issuance under Triarc's stock plans set forth in Section 3.03(a) of the Triarc Disclosure Letter (the "TRIARC OPTION PLANS") and (iv) 4,375,000 shares of Triarc Class A Common Stock and 8,750,000 shares of Triarc Class B-1 Common Stock were reserved for issuance upon conversion of outstanding 5% Convertible Notes due 2023 of Triarc (the "TRIARC CONVERTIBLE NOTES"). Except as set forth in this Section 3.03(b), as of the close of business on May 16, 2005, no shares of capital stock of Triarc were issued, reserved for issuance or outstanding.

         (c) All shares of Triarc Class B-1 Common Stock to be issued pursuant to this Agreement and, if the Triarc B-2 Election shall have been made, upon conversion of shares of Triarc Class B-2 Common Stock, and all shares of Triarc Class B-2 Common Stock to be issued pursuant to this Agreement, upon issuance (i) will be duly authorized, validly issued, fully paid and non-assessable and (ii) will not be subject to pre-emptive rights.

         (d) Except as set forth in Section 3.03(b), there are no warrants, calls, conversion rights, stock appreciation rights, redemption rights, repurchase rights or other rights, agreements, arrangements or commitments to which Triarc or any of its Subsidiaries is a party (A) relating to the issued or unissued capital stock or other securities of Triarc or (B) obligating Triarc to issue or sell any shares of their capital stock or other securities.

         (e) Except as set forth in Section 3.03(e) of the Triarc Disclosure Letter, to the Knowledge of Triarc, there are no voting trusts, proxies or other agreements or understandings with respect to the voting of the capital stock of Triarc. Other than the Triarc Convertible Notes, Triarc does not have outstanding any bonds, debentures, notes or other obligations the holders of which have the right to vote (or are convertible into or exercisable for securities having the right to vote) with the stockholders of Triarc on any matters.

         Section 3.04   SUBSIDIARIES OF ARG.

         (a) Section 3.04(a) of the Triarc Disclosure Letter lists the name of each direct and indirect Subsidiary of ARG, the type of entity, jurisdiction of organization and the number and class and/or series of shares of capital stock or similar equity interests of such Subsidiary that are outstanding, and the identity of the record and beneficial holders thereof. Each Subsidiary of ARG is duly organized or formed, as the case may be, validly existing and in good standing under the laws of its jurisdiction of organization or formation, as the case may be, has the power and authority to own or lease its assets and to carry on its business substantially as it is being conducted on the date hereof, and is duly qualified and licensed to do business and is in good standing, in each jurisdiction where the ownership or operation of its properties and assets or the conduct of its business requires such qualification, except where the failure to be so qualified, licensed or in good standing has not had and would not reasonably be expected to have, individually or in the aggregate, an ARG Material Adverse Effect. Triarc has made available to RTMRG correct and complete copies of the articles of incorporation and bylaws (or similar organizational documents) of each Subsidiary of ARG (as amended to the date hereof). Section 3.04(a) of the Triarc Disclosure Letter sets forth all interests of ARG and its Subsidiaries in Persons other than Subsidiaries of ARG (the "ARG INVESTMENTS"), listing the name of such Person, the type of entity, jurisdiction of organization and the number and class, amount and/or series of debt or equity interests of such Persons held by ARG, its Subsidiaries and each other holder of any equity or other ownership interest in such Person. ARG and its Subsidiaries have good and valid title, free and clear of any Liens, to the ARG Investments.

         (b) All shares of capital stock or similar equity interests of each Subsidiary of ARG are owned by ARG or another Subsidiary of ARG free and clear of all Liens, and all such shares of capital stock have been duly authorized and validly issued and are fully paid and nonassessable and all other such similar equity interests have been duly authorized and validly issued and are fully paid. Except as contemplated hereby, neither ARG nor any of its Subsidiaries has any obligation to sell, transfer or assign or has entered into a Contract regarding the sale, transfer or assignment of any of its rights, securities or interests in any Subsidiary of ARG or any of the other equity interests owned by ARG or any Subsidiary of ARG. There are no preemptive or other outstanding rights, options, warrants, conversion rights, stock appreciation rights, redemption rights, agreements, arrangements or commitments to issue or sell any shares of capital stock or other securities of any Subsidiary of ARG or any securities or obligations convertible or exchangeable into or exercisable for, or giving any Person a right to subscribe for or acquire, any securities of any Subsidiary of ARG, and no securities or obligations evidencing such rights are authorized, issued or outstanding. There are no voting trusts, proxies or other agreements or understandings with respect to the voting of the capital stock of any Subsidiary of ARG. No Subsidiary of ARG has outstanding any bonds, debentures, notes or other obligations the holders of which have the right to vote (or convertible into or exercisable for securities having the right to vote) with the equityholders of any Subsidiary of ARG on any matter.

         Section 3.05 GOVERNMENTAL AUTHORIZATIONS. The execution, delivery and performance by each of the Triarc Parties of this Agreement and each of the Ancillary Agreements to which it is a party do not, and the consummation by each of the Triarc Parties of the transactions contemplated hereby and thereby will not, require any consent, approval or other authorization of, or filing with or notification to, any Governmental Entity, other than:

         (a) the filing of the First Certificate of Merger with the Secretary of State of the State of Georgia and the Second Certificate of Merger with the Secretaries of State of the States of Delaware and Georgia;

         (b) the filing with the SEC of any forms, reports, schedules, statements and other documents that may be required under the Securities Act and the Exchange Act in connection with this Agreement and the Registration Rights Agreement and the transactions contemplated hereby and thereby; and

         (c)    the pre-merger notification required under the HSR Act.

         Section 3.06 NON-CONTRAVENTION. Except with respect to Contracts to be satisfied in full or terminated in connection with the Debt Refinancings, the execution, delivery and performance by each of the Triarc Parties of this Agreement and each of the Ancillary Agreements to which it is a party do not, and the consummation by each of the Triarc Parties of the transactions contemplated hereby and thereby will not (a) contravene, conflict with, or result in any violation or breach of, the articles of incorporation or by-laws (or comparable organizational instruments) of any of the Triarc Parties or ARG or any of its Subsidiaries, (b) contravene or conflict with, or result in any violation or breach of, in any material respect, any Laws, Orders or Permits applicable to any of the Triarc Parties or ARG or any of its Subsidiaries or by which any assets of any of the Triarc Parties or ARG or any of its Subsidiaries are bound, assuming that all consents, approvals, authorizations, filings and notifications described in Section 3.05, Section 4.04 and Section 5.05 have been obtained or made, (c) result in any violation or breach of, or constitute a default (with or without notice or lapse of time or both) under, (x) any ARG Material Contract or (y) any other Contract to which any of the Triarc Parties or ARG or any of its Subsidiaries is a party or by which any assets of any of the Triarc Parties or ARG or any of its Subsidiaries are bound, other than in the case of this clause (y) any such violation, breach or default that would not reasonably be expected to be, individually or in the aggregate, material to ARG and its Subsidiaries, taken as a whole, (d) require any consent, approval or other authorization of, or filing with or notification to, any Person under (x) any ARG Material Contract or (y) any other Contract to which any of the Triarc Parties or ARG or any of its Subsidiaries is a party or by which any assets of any of the Triarc Parties or ARG or any of its Subsidiaries are bound, other than in the case of this clause (y) any such consent, approval, authorization, filing or notification that, if not obtained or made, would not reasonably be expected to be, individually or in the aggregate, material to ARG and its Subsidiaries, taken as a whole, (e) give rise to any termination, cancellation, amendment, modification or acceleration of any rights or obligations under (x) any ARG Material Contract or (y) any other Contract to which any of the Triarc Parties or ARG or any of its Subsidiaries is a party or by which any assets of any of the Triarc Parties or ARG or any of its Subsidiaries are bound, other than in the case of this clause (y) any such termination, cancellation, amendment, modification or acceleration that would not reasonably be expected to be, individually or in the aggregate, material to ARG and its Subsidiaries, taken as a whole, or (f) cause the creation or imposition of any Liens (other than Permitted Liens) on any material assets of any of the Triarc Parties or ARG or any of its Subsidiaries.

         Section 3.07   ARG FINANCIAL STATEMENTS; INTERNAL CONTROLS;
INDEBTEDNESS.

         (a) Schedule 3.07(a) of the Triarc Disclosure Letter sets forth the following consolidated financial statements of ARG and its Subsidiaries (collectively, the "ARG FINANCIAL STATEMENTS"): (i) the audited consolidated balance sheet as of January 2, 2005 and December 28, 2003 and statements of income, stockholders' deficit and cash flows for the fiscal years ended January 2, 2005, December 28, 2003 and December 29, 2002, for ARG and its Subsidiaries (such statements, together with the footnotes related thereto, being the "ARG AUDITED FINANCIAL STATEMENTS") and (ii) unaudited consolidated balance sheet as of April 3, 2005 and January 2, 2005 and statements of income and cash flows for the fiscal periods ended April 3, 2005 and March 28, 2004, for ARG and its Subsidiaries (such statements being the "ARG UNAUDITED FINANCIAL STATEMENTS"). The ARG Financial Statements (x) were prepared in accordance with GAAP applied on a consistent basis (except as may be indicated in the notes to the ARG Financial Statements and except for the absence of footnotes in the case of the ARG Unaudited Financial Statements); and (y) fairly present, in all material respects, the consolidated financial position of ARG and its Subsidiaries as of the dates thereof and their consolidated results of operations and cash flows for the periods then ended (subject, in the case of the ARG Unaudited Financial Statements, to normal year-end adjustments).

         (b) Each of ARG and its Subsidiaries maintains accurate books and records reflecting its assets and liabilities and maintains proper and adequate internal accounting controls which provide assurance that (i) transactions are executed with management's authorization; (ii) transactions are recorded as necessary to permit preparation of the consolidated financial statements of ARG and its Subsidiaries and to maintain accountability for the consolidated assets of ARG and its Subsidiaries; (iii) access to the assets of ARG and its Subsidiaries is permitted only in accordance with management's authorization;
(iv) the reporting of the assets of ARG and its Subsidiaries is compared with existing assets at regular intervals; and (v) accounts, notes and other receivables and inventory are recorded accurately, and proper and adequate procedures are implemented to effect the collection thereof on a current and timely basis. Triarc has heretofore made available to RTMRG a true, complete and correct copy of any disclosure (or, if unwritten, a summary thereof) by any Representative of ARG or its Subsidiaries to ARG's independent auditors relating to (x) any significant deficiencies in the design or operation of internal controls which could adversely affect the ability of ARG or any of its Subsidiaries to record, process, summarize and report financial data and any material weaknesses in internal controls and (y) any fraud, whether or not material, that involves management or other employees who have a significant role in the internal control over financial reporting of ARG or any of its Subsidiaries.

         (c) Section 3.07(c) of the Triarc Disclosure Letter sets forth a true and correct list of all Indebtedness of ARG or any of its Subsidiaries (other than any Indebtedness owed by ARG or any of its Subsidiaries to ARG or any of its Subsidiaries) (which Section may be updated by Triarc prior to the Closing Date to reflect (x) any additions or deletions thereto after the date hereof and (y) payments of principal and interest and accrual of interest on such Indebtedness during the period from the date hereof through the Closing
Date). The aggregate amount of prepayment penalties, premiums, make wholes, breakage and other costs and expenses payable to the lenders and insurers as such of all such Indebtedness solely on account of the repayment of such Indebtedness in the Debt Refinancings will not exceed $37 million. All such Indebtedness of ARG and its Subsidiaries is permitted by its terms to be prepaid in connection with the Debt Refinancings.

         Section 3.08 ABSENCE OF CERTAIN CHANGES OR EVENTS. Except to the extent relating to the transactions contemplated by this Agreement, since January 2, 2005 (i) ARG and its Subsidiaries taken as a whole have in all material respects conducted their businesses in the ordinary course of business consistent with past practice and (ii) there has not occurred any event, and there does not exist any condition or set of circumstances, that has had or could reasonably be expected to have, individually or in the aggregate, an ARG Material Adverse Effect.

         Section 3.09 ABSENCE OF UNDISCLOSED LIABILITIES. None of ARG and its Subsidiaries has any material Liabilities, except for (i) Liabilities set forth in the ARG Financial Statements, (ii) Liabilities which have arisen after January 2, 2005 in the ordinary course of business consistent with past practice, (iii) Liabilities set forth in Section 3.09 of the Triarc Disclosure Letter and (iv) Liabilities that are (A) the subject of any other representation or warranty contained in this
Article III and are specifically disclosed pursuant to such representation or warranty or are not required to be disclosed because such other representation or warranty is limited or qualified with respect to dollar amount, Knowledge of Triarc or materiality or (B) taken into account in the determination of the ARG Estimated Net Liabilities or ARG Closing Net Liabilities.

         Section 3.10   COMPLIANCE WITH LAWS; PERMITS.

         (a) Since December 31, 2001, except for matters specifically addressed by Section 3.15 (last sentence only), Section 3.16, Section 3.25(b) or
Section 3.26(e), (i) ARG and its Subsidiaries have conducted their respective businesses in compliance in all material respects with applicable Law; and (ii) neither ARG nor any of its Subsidiaries has received any notice or other communication (whether oral or written) from any Governmental Entity or any other Person regarding any actual, alleged, possible, or potential failure to comply in any material respect with any applicable Laws.

         (b) ARG and its Subsidiaries hold all material Permits issued or provided by Governmental Entities under all Laws, which are necessary for them to own their assets or operate their businesses as currently conducted (the "ARG PERMITS"). There have been no material misstatements or omissions in connection with any ARG Permit that, individually or in the aggregate, would be reasonably likely to result in the revocation, nonrenewal, suspension or adverse modification of such ARG Permit except for such revocations, non-renewals, suspensions or adverse modifications that have not been and would not reasonably be expected to be, individually or in the aggregate, material to ARG and its Subsidiaries, taken as a whole. There is not pending, nor to the Knowledge of Triarc threatened, against ARG or any of its Subsidiaries, any application, action, petition, objection or other pleading, or any proceeding, with any Governmental Entity which questions or contests the validity of, or any rights of the holder under, or nonrenewal or suspension of any ARG Permit.

         Section 3.11 LEGAL ACTIONS. Section 3.11 of the Triarc Disclosure Letter sets forth a true and complete list of all Legal Actions pending or, to the Knowledge of Triarc, threatened against (a) ARG or any of its Subsidiaries or (b) any director, officer or employee of ARG or any of its Subsidiaries or other Person, including Triarc, for whom ARG or any of its Subsidiaries may be liable, other than in the case of clause (a) or (b) any such Legal Actions commenced or, to the Knowledge of Triarc, threatened after the date of this Agreement and prior to the Closing Date that have not resulted in and would not reasonably be expected to result in, individually or in the aggregate, (x) Losses to ARG and its Subsidiaries in excess of $1.5 million or (y) ARG or any of its Subsidiaries being bound by any material restriction (other than customary confidentiality restrictions). Neither ARG nor any of its Subsidiaries is subject to or bound by any outstanding Order that is material to ARG and its Subsidiaries, taken as a whole.

         Section 3.12   CONTRACTS.

         (a) Section 3.12(a) of the Triarc Disclosure Letter lists the following Contracts to which ARG or any of its Subsidiaries is a party and which are outstanding (which Section may be updated by Triarc prior to the Closing Date to reflect any additions or deletions thereto after the date hereof) (collectively, the "ARG MATERIAL CONTRACTS"):

                (i) any Contract expressly requiring capital expenditures involving consideration in excess of $50,000 in any twelve month period;

                (ii) any Contract which restricts or limits, in any material respect, the ability of ARG or any of its Subsidiaries to freely engage in any aspect of the quick service restaurant business, whether as franchisor or owner/operator, or to employ any individuals (other than any confidentiality agreement entered into in connection with a potential acquisition containing any such restriction or limitation to employ any individuals);

                (iii)   any collective bargaining agreement;

                (iv) any Contract which involved payments from ARG or any of its Subsidiaries of more than $250,000 to any Person supplying food or paper products or distribution services to ARG and its Subsidiaries during the twelve-month period ended January 2, 2005;

                (v) any Contract which involved payments from ARG or any of its Subsidiaries of more than $100,000 to any Person supplying advertising services or marketing services or materials to ARG and its Subsidiaries during the twelve-month period ended January 2, 2005;

                (vi) any Contract which involved payments to ARG or any of its Subsidiaries of more than $100,000 from any Person supplying beverage products during the twelve-month period ended January 2, 2005;

                (vii) any Contract relating to the management or control of any Person in which ARG or any of its Subsidiaries owns any equity securities other than direct and indirect wholly owned Subsidiaries of ARG;

                (viii) any Contract relating to the employment of any employee, and any Contract pursuant to which ARG or any of its Subsidiaries is or may become obligated to make any severance, termination, bonus or relocation payment or any other payment (other than payments in respect of salary) in excess of $125,000 to any current or former employee, officer or director;

                (ix) any Contract which provides for indemnification by ARG or any of its Subsidiaries of (A) any officer, director or employee of Triarc or any of its Subsidiaries or (B) any agent of Triarc or any of its Subsidiaries or any other Person that, in the case of this clause (B), has resulted in or would reasonably be expected to result in, individually or in the aggregate, any material liabilities to ARG or any of its Subsidiaries;

                (x) any Contract relating to any Indebtedness, guarantying the performance of any Person or guarantying any Indebtedness;

                (xi) any Contract involving a purchase price of $50,000 or more under which the closing of the transactions contemplated thereby has not occurred or under which there remains outstanding obligations and which relates to the acquisition by ARG or any of its Subsidiaries of any operating business or the capital stock or other equity securities of any other Person, or the sale by ARG or any of its Subsidiaries of any operating business or the capital stock or other equity securities of any former Subsidiary of ARG;

                (xii) any partnership or joint venture agreement or other Contract involving a sharing of profits, losses, costs or Liabilities with any other Person;

                (xiii) any Contract under which ARG or any of its Subsidiaries uses or occupies or has the right to use or occupy any real property (collectively, the "ARG REAL PROPERTY LEASES") (and Section 3.12(a)(xiii) of the Triarc Disclosure Letter sets forth a true and complete summary of the following terms of each such ARG Real Property Lease: (1) the annual rental rate; and (2) the termination date);

                (xiv) any Contract under which ARG or any of its Subsidiaries grants to any Person or Persons the right of use or occupancy to any portion of any parcel of ARG Real Property (collectively, the "ARG LEASES");

                (xv) any Contract under which the closing of the transactions contemplated thereby has not occurred relating to the acquisition or sale by ARG or any of its Subsidiaries of one or more parcels of real property, the aggregate purchase price of which exceeds $50,000;

                (xvi) any Contract under which the closing of the transactions contemplated thereby has not occurred relating to the construction by ARG or any of its Subsidiaries of one or more new Restaurants, the estimated costs under which exceeds $50,000 in the aggregate;

                (xvii) any Contract entered into out of the ordinary course of business, including any Contract entered into in connection with any settlement of any claim, action, suit, demand, proceeding, investigation or dispute, involving payments by ARG and/or its Subsidiaries in excess of $50,000 or any unfulfilled or pending non-payment obligations of ARG or any of its Subsidiaries; and

                (xviii) any Contract or pledge pursuant to which ARG or any of its Subsidiaries has committed or undertaken to make any charitable contribution with an unfulfilled amount in excess of $50,000 individually or $250,000 in the aggregate for all such Contracts or pledges.

         (b) Each ARG Material Contract is valid, binding, in full force and effect and enforceable in accordance with its terms against ARG or the applicable Subsidiary of ARG and, to the Knowledge of Triarc, against any other party thereto. ARG or the applicable Subsidiary of ARG and, to the Knowledge of Triarc, each other party thereto, is not in material breach or material default under any ARG Material Contract and to the Knowledge of Triarc, no event has occurred or condition of set of circumstances exists which, with or without notice or lapse of time or both, would constitute a material breach or material default, or permit termination, modification or acceleration, under any ARG Material Contract by any party thereto.

         Section 3.13   TAX MATTERS.

         (a) All income Tax Returns and all other material Tax Returns required to be filed by or with respect to ARG or any of its Subsidiaries (other than Sybra and its Subsidiaries) or by or with respect to Sybra and its Subsidiaries for Tax Periods ending after December 27, 2002), have been properly prepared and timely filed (including all applicable extensions), and all such Tax Returns (including information provided therewith or with respect thereto) are true, complete and correct in all material respects.

         (b) ARG and its Subsidiaries (other than Sybra and its subsidiaries), or by or with respect to Sybra and its Subsidiaries for Tax periods ending after December 27, 2002) have fully and timely paid all income Taxes and all other material Taxes owed by such companies (whether or not shown on any Tax Return), and have made adequate provision for any such Taxes that are not yet due and payable, for all taxable periods, or portions thereof, ending on or before the date hereof.

         (c) There are no outstanding agreements extending or waiving the statutory period of limitations applicable to any claim for, or the period for the collection or assessment or reassessment of, Taxes due from ARG or any of its Subsidiaries for any taxable period and no written request for any such waiver or extension is currently pending.

         (d) No audit or other proceeding by any Governmental Entity is pending, no Governmental Entity has given written notice of any intention to commence an audit or other proceeding, or assert any deficiency or claim for additional Taxes against ARG or any of its Subsidiaries, and no claim in writing has been made by any Governmental Entity in a jurisdiction where ARG and its Subsidiaries do not file Tax Returns with respect to a particular Tax that it is or may be subject to taxation by that jurisdiction with respect to such Tax, and all deficiencies for Taxes asserted or assessed in writing against ARG or any of its Subsidiaries have been fully and timely paid, settled or properly reflected in the ARG Financial Statements.

         (e) There are no Liens for Taxes upon the assets or properties of ARG or any of its Subsidiaries, except for statutory Liens for current Taxes not yet due.

         (f) Neither ARG nor any of its Subsidiaries is a party to any Tax Sharing Agreement or has any Liability for Taxes of any Person (other than members of the affiliated group, within the meaning of Section 1504(a) of the Code, filing consolidated federal income tax returns of which Triarc is the common parent (or members of any affiliated group filing combined or consolidated Tax returns for state, local or foreign Law purposes or which any of Triarc or its Subsidiaries is the common parent) under Treasury Regulation ss. 1.1502-6, Treasury Regulation ss. 1.1502-78 or similar provision of state, local or foreign Law, as a transferee or successor, by Contract, or otherwise.

         (g) ARG and its Subsidiaries have each withheld (or will withhold) from their respective employees, independent contractors, creditors, stockholders and third parties and timely paid to the appropriate Governmental Entity proper and accurate amounts in all material respects for all periods ending on or before the Closing Date in compliance with all Tax withholding and remitting provisions of applicable Laws and have each complied in all material respects with all Tax information reporting provisions of all applicable Laws.

         (h) Neither ARG nor any of its Subsidiaries has constituted a "distributing corporation" or a "controlled corporation" (within the meaning of Section 355(a)(1)(A) of the Code) in a distribution of shares qualifying for tax-free treatment under Section 355 of the Code (i) in the two years prior to the date of this Agreement or (ii) in a distribution that could otherwise constitute part of a "plan" or "series of related transactions" (within the meaning of Section 355(e) of the Code) in conjunction with this acquisition.

         (i) Neither ARG nor any of its Subsidiaries has agreed, or is required to make, any adjustment under Section 481(a) of the Code, and no Governmental Entity has proposed in writing any such adjustment or change in accounting method.

         (j) Neither ARG nor any of its Subsidiaries has executed or entered into a closing agreement pursuant to Section 7121 of the Code or any similar provision of state, local or foreign Law, and neither ARG nor any of its Subsidiaries is subject to any private letter ruling of the IRS or comparable ruling of any other Governmental Entity.

         (k) Neither ARG nor any of its Subsidiaries has any "deferred gains" with respect to any "deferred intercompany transactions," within the meaning of Treasury Regulation ss. 1.1502-13, and none of ARG's Subsidiaries has an "excess loss account" within the meaning of Treasury Regulation ss. 1.1502-19.

         (l) No property owned by any of ARG or its Subsidiaries: (i) is property required to be treated as being owned by another Person pursuant to the provisions of Section 168(f)(8) of the Internal Revenue Code of 1954, as amended and in effect immediately prior to the enactment of the Tax Reform Act of 1986,
(ii) constitutes "tax-exempt use property" within the meaning of Section 168(h)(1) of the Code or (iii) is "tax-exempt bond financed property" within the meaning of Section 168(g)(5) of the Code.

         (m) As of the date hereof and as of the Closing Date, Triarc does not have any plan or intention to sell or otherwise dispose of more than 50% of the assets of RTMRG acquired pursuant to the Mergers, except for dispositions made in the ordinary course of business, transfers pursuant to the Triarc Contributions or transfers described in Section 368(a)(2)(C) of the Code or Treasury Regulation ss. 1.368-2(k).

         (n)    As of the date hereof and as the of the Closing Date, Triarc
(or a member of Triarc's qualified group as defined in Treasury Regulation ss. 1.368-1(d)(4)(ii)) intends to continue the historic business of RTMRG and its Subsidiaries or use a significant portion of their historic business assets in a business.

         Section 3.14   EMPLOYEE BENEFITS.

         (a) Except for severance agreements under which the remaining aggregate payments to the applicable former employee are less than $125,000, ARG does not maintain or contribute to or have any obligation to maintain or contribute to, or have any direct or indirect Liability with respect to any plan, program, arrangement or agreement that is a pension, profit-sharing, savings, retirement, employment, consulting, severance pay, termination, executive compensation, incentive compensation, deferred compensation, bonus, stock purchase, stock option, phantom stock or other equity-based compensation, change-in-control, retention, salary continuation, vacation, sick leave, disability, death benefit, group insurance, hospitalization, medical, dental, life (including all individual life insurance policies as to which ARG is the owner, the beneficiary, or both), Code Section 125 "cafeteria" or "flexible" benefit, employee loan, educational assistance, fringe benefit plan, whether written or oral, including, without limitation, any (i) "employee benefit plan" within the meaning of Section 3(3) of ERISA or (ii) other employee benefit plans, agreements, programs, policies, arrangements or payroll practices, whether or not subject to ERISA (including any funding mechanism therefor now in effect or required in the future as a result of the transaction contemplated by this Agreement or otherwise) under which any current or former employee, director, officer, leased employee or agent (or their beneficiaries) of ARG has any present or future right to benefits (each such plan, program, arrangement or agreement set forth in such Section being individually, an "ARG EMPLOYEE PLAN," and collectively, the "ARG EMPLOYEE PLANS"). All references to "ARG" in this
Section 3.14 shall refer to ARG and any employer that would be considered a single employer with ARG under Sections 414(b), (c), (m) or (o) of the Code.

         (b) ARG does not maintain, contribute to or have any Liability with respect to, and has not within the preceding six years maintained, contributed to or had any Liability with respect to, any ARG Employee Plan that is, or has been, (i) subject to Title IV of ERISA or Section 412 of the Code,
(ii) maintained by more than one employer within the meaning of Section 413(c) of the Code, (iii) subject to Sections 4063 or 4064 of ERISA, (iv) a "multiemployer plan," within the meaning of Section 4001(a)(3) of ERISA, (v) a "multiple employer welfare arrangement" as defined in Section 3(40) of ERISA,
(vi) maintained outside the jurisdiction of the United States, or (vii) an "employee pension benefit plan" within the meaning of Section 3(2) of ERISA and that is not intended to be qualified under Section 401(a) of the Code.

         (c)    (i)     Each ARG Employee Plan has been established and
administered in all material respects in accordance with its terms and in compliance with the applicable provisions of ERISA, the Code and all other applicable Laws; (ii) with respect to each ARG Employee Plan, all reports, returns, notices and other documentation that are required to have been filed with or furnished to the IRS, the DOL or any other Governmental Entity, or to the participants or beneficiaries of such ARG Employee Plan have been filed or furnished on a timely basis; (iii) each ARG Employee Plan that is intended to be qualified within the meaning of Section 401(a) of the Code is so qualified and has received a favorable determination letter from the IRS to the effect that the ARG Employee Plan satisfies the requirements of Section 401(a) of the Code and that its related trust is exempt from taxation under Section 501(a) of the Code and, to the Knowledge of Triarc, there are no facts or circumstances that could reasonably be expected to cause the loss of such qualification or the imposition of any material Liability, penalty or Tax under ERISA, the Code or any other applicable Laws; (iv) other than routine claims for benefits, no Liens or Legal Actions to or by any Person or Governmental Entity have been filed against any ARG Employee Plan or ARG with respect to any ARG Employee Plan or, to the Knowledge of Triarc, against any other Person and, to the Knowledge of Triarc, no such Liens or Legal Actions are contemplated or threatened with respect to any ARG Employee Plan; (v) no individual who has performed services for ARG has been improperly excluded from participation in any ARG Employee Plan; and (vi) there are no audits or proceedings initiated pursuant to the Employee Plans Compliance Resolution System or similar proceedings pending with the IRS or the DOL with respect to any ARG Employee Plan.

         (d)    Neither ARG nor, to the Knowledge of Triarc, any other
"party in interest" or "disqualified person" with respect to any ARG Employee Plan has engaged in a non-exempt "prohibited transaction" within the meaning of
Section 406 of ERISA or Section 4975 of the Code involving such ARG Employee Plan. To the Knowledge of Triarc, no fiduciary has any Liability for breach of fiduciary duty or any other failure to act or comply with the requirements of ERISA, the Code or any other applicable Laws in connection with the administration or investment of the assets of any ARG Employee Plan.

         (e) All Liabilities or expenses of ARG in respect of any ARG Employee Plan (including workers compensation) which have not been paid, have been properly accrued on the ARG Unaudited Financial Statements in compliance with GAAP. All contributions (including all employer contributions and employee salary reduction contributions) or premium payments required to have been made under the terms of any ARG Employee Plan, or in accordance with applicable Law, as of the date hereof have been timely made or reflected on the ARG Unaudited Financial Statements in accordance with GAAP.

         (f) Neither ARG nor any organization to which ARG is a successor or parent corporation, within the meaning of Section 4069(b) of ERISA, has engaged in any transaction described in Sections 4069 or 4212(c) of ERISA.

         (g) ARG has no obligation to provide or make available post-employment welfare benefits or welfare benefit coverage for any employee or former employee, except as may be required under COBRA, and at the sole expense of the employee or former employee.

         (h) Neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby will (either alone or in combination with another event) (i) result in any payment becoming due, or increase the amount of any compensation due, to any current or former employee of ARG; (ii) increase any benefits otherwise payable under any ARG Employee Plan; (iii) result in the acceleration of the time of payment or vesting of any such compensation or benefits; or (iv) result in the payment of any amount that could, individually or in combination with any other such payment, constitute an "excess parachute payment," as defined in Section 280G(b)(1) of the Code.

         (i) ARG has no plan, Contract or commitment, whether legally binding or not, to create any additional employee benefit or compensation plans, policies or arrangements or, except as may be required by Law, to modify any ARG Employee Plan.

         (j) There are no reserves, assets, surpluses or prepaid premiums with respect to any "welfare plan" (as defined in Section 3(1) of ERISA) that is disclosed in Section 3.14(a) of the Triarc Disclosure Letter.

         (k) ARG has not incurred any Liability or obligation under WARN or any similar state or local Law within the last six months which remains unsatisfied.

         (l) ARG has no direct or indirect material Liability with respect to any misclassification of any Person as an independent contractor rather than as an employee, or with respect to any employee leased from another employer.

         (m) Triarc has made available to RTMRG with respect to each ARG Employee Plan (other than the Triarc Companies, Inc. Retirement Savings Plan and severance agreements under which the remaining aggregate payments to the applicable former employee are less than $125,000), a true, correct and complete copy (or, to the extent no such copy exists, an accurate description) thereof and, to the extent applicable: (i) the most recent documents constituting the ARG Employee Plan and all amendments thereto, (ii) any related trust agreement or other funding instrument; (iii) the most recent IRS determination letter;
(iv) the most recent summary plan description and summary of material modifications; (v) the three most recent (A) Forms 5500 and attached schedules, and (B) audited financial statements; (vi) for the last three years, all correspondence with the IRS, the DOL and any other Governmental Entity regarding the operation or the administration of any ARG Employee Plan; and (vii) any other documents in respect of an ARG Employee Plan reasonably requested by RTMRG.

         Section 3.15 LABOR MATTERS. Neither ARG nor any of its Subsidiaries is the subject of, nor, to the Knowledge of Triarc, is there threatened, any material claim asserting that ARG or any of its Subsidiaries has committed an unfair labor practice with respect to ARG Employees located in the United States, nor is there pending or, to the Knowledge of Triarc, threatened, nor has there been since December 31, 2001, any organized effort or demand for recognition by any labor organization or any labor dispute or slow-down that is material to the operations of ARG and its Subsidiaries, taken as a whole. There is not pending, nor, to the Knowledge of Triarc, is there threatened any material labor strike, walk-out, work stoppage or lockout with respect to ARG Employees. ARG and each of its Subsidiaries is, and since December 31, 2001 has been, in compliance in all material respects with all applicable foreign, federal, state and local Laws respecting employment, employment of minors, employment practices, terms and conditions of employment, withholding and wages and hours.

         Section 3.16 ENVIRONMENTAL MATTERS. (i) Neither ARG nor any of its Subsidiaries is, or since December 31, 2001 has been, in violation in any material respect of any applicable Environmental Law; (ii) since December 31, 2001, neither ARG nor any of its Subsidiaries has received any written notice, demand, claim or request for information from any Governmental Entity alleging the violation in any material respect of or any material Liability under any applicable Environmental Law; (iii) neither ARG nor any of its Subsidiaries is the subject of any Order arising under any Environmental Law; and (iv) to the Knowledge of Triarc, there are no events, conditions or circumstances reasonably likely to result in any material Liability to ARG or any of its Subsidiaries under Environmental Laws.

         Section 3.17   INTELLECTUAL PROPERTY.

         (a) ARG and/or each of its Subsidiaries owns, is licensed under, or otherwise possesses legally enforceable rights to use all patents, trade secrets, inventions, trademarks, trade names, service marks, trade dress rights, Internet domain names, copyrights, and any applications and registrations therefor, technology, know-how, computer software programs or applications, and tangible or intangible proprietary information or materials that are used in and material to the business of ARG and its Subsidiaries as currently conducted.
Section 3.17(a) of the Triarc Disclosure Letter sets forth all material United States patents, patent applications, trademark, service mark and copyright applications and registrations, and Internet domain name registrations owned by ARG and its Subsidiaries.

         (b) Neither ARG nor any of its Subsidiaries is, nor will it be as a result of the execution and delivery by the Triarc Parties of this Agreement or the performance by the Triarc Parties of their obligations hereunder, in violation in any material respect of any material licenses, sublicenses or other agreements as to which ARG or any of its Subsidiaries is a party and pursuant to which ARG or any of its Subsidiaries is authorized to use any third-party patents, inventions, trademarks, trade names, service marks, trade dress rights, Internet domain names, copyrights, trade secrets or other intellectual property rights (collectively, "ARG THIRD-PARTY INTELLECTUAL PROPERTY RIGHTS").

         (c) No claims with respect to (i) the right of ARG or any of its Subsidiaries to use or to sell, license or make available to any Person any products or services of ARG or any of its Subsidiaries, or any of the patents, patent applications, registered and material unregistered trademarks, trade names, service marks, registered copyrights, and any applications therefor, Internet domain names, trade secrets or inventions owned by ARG or any of its Subsidiaries (collectively, the "ARG INTELLECTUAL PROPERTY RIGHTS"); or (ii) ARG Third-Party Intellectual Property Rights are, to the Knowledge of Triarc, currently pending or threatened by any Person against ARG or any of its Subsidiaries that if adversely determined could be material to ARG and its Subsidiaries, taken as a whole.

         (d) ARG and its Subsidiaries have taken all necessary actions to maintain and protect the ARG Intellectual Property Rights.

         Section 3.18 REAL PROPERTY. Section 3.18 of the Triarc Disclosure Letter sets forth a true, correct and complete schedule of all real property owned by, or leased, subleased or licensed to, ARG or any of its Subsidiaries (which Section may be updated by Triarc prior to the Closing Date to reflect any additions or deletions thereto after the date hereof) (collectively, the "ARG REAL PROPERTY"). With respect to each such parcel of ARG Real Property:

         (a) ARG or its relevant Subsidiary has good and marketable title to the ARG Real Property owned by it and a valid leasehold interest in the ARG Real Property leased to it, as the case may be, free and clear of any Liens, except for Permitted Liens;

         (b) except for ARG Leases, there are no leases, subleases, licenses, concessions, or other agreements entered into by ARG or any of its Subsidiaries granting to any Person or Persons the right of use or occupancy to any portion of the parcel of any of such ARG Real Property;

         (c)    [intentionally omitted];

         (d) all of the real property used by ARG and its Subsidiaries in the conduct of its business is included in the ARG Real Property, and is sufficient to operate the Arby's quick service restaurant business as currently conducted;

         (e) except for the ARG Restaurants (which are addressed in Section 3.25), ARG and its Subsidiaries have not received notice and, to the Knowledge of Triarc, there are no pending, threatened or contemplated condemnation proceeding or proceedings affecting any of the ARG Real Property or any part thereof or of any sale or other disposition of the ARG Real Property or any part thereof in lieu of condemnation, in each case that, individually or in the aggregate, is, or is reasonably likely to be, material to ARG and its Subsidiaries, taken as a whole; and

         (f) no portion of any material ARG Real Property has suffered any material damage by fire or other casualty which is uninsured or has not heretofore been completely repaired and restored in full.

         Section 3.19 PERSONAL PROPERTY. ARG and its Subsidiaries have good and marketable title to, or a valid and enforceable leasehold interest in, all material tangible personal property or assets owned, used or held for use by them. Neither ARG's nor any of its Subsidiaries' ownership of or leasehold interest in any such personal property or assets is subject to any Liens, except for Permitted Liens and Liens securing Indebtedness of Sybra and its Subsidiaries. Except for normal wear and tear and except to the extent addressed in Section 3.25(a), the machinery, equipment, fixtures and improvements of ARG and its Subsidiaries necessary for and material to the continued conduct of their respective businesses are in good operating condition and in a state of reasonable maintenance and repair.

         Section 3.20 SUFFICIENCY OF ASSETS. ARG and its Subsidiaries taken as a whole have, directly or indirectly, ownership of or rights in all of the assets necessary to conduct the Arby's restaurant business of ARG and its Subsidiaries in all material respects as currently conducted.

         Section 3.21 INSURANCE. ARG and its Subsidiaries maintain (or have maintained on their behalf), and have maintained (or have maintained on their behalf) without interruption, policies or binders of insurance covering risks and events and in amounts adequate for their respective businesses and operations and customary in the industry in which they operate. There are no material claims by ARG or any Subsidiary of ARG pending under any of such policies or bonds in excess of $100,000 as to which coverage has been questioned, denied or disputed by the underwriters of such policies or bonds or in respect of which such underwriters have reserved their rights.

         Section 3.22 INVENTORY. The Inventory of ARG and its Subsidiaries consists of items which are in all material respects of a quality and quantity usable and salable in the ordinary course of business consistent with past practice.

         Section 3.23 ACCOUNTS RECEIVABLE. All Accounts Receivable that are reflected on the ARG Financial Statements or on the accounting records of ARG and its Subsidiaries as of the Closing Date represent or will represent valid obligations arising from sales actually made or services actually performed by ARG or its Subsidiaries in the ordinary course of business. There is no contest, claim, defense or right of setoff, other than returns in the ordinary course of business of ARG or its Subsidiaries, under any Contract with any account debtor of an Account Receivable relating to the amount or validity of such Account Receivable, other than any of the foregoing asserted after the date hereof and where the result, individually or in the aggregate, is not and would not reasonably be expected to be material to ARG and its Subsidiaries, taken as a whole.

         Section 3.24 SUPPLIERS. No supplier or distributor that is identified with an asterisk on Section 3.12(a) of the Triarc Disclosure Letter has reduced or otherwise discontinued or adversely modified the terms on which such products or services are supplied, or threatened to reduce or discontinue or adversely modify the terms in connection with supplying such items to ARG or its Subsidiaries, in a manner that is or would be material to ARG and its Subsidiaries, taken as a whole.

         Section 3.25   ARG RESTAURANTS.

         (a) Section 3.25(a) of the Triarc Disclosure Letter sets forth a true and complete list of the Restaurants owned or operated by ARG or any of its Subsidiaries (which Section may be updated by Triarc prior to the Closing Date to reflect any additions or deletions thereto after the date hereof) (the "ARG RESTAURANTS"). The stores, equipment, machinery, fixtures and improvements owned by ARG and its Subsidiaries or otherwise used by ARG and its Subsidiaries in connection with the operation of the ARG Restaurants are (as to physical plant and structure) structurally sound, in good operating condition and repair, except for ordinary wear and tear, and are adequate for the uses to which they are being put.

         (b) To the Knowledge of Triarc, neither ARG nor any of its Subsidiaries has received written notice that any of the buildings and structures or any appurtenances thereto or equipment therein or the operation or maintenance thereof related to the ARG Restaurants violates in any material respect any restrictive covenants, any insurance requirements or any applicable federal, state or local Law, ordinance or zoning regulation. To the Knowledge of Triarc, none of the property nor any buildings, structures or improvements thereon related to the ARG Restaurants violate in any material respect any building, fire, environmental or other Laws.

         (c) No Governmental Entity has issued or threatened, in writing, to issue any written notice or order that materially affects the use of the property of an ARG Restaurant as presently utilized and neither ARG nor any of its Subsidiaries has received written notice from any other third party of any adverse claim that would materially affect the current operations of an ARG Restaurant. There are no condemnation or eminent domain proceedings pending or, to the Knowledge of Triarc, threatened, against the property where any ARG Restaurant is located, and neither ARG nor any of its Subsidiaries has received written notice of the intent of any Governmental Entity to take or use the property or any part thereof.

         Section 3.26   FRANCHISEES.

         (a) Set forth on Section 3.26(a) of the Triarc Disclosure Letter is a list of all of the restaurants which are branded as "Arby's" and are not owned or operated by ARG or any of its Subsidiaries and each of which is operated pursuant to a franchise agreement with ARG or one of its Subsidiaries (which Section may be updated by Triarc prior to the Closing Date to reflect any additions or deletions thereto after the date hereof) (each such restaurant, a "FRANCHISED RESTAURANT", and each such franchise and license agreement, a "FRANCHISE AGREEMENT"), indicating with respect to each Franchise Agreement: (i) the name of the franchisee ("FRANCHISEE") or licensee ("LICENSEE"); (ii) the unit numbers; (iii) the city and state; (iv) the royalty rate; and (v) the termination date.

         (b) Set forth on Section 3.26(b) of the Triarc Disclosure Letter is a list of each development agreement for Restaurants (which Section may be updated by Triarc prior to the Closing Date to reflect any additions or deletions thereto after the date hereof)

(collectively, the "DEVELOPMENT AGREEMENTS"), indicating with respect to each Development Agreement: (i) the name of the developer; and (ii) the annual commitments.

         (c) Each Franchise Agreement and Development Agreement is valid, binding, in full force and effect and enforceable in accordance with its terms against ARG or the applicable Subsidiary of ARG. ARG or the applicable Subsidiary of ARG is not in material breach or material default under any such Franchise Agreement or Development Agreement.

         (d) Section 3.26(d) of the Triarc Disclosure Letter sets forth a true and complete list of (i) all jurisdictions, including without limitation, all states in the United States, provinces in Canada or other countries, in which ARG or any of its Affiliates is currently registered to sell franchises; and (ii) all jurisdictions, including all states in the United States and provinces in Canada, in which ARG or any of its Affiliates is exempt from the registration provisions of such jurisdiction's franchise registration law. The jurisdictions in which ARG and its Affiliates are so registered are the only jurisdictions in which they are required to be registered in light of the rights granted under the Franchise Agreements and Development Agreements, except where the failure to be so registered has not been and would not reasonably be expected to be, individually or in the aggregate, material to ARG and its Subsidiaries, taken as a whole.

         (e) Each offer and sale of a franchise for a Franchised Restaurant since December 31, 2001 has been made in compliance in all material respects with applicable Laws, and since such offers or sales, ARG and its Affiliates have not committed any material violation of any applicable Laws with respect to the operation of the Franchised Restaurants or the administration of any Franchise Agreement or Development Agreement. Without limitation of the foregoing, since December 31, 2001, no right of rescission has been asserted with respect to any Franchise Agreement or Development Agreement.

         Section 3.27 TRANSACTIONS WITH AFFILIATES. Except for existing employment agreements with ARG or any of its Subsidiaries or existing ARG Employee Plans or existing Contracts entered into between ARG and its Subsidiaries, neither ARG nor any of its Subsidiaries is a party to any Contract with Triarc or any of its Subsidiaries (other than ARG or any of its Subsidiaries), any director, officer or employee of Triarc or any of its Subsidiaries or, to the Knowledge of Triarc, any Affiliates or Immediate Family Members of any director, officer or employee of Triarc or any of its Subsidiaries. Section 3.27 of the Triarc Disclosure Letter also sets forth a true and complete list of all outstanding loans or extensions of credit (other than travel advances made in the ordinary course of business to directors, officers or employees) that ARG or any of its Subsidiaries has made directly or indirectly to Triarc or any of its Subsidiaries (other than ARG or any of its Subsidiaries), any director, officer or employee of ARG or any of its Subsidiaries or any of their respective Affiliates or Immediate Family Members, providing with respect to each such loan or extension of credit the outstanding principal amount, the amount of accrued and unpaid interest as of the date hereof, the interest rate and final maturity date (which Section may be updated by Triarc prior to the Closing Date to reflect (x) any additions or deletions thereto after the date hereof and (y) payments of principal and interest and accrual of interest on such Indebtedness during the period from the date hereof through the Closing Date).. Each Contract and loan or extension of credit set forth or required to be set forth in Section 3.27 of the Triarc Disclosure Letter is hereinafter referred to as an "ARG RELATED PARTY ARRANGEMENT."

         Section 3.28   SUFFICIENT FUNDS.

         (a) Arby's Restaurant Holdings, LLC and ARG have received executed commitment letters dated May 27, 2005 (together with the respective exhibits and attachments thereto, the "DEBT FINANCING DOCUMENTS") from Citicorp North America, Inc., Citigroup Global Markets Inc. and the other lenders parties thereto (the "LENDERS") pursuant to which the Lenders have committed, subject to the terms and conditions set forth therein and to be contained in the definitive documentation referred to therein, to provide Arby's Restaurant Holdings, LLC and ARG with an aggregate of $700 million of debt financing under available senior secured credit facilities (the "DEBT FINANCING"). True and complete copies of the Debt Financing Documents have been furnished to the RTM Representatives.

         (b) Triarc has, and at the First Effective Time will have sufficient cash and cash equivalents to pay not less than $135 million of the Aggregate Cash Consideration.

         Section 3.29 BROKERS AND FINDERS. No broker, finder or investment banker other than as set forth on Section 3.29 of the Triarc Disclosure Letter is entitled to any brokerage, finder's or other fee or commission in connection with the RTM Transactions or the other transactions contemplated by this Agreement or the Ancillary Agreements based upon arrangements made by or on behalf of Triarc or any of its Subsidiaries. Triarc has made available to RTMRG a correct and complete copy of all agreements between Triarc and those Persons set forth on Section 3.29 of the Triarc Disclosure Letter under which such Persons would be entitled to any payment relating to the RTM Transactions or such other transactions, which agreements shall not be amended or otherwise modified after the date hereof without the prior written consent of RTMRG.


                                   ARTICLE IV

              REPRESENTATIONS AND WARRANTIES OF THE TRIARC PARTIES

         THE FOLLOWING REPRESENTATIONS AND WARRANTIES OF THE TRIARC PARTIES (AND THE CORRESPONDING PORTIONS OF THE TRIARC DISCLOSURE LETTER) SHALL AUTOMATICALLY AND IMMEDIATELY TERMINATE AND EXPIRE AND BE OF NO FURTHER FORCE AND EFFECT FOR ANY PURPOSE OF THIS AGREEMENT OR OTHERWISE UPON THE CONVERSION OF SHARES OF TRIARC B-2 COMMON STOCK ISSUED UNDER THE TRIARC B-2 ELECTION INTO SHARES OF TRIARC B-1 COMMON STOCK AS A RESULT OF THE OCCURRENCE OF THE TRIGGER EVENT.

         Except as otherwise set forth in the Triarc Disclosure Letter, which Triarc Disclosure Letter is arranged in Sections corresponding to the Sections of this

Agreement, the Triarc Parties jointly and severally represent and warrant to RTMRG that:

         Section 4.01 ORGANIZATION AND QUALIFICATION OF TRIARC PARTIES. Each of the Triarc Parties is a limited liability company or corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its formation or organization and has the corporate power and authority to own or lease its assets and to carry on its business substantially as it is being conducted on the date hereof. Each of the Triarc Parties is duly qualified and licensed to do business and is in good standing in each jurisdiction where the ownership or operation of its property and assets or the conduct of its business requires such qualification, except where the failure to be so qualified or in good standing has not had and would not reasonably be expected to have, individually or in the aggregate, a Triarc Material Adverse Effect. Triarc has made available to RTMRG correct and complete copies of the articles of incorporation and bylaws of each of the Triarc Parties (as amended to the date hereof).

         Section 4.02 AUTHORIZATION OF TRIARC PARTIES; ENFORCEABILITY. Each of the Triarc Parties has all requisite limited liability company or corporate power and authority, and has taken all limited liability company or corporate action necessary in order to execute, deliver and perform its obligations under this Agreement and each of the Ancillary Agreements to which it is a party and to consummate the transactions contemplated by this Agreement and each such Ancillary Agreement. This Agreement and each of the Ancillary Agreements to which it is a party have been duly executed and delivered by each of the Triarc Parties and constitute the legal, valid and binding obligation of each of the Triarc Parties, enforceable in accordance with their respective terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar Laws of general applicability relating to or affecting creditors' rights, and to general equity principles.

         Section 4.03   CAPITALIZATION OF TRIARC.

         (a) As of the close of business on May 16, 2005, the authorized capital stock of Triarc consists solely of (i) 100,000,000 shares of Triarc Class A Common Stock, (ii) 150,000,000 shares of Triarc Class B Common Stock, of which 100,000,000 shares have been designated as Triarc Class B-1 Common Stock and (iii) 100,000,000 shares of Preferred Stock, par value $0.10 per share.

         (b) As of the close of business on May 16, 2005, (i) 23,902,892 shares of Triarc Class A Common Stock and 42,663,278 shares of Triarc Class B-1 Common Stock were issued and outstanding, (ii) 5,647,771 shares of Triarc Class A Common Stock and 16,438,048 shares of Triarc Class B-1 Common Stock were held in treasury by Triarc, (iii) 8,335,250 shares of Triarc Class A Common Stock and 16,243,773 shares of Triarc Class B-1 Common Stock were reserved for issuance under the Triarc Option Plans and (iv) 4,375,000 shares of Triarc Class A Common Stock and 8,750,000 shares of Triarc Class B-1 Common Stock were reserved for issuance upon conversion of the Triarc Convertible Notes. Except as set forth in this Section 4.03(b), as of the close of business on May 16, 2005, no shares of capital stock of Triarc were issued, reserved for issuance or outstanding.

         (c) All shares of Triarc Class B-1 Common Stock to be issued pursuant to this Agreement and, if the Triarc B-2 Election shall have been made, upon conversion of shares of Triarc Class B-2 Common Stock, and all shares of Triarc Class B-2 Common Stock to be issued pursuant to this Agreement, upon issuance (i) will be duly authorized, validly issued, fully paid and non-assessable and (ii) will not be subject to pre-emptive rights.

         (d) Except as set forth in Section 4.03(b), there are no warrants, calls, conversion rights, stock appreciation rights, redemption rights, repurchase rights or other rights, agreements, arrangements or commitments to which Triarc or any of its Subsidiaries is a party (A) relating to the issued or unissued capital stock or other securities of Triarc or (B) obligating Triarc to issue or sell any shares of its capital stock or other securities.

         (e) Except as set forth in Section 3.03(e) of the Triarc Disclosure Letter, to the Knowledge of Triarc, there are no voting trusts, proxies or other agreements or understandings with respect to the voting of the capital stock of Triarc. Other than the Triarc Convertible Notes, Triarc does not have outstanding any bonds, debentures, notes or other obligations the holders of which have the right to vote (or are convertible into or exercisable for securities having the right to vote) with the stockholders of Triarc on any matters.

         Section 4.04 GOVERNMENTAL AUTHORIZATIONS. The execution, delivery and performance by each of the Triarc Parties of this Agreement and each of the Ancillary Agreements to which it is a party do not, and the consummation by each of the Triarc Parties of the transactions contemplated hereby and thereby will not, require any consent, approval or other authorization of, or filing with or notification to, any Governmental Entity, other than:

         (a) the filing of the First Certificate of Merger with the Secretary of State of the State of Georgia and the Second Certificate of Merger with the Secretaries of State of the States of Delaware and Georgia;

         (b) the filing with the SEC of any forms, reports, schedules, statements and other documents that may be required under the Securities Act and the Exchange Act in connection with this Agreement and the Registration Rights Agreement and the transactions contemplated hereby and thereby; and

         (c)    the pre-merger notification required under the HSR Act.

         Section 4.05 NON-CONTRAVENTION. Except with respect to Contracts to be satisfied in full or terminated in connection with the Debt Refinancings, the execution, delivery and performance by each of the Triarc Parties of this Agreement and each of the Ancillary Agreements to which it is a party do not, and the consummation by each of the

Triarc Parties of the transactions contemplated hereby and thereby will not (a) contravene, conflict with, or result in any violation or breach of, the articles of incorporation or by-laws (or comparable organizational instruments) of any of the Triarc Parties, (b) contravene or conflict with, or result in any violation or breach of, in any material respect, any Laws, Orders or Permits applicable to Triarc or any of its Subsidiaries or by which any assets of Triarc and its Subsidiaries are bound, assuming that all consents, approvals, authorizations, filings and notifications described in Section 3.05, Section 4.04 and Section
5.05 have been obtained or made, (c) result in any violation or breach of, or constitute a default (with or without notice or lapse of time or both) under,
(x) any Contract filed with the Triarc SEC Reports (as defined below) or (y) any other Contract to which Triarc or any of its Subsidiaries is a party or by which any assets of Triarc or any of its Subsidiaries is bound, other than in the case of this clause (y) any such violation, breach or default that would not reasonably be expected to have, individually or in the aggregate, a Triarc Material Adverse Effect, (d) require any consent, approval or other authorization of, or filing with or notification to, any Person under, (x) any Contract filed with the Triarc SEC Reports or (y) any other Contract to which Triarc or any of its Subsidiaries is a party or by which any assets of Triarc or any of its Subsidiaries is bound, other than in the case of this clause (y) any such consent, approval, authorization, filing or notification that, if not obtained or made, would not reasonably be expected to have, individually or in the aggregate, a Triarc Material Adverse Effect, (e) give rise to any termination, cancellation, amendment, modification or acceleration of any rights or obligations under, (x) any Contract filed with the Triarc SEC Reports or (y) any other Contract to which Triarc or any of its Subsidiaries is a party or by which any assets of Triarc or any of its Subsidiaries is bound, other than in the case of this clause (y) any such termination, cancellation, amendment, modification or acceleration that would not reasonably be expected to have, individually or in the aggregate, a Triarc Material Adverse Effect, or (f) cause the creation or imposition of any Liens (other than Permitted Liens) on any material assets of any of Triarc or any of its Subsidiaries.

         Section 4.06 SEC REPORTS. Triarc has filed all forms, reports, schedules, statements and other documents required to be filed by Triarc with the SEC since December 31, 2001 and prior to the date hereof. All such forms, reports, schedules, statements and other documents (including those that Triarc may file after the date hereof until the Closing) are referred herein as the "TRIARC SEC REPORTS." The Triarc SEC Reports (i) at the time filed, were or will be prepared in compliance in all material respects with the applicable requirements of the Securities Act and the Exchange Act and (ii) did not or will not at the time they were or are filed contain any untrue statement of a material fact or omit to state a material fact required to be stated in such Triarc SEC Reports or necessary in order to make the statements in such Triarc SEC Reports, in light of the circumstances under which they were made, not misleading, except to the extent that such statements have been modified or superseded by a later-filed Triarc SEC Report.

         Section 4.07 TRIARC FINANCIAL STATEMENTS. The (i) audited consolidated balance sheet as of January 2, 2005 and December 28, 2003 and statements of income, stockholders' equity and cash flows for the fiscal years ended January 2, 2005, December 28, 2003 and December 29, 2002, for Triarc and its Subsidiaries (such statements, together with the footnotes related thereto, being the "TRIARC AUDITED FINANCIAL STATEMENTS") and (ii) unaudited consolidated balance sheet as of April 3, 2005 and January 2, 2005 and statements of income and cash flows for the fiscal periods ended April 3, 2005 and March 28, 2004, for Triarc and its Subsidiaries included or incorporated by reference in the Triarc SEC Reports (such statements being the "TRIARC UNAUDITED FINANCIAL STATEMENTS" and together with the Triarc Audited Financial Statements, the "TRIARC FINANCIAL STATEMENTS") were prepared in accordance with GAAP applied on a consistent basis (except as may be indicated in the notes to the Triarc Financial Statements and except for the absence of footnotes in the case of the Triarc Unaudited Financial Statements) and fairly present, in all material respects, the consolidated financial position of Triarc and its Subsidiaries as of the dates thereof and their consolidated results of operations and cash flows for the periods then ended (subject, in the case of the Triarc Unaudited Financial Statements, to normal year-end adjustments).

         Section 4.08 ABSENCE OF CERTAIN CHANGES OR EVENTS. Except to the extent relating to the transactions contemplated by this Agreement, since January 2, 2005 (i) Triarc and its Subsidiaries taken as a whole have in all material respects conducted their businesses in the ordinary course of business consistent with past practice and (ii) there has not occurred any event, and there does not exist any condition or set of circumstances, that has had or could reasonably be expected to have, individually or in the aggregate, a Triarc Material Adverse Effect.

         Section 4.09 ABSENCE OF UNDISCLOSED LIABILITIES. None of Triarc and its Subsidiaries has any Liabilities that have had or could reasonably be expected to have, individually or in the aggregate, a Triarc Material Adverse Effect, except for (i) Liabilities set forth in the Triarc Financial Statements or in Triarc SEC Reports filed at least five Business Days prior to the date of this Agreement, (ii) Liabilities which have arisen after January 2, 2005, in the ordinary course of business consistent with past practice, (iii) Liabilities set forth in Section 4.09 of the Triarc Disclosure Letter and (iv) Liabilities that are the subject of any other representation or warranty contained in this
Article IV and are specifically disclosed pursuant to such representation or warranty or are not required to be disclosed because such other representation or warranty is limited or qualified with respect to dollar amount, Knowledge of Triarc, materiality or Triarc Material Adverse Effect.

         Section 4.10 LEGAL ACTIONS. Section 4.10 of the Triarc Disclosure Letter sets forth a true and complete list of all Legal Actions pending or, to the Knowledge of Triarc, threatened against (a) Triarc or any of its Subsidiaries or (b) any director, officer or employee of Triarc or any of its Subsidiaries or other Person for whom Triarc or any of its Subsidiaries may be liable, other than in the case of clause (a) or (b) any such Legal Actions commenced or, to the Knowledge of Triarc, threatened after the date of this Agreement and prior to the Closing Date that have not resulted in and would not reasonably be expected to result in, individually or in the aggregate, (x) Losses to Triarc and its Subsidiaries in excess of $10 million or (y) Triarc or any of its Subsidiaries being bound by any material restriction (other than customary confidentiality restrictions). Neither Triarc nor any of its Subsidiaries is subject to or bound by any outstanding Order that could reasonably be expected to have, individually or in the aggregate, a Triarc Material Adverse Effect.

         Section 4.11   SUFFICIENT FUNDS.

         (a) Arby's Restaurant Holdings, LLC and ARG have received the Debt Financing Documents from the Lenders pursuant to which the Lenders have committed, subject to the terms and conditions set forth therein and to be contained in the definitive documentation referred to therein, to provide Arby's Restaurant Holdings, LLC and ARG with the Debt Financing. True and complete copies of the Debt Financing Documents have been furnished to the RTM Representatives.

         (b) Triarc has, and at the First Effective Time will have sufficient cash and cash equivalents to pay not less than $135 million of the Aggregate Cash Consideration.

         Section 4.12 BROKERS AND FINDERS. No broker, finder or investment banker other than as set forth on Section 3.29 of the Triarc Disclosure Letter is entitled to any brokerage, finder's or other fee or commission in connection with the RTM Transactions or the other transactions contemplated by this Agreement or the Ancillary Agreements based upon arrangements made by or on behalf of Triarc or any of its Subsidiaries. Triarc has made available to RTMRG a correct and complete copy of all agreements between Triarc and those Persons set forth on Section 3.29 of the Triarc Disclosure Letter under which such Persons would be entitled to any payment relating to the RTM Transactions or such other transactions, which agreements shall not be amended or otherwise modified after the date hereof without the prior written consent of RTMRG.

         Section 4.13   CERTAIN TAX MATTERS.

         (a) As of the date hereof and as of the Closing Date, Triarc does not have any plan or intention to sell or otherwise dispose of more than 50% of the assets of RTMRG acquired pursuant to the Mergers, except for dispositions made in the ordinary course of business, transfers pursuant to the Triarc Contributions or transfers described in Section 368(a)(2)(C) of the Code or Treasury Regulation ss. 1.368-2(k).

         (b) As of the date hereof and as of the Closing Date, Triarc (or a member of Triarc's qualified group as defined in Treasury Regulation ss. 1.368-1(d)(4)(ii)) intends to continue the historic business of RTMRG and its Subsidiaries or use a significant portion of their historic business assets in a business.

                                   ARTICLE V

                     REPRESENTATIONS AND WARRANTIES OF RTMRG

         Except as otherwise set forth in the disclosure letter delivered on or prior to the date of this Agreement by RTMRG to Triarc (the "RTMRG DISCLOSURE LETTER"), which RTMRG Disclosure Letter is arranged in Sections corresponding to the Sections of this Agreement, RTMRG represents and warrants to the Triarc Parties that:

         Section 5.01 ORGANIZATION AND QUALIFICATION OF RTMRG. RTMRG is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation and has the corporate power and authority to own or lease its assets and to carry on its business substantially as it is being conducted on the date hereof. RTMRG is duly qualified and licensed to do business and is in good standing in each jurisdiction where the ownership or operation of its property and assets or the conduct of its business requires such qualification, except where the failure to be so qualified or in good standing has not had and could not reasonably be expected to have, individually or in the aggregate, a RTMRG Material Adverse Effect. RTMRG has made available to Triarc correct and complete copies of the articles of incorporation and bylaws of RTMRG (as amended to the date hereof).

         Section 5.02 AUTHORIZATION OF RTMRG; ENFORCEABILITY. RTMRG has all requisite corporate power and authority, and has taken all corporate action necessary in order to execute, deliver and perform its obligations under this Agreement and each of the Ancillary Agreements to which it is a party and to consummate the transactions contemplated by this Agreement and each such Ancillary Agreement. This Agreement and each of the Ancillary Agreements to which it is a party have been duly executed and delivered by RTMRG and constitute the legal, valid and binding obligation of RTMRG, enforceable in accordance with their respective terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar Laws of general applicability relating to or affecting creditors' rights, and to general equity principles.

         Section 5.03   CAPITALIZATION OF RTMRG.

         (a) The authorized capital stock of RTMRG consists of 100,000,000 shares of RTMRG Common Stock, of which 92,862,239 are the only shares of RTMRG Common Stock issued and outstanding on the date hereof. All of the shares of RTMRG Common Stock have been duly authorized and validly issued, are fully paid and nonassessable. Except for outstanding RTMRG Options, there are no options, warrants, calls, conversion rights, stock appreciation rights, redemption rights, repurchase rights or other rights, agreements, arrangements or commitments to which RTMRG or any of its Subsidiaries are a party (A) relating to the issued or unissued capital stock or other securities of RTMRG or (B) obligating RTMRG to issue or sell any shares of its capital stock or other securities. There are no voting trusts, proxies or other agreements or understandings with respect to the voting of the capital stock of RTMRG. RTMRG does not have any outstanding bonds, debentures, notes or other obligations the holders of which have the right to vote (or convertible into or exercisable for securities having the right to vote) with the shareholders of RTMRG on any matter.

         (b) As of the date of this Agreement, RTMRG Options to acquire an aggregate of 4,911,422 shares of RTMRG Common Stock have been granted to certain RTMRG Employees. RTMRG has made available to Triarc correct and complete copies of the RTMRG Options. Section 5.03 of the RTMRG Disclosure Letter sets forth a correct and complete list of the following information, as of the date of this Agreement, with respect to each RTMRG Option: (i) the name of the holder of that option; (ii) the exercise price for that option; (iii) the number of shares of RTMRG Common Stock subject to that option; and (iv) the dates on which that option was granted, will vest and will expire.

         Section 5.04   SUBSIDIARIES OF RTMRG.

         (a) Section 5.04(a) of the RTMRG Disclosure Letter lists the name of each direct and indirect Subsidiary of RTMRG, the type of entity, jurisdiction of organization and the number and class and/or series of shares of capital stock or similar equity interests of such Subsidiary that are outstanding, and the identity of the record and beneficial holders thereof. Each Subsidiary of RTMRG is duly organized or formed, as the case may be, validly existing and in good standing under the laws of its jurisdiction of organization or formation, as the case may be, has the power and authority to own or lease its assets and to carry on its business substantially as it is being conducted on the date hereof, and is duly qualified and licensed to do business and is in good standing, in each jurisdiction where the ownership or operation of its properties and assets or the conduct of its business requires such qualification, except where the failure to be so qualified, licensed or in good standing has not had and would not reasonably be expected to have, individually or in the aggregate, an RTMRG Material Adverse Effect. RTMRG has made available to Triarc correct and complete copies of the articles of incorporation and bylaws of each Subsidiary of RTMRG or comparable organizational instruments (as amended to the date hereof). Section 5.04(a) of the RTMRG Disclosure Letter sets forth all interests of RTMRG and its Subsidiaries in Persons other than Subsidiaries of RTMRG (the "RTMRG INVESTMENTS"), listing the name of such Person, the type of entity, jurisdiction of organization and the number and class, amount and/or series of debt or equity interests of such Persons held by RTMRG, its Subsidiaries and each other holder of any equity or other ownership interest in such Person. RTMRG and its Subsidiaries have good and valid title, free and clear of any Liens, to the Investments.

         (b) All shares of capital stock or similar equity interests of each Subsidiary of RTMRG are owned by RTMRG or the applicable Subsidiary of RTMRG free and clear of all Liens, and all such shares of capital stock have been duly authorized and validly issued and are fully paid and nonassessable and all other such similar equity interests have been duly authorized and validly issued and are fully paid. Except as contemplated hereby, neither RTMRG nor any of its Subsidiaries has any obligation to sell, transfer or assign or has entered into a Contract regarding the sale, transfer or assignment of any of its rights, securities or interests in any Subsidiary of RTMRG or any of the other equity interests owned by RTMRG or any Subsidiary of RTMRG. There are no preemptive or other outstanding rights, options, warrants, conversion rights, stock appreciation rights, redemption rights, agreements, arrangements or commitments to issue or sell any shares of capital stock, membership interests or other securities of any Subsidiary of RTMRG or any securities or obligations convertible or exchangeable into or exercisable for, or giving any Person a right to subscribe for or acquire, any securities of any Subsidiary of RTMRG, and no securities or obligations evidencing such rights are authorized, issued or outstanding. There are no voting trusts, proxies or other agreements or understandings with respect to the voting of the capital stock or membership interests of any Subsidiary of RTMRG. No Subsidiary of RTMRG has outstanding any bonds, debentures, notes or other obligations the holders of which have the right to vote (or convertible into or exercisable for securities having the right to vote) with the shareholders or members of any Subsidiary of RTMRG on any matter.

         Section 5.05 GOVERNMENTAL AUTHORIZATIONS. The execution, delivery and performance by RTMRG of this Agreement and each of the Ancillary Agreements to which it is a party do not, and the consummation by RTMRG of the transactions contemplated hereby and thereby will not, require any consent, approval or other authorization of, or filing with or notification to, any Governmental Entity, other than:

         (a) the filing of the First Certificate of Merger with the Secretary of State of the State of Georgia and the Second Certificate of Merger with the Secretaries of State of the States of Delaware and Georgia;

         (b) the filing with the SEC of any forms, reports, schedules, statements and other documents that may be required under the Securities Act and the Exchange Act in connection with this Agreement and the Registration Rights Agreement and the transactions contemplated hereby and thereby; and

         (c)    the pre-merger notification required under the HSR Act.

         Section 5.06 NON-CONTRAVENTION. Except with respect to Contracts to be satisfied in full or terminated in connection with the Debt Refinancings, the execution, delivery and performance by RTMRG of this Agreement and each of the Ancillary Agreements to which it is a party do not, and the consummation by RTMRG of the transactions contemplated hereby and thereby will not (a) contravene, conflict with, or result in any violation or breach of, the articles of incorporation or by-laws (or comparable organizational instruments) of RTMRG or any of its Subsidiaries, (b) contravene or conflict with, or result in any violation or breach of, in any material respect, any Laws, Orders or Permits applicable to RTMRG or any of its Subsidiaries or by which any assets of RTMRG or any of its Subsidiaries are bound, assuming that all consents, approvals, authorizations, filings and notifications described in Section 3.05, Section
4.04 and Section 5.05 have been obtained or made, (c) result in any violation or breach of, or constitute a default (with or without notice or lapse of time or both) under, (x) any RTMRG Material Contract or (y) any other Contract to which RTMRG or any of its Subsidiaries is a party or by which any assets of RTMRG or any of its Subsidiaries are bound, other than in the case of this clause (y) any such violation, breach or default that would not reasonably be expected to be, individually or in the aggregate, material to

RTMRG and its Subsidiaries, taken as a whole, (d) require any consent, approval or other authorization of, or filing with or notification to, any Person under
(x) any RTMRG Material Contract or (y) any other Contract to which RTMRG or any of its Subsidiaries is a party or by which any assets of RTMRG or any of its Subsidiaries are bound, other than in the case of this clause (y) any such consent, approval, authorization, filing or notification that, if not obtained or made, would not reasonably be expected to be, individually or in the aggregate, material to RTMRG and its Subsidiaries, taken as a whole, (e) give rise to any termination, cancellation, amendment, modification or acceleration of any rights or obligations under (x) any RTMRG Material Contract or (y) any other Contract to which RTMRG or any of its Subsidiaries is a party or by which any assets of RTMRG or any of its Subsidiaries are bound, other than in the case of this clause (y) any such termination, cancellation, amendment, modification or acceleration that would not reasonably be expected to be, individually or in the aggregate, material to RTMRG and its Subsidiaries, taken as a whole, or (f) cause the creation or imposition of any Liens (other than Permitted Liens) on any material assets of RTMRG or any of its Subsidiaries.

         Section 5.07 RESTATED COMBINED RTM FINANCIAL STATEMENTS; INTERNAL CONTROLS; INDEBTEDNESS.

         (a) Schedule 5.07(a) of the RTMRG Disclosure Letter sets forth the following combined financial statements of the RTM Parties and their Subsidiaries (collectively, the "RESTATED COMBINED RTM FINANCIAL STATEMENTS"):
(i) the restated audited combined balance sheets as of May 30, 2004 and May 25, 2003 and statements of income, net capital deficiency and cash flows for the fiscal years ended May 30, 2004, May 25, 2003 and May 26, 2002, for the RTM Parties and their Subsidiaries (such statements, together with the footnotes related thereto, being the "RESTATED COMBINED RTM AUDITED FINANCIAL STATEMENTS") and (ii) the restated unaudited combined balance sheets as of March 6, 2005 and May 30, 2004 and statements of income and retained earnings for the 40 weeks ended March 6, 2005 and February 29, 2004 for the RTM Parties and their Subsidiaries (such statements being the "RESTATED COMBINED RTM UNAUDITED FINANCIAL STATEMENTS"). The Restated Combined RTM Financial Statements and (when delivered) the 2005 RTM Audited Financials (x) have been (or will have been, in the case of the 2005 RTM Audited Financials) prepared in accordance with GAAP applied on a consistent basis (except as may be indicated in the notes to the Restated Combined RTM Financial Statements or 2005 RTM Audited Financials, as applicable, and except for the absence of footnotes in the case of the Restated Combined RTM Unaudited Financial Statements); and (y) fairly present, in all material respects, the combined financial position of the RTM Parties and their Subsidiaries as of the dates thereof and their combined results of operations and cash flows for the periods then ended (subject, in the case of the Restated Combined RTM Unaudited Financial Statements, to normal year-end adjustments).

         (b) RTMRG and each of its Subsidiaries maintains accurate books and records reflecting its assets and liabilities and maintains proper and adequate internal accounting controls which provide assurance that (i) transactions are executed with management's authorization; (ii) transactions are recorded as necessary to permit preparation of the consolidated financial statements of RTMRG and its Subsidiaries and to maintain accountability for the consolidated assets of RTMRG and its Subsidiaries; (iii) access to the assets of RTMRG and its Subsidiaries is permitted only in accordance with management's authorization; (iv) the reporting of the assets of RTMRG and its Subsidiaries is compared with existing assets at regular intervals; and (v) accounts, notes and other receivables and inventory are recorded accurately, and proper and adequate procedures are implemented to effect the collection thereof on a current and timely basis. RTMRG has heretofore made available to Triarc a true, complete and correct copy of any disclosure (or, if unwritten, a summary thereof) by any Representative of RTMRG or its Subsidiaries to RTMRG's independent auditors relating to (x) any significant deficiencies in the design or operation of internal controls which could adversely affect the ability of RTMRG or any of its Subsidiaries to record, process, summarize and report financial data and any material weaknesses in internal controls and (y) any fraud, whether or not material, that involves management or other employees who have a significant role in the internal control over financial reporting of RTMRG or any of its Subsidiaries.

         (c) Section 5.07(c) of the RTMRG Disclosure Letter sets forth a true and correct list of (i) all Indebtedness of RTMRG or any of its Subsidiaries (other than any Indebtedness owed by RTMRG or any of its Subsidiaries to RTMRG or any of its Subsidiaries) and (ii) all Indebtedness owed by the Mrs. Winners Obligors to be repaid in connection with the Debt Refinancings (which Section may be updated by RTMRG prior to the Closing Date to reflect (x) any additions or deletions thereto after the date hereof in compliance with Section 6.02 and
(y) payments of principal and interest and accrual of interest on such Indebtedness during the period from the date hereof through the Closing Date). The aggregate amount of prepayment penalties, premiums, make wholes, breakage and other costs and expenses payable to the lenders as such of all such Indebtedness solely on account of the repayment of such Indebtedness in the Debt Refinancings will not exceed $20 million. Section 5.07(c) of the RTMRG Disclosure Letter specifically identifies all Indebtedness of RTMRG or any of its Subsidiaries or included in the Winners Indebtedness Amount that constitutes RTM Non-Prepayable Debt. All such Indebtedness of the RTM Parties and their Subsidiaries and the Mrs. Winners Obligors, other than the RTM Non-Prepayable Debt, is permitted by its terms to be prepaid, or the holder thereof has consented in writing (which consent is in full force and effect) to being prepaid, in connection with the Debt Refinancings.

         Section 5.08 ABSENCE OF CERTAIN CHANGES OR EVENTS. Except to the extent relating to the transactions contemplated by this Agreement, since May 30, 2004 (i) RTMRG and its Subsidiaries taken as a whole have in all material respects conducted their businesses in the ordinary course of business consistent with past practice and (ii) there has not occurred any event, and there does not exist any condition or set of circumstances, that has had or could reasonably be expected to have, individually or in the aggregate, an RTM Material Adverse Effect.

         Section 5.09 ABSENCE OF UNDISCLOSED LIABILITIES. None of RTMRG or its Subsidiaries have any material Liabilities, except for (i) Liabilities set forth in the Restated Combined RTM Financial Statements, (ii) Liabilities which have arisen after May 30, 2004 in the ordinary course of business consistent with past practice or in compliance with Section 6.02, (iii) Liabilities set forth in Section 5.09 of the RTMRG Disclosure Letter and (iv) Liabilities that are (A) the subject of any other representation or warranty contained in this Article V and are specifically disclosed pursuant to such representation or warranty or are not required to be disclosed because such other representation or warranty is limited or qualified with respect to dollar amount, Knowledge of RTMRG or materiality or (B) taken into account in the determination of the RTM Estimated Net Liabilities or RTM Closing Net Liabilities.

         Section 5.10   COMPLIANCE WITH LAWS; PERMITS.

         (a) Since December 31, 2001, except for matters specifically addressed by Section 5.15 (last sentence only), Section 5.16 or Section 5.25(b),
(i) RTMRG and its Subsidiaries have conducted their respective businesses in compliance in all material respects with applicable Law; and (ii) neither RTMRG nor any of its Subsidiaries has received any notice or other communication (whether oral or written) from any Governmental Entity or any other Person regarding any actual, alleged, possible, or potential failure to comply in any material respect with any applicable Laws.

         (b) RTMRG and its Subsidiaries hold all material Permits issued or provided by Governmental Entities under all Laws, which are necessary for them to own their assets or operate their businesses as currently conducted (the "RTMRG PERMITS"). There have been no material misstatements or omissions in connection with any RTMRG Permit that, individually or in the aggregate, would be reasonably likely to result in the revocation, nonrenewal, suspension or adverse modification of such RTMRG Permit except for such revocations, non-renewals, suspensions or adverse modifications that have not been and would not reasonably be expected to be, individually or in the aggregate, material to RTMRG and its Subsidiaries, taken as a whole. There is not pending, nor to the Knowledge of RTMRG, threatened, against RTMRG or any of its Subsidiaries, any application, action, petition, objection or other pleading, or any proceeding, with any Governmental Entity which questions or contests the validity of, or any rights of the holder under, or nonrenewal or suspension of any RTMRG Permit.

         Section 5.11 LEGAL ACTIONS. Section 5.11 of the RTMRG Disclosure Letter sets forth a true and complete list of all Legal Actions pending or, to the Knowledge of RTMRG, threatened against (a) RTMRG or any of its Subsidiaries or (b) any director, officer or employee of RTMRG or any of its Subsidiaries or other Person for whom RTMRG or any of its Subsidiaries may be liable, other than in the case of clause (a) or (b) any such Legal Actions commenced or, to the Knowledge of RTMRG, threatened after the date of this Agreement and prior to the Closing Date that have not resulted in and would not reasonably be expected to result in, individually or in the aggregate, (x) Losses to RTMRG and its Subsidiaries in excess of $1 million or (y) RTMRG or any of its Subsidiaries being bound by any material restriction (other than customary confidentiality restrictions). Neither RTMRG nor any of its Subsidiaries is subject to or bound by any outstanding Order that is material to RTMRG and its Subsidiaries taken as a whole.

         Section 5.12   CONTRACTS.

         (a) Section 5.12(a) of the RTMRG Disclosure Letter lists the following Contracts to which RTMRG or any of its Subsidiaries is a party and which are outstanding (which Section may be updated by RTMRG prior to the Closing Date to reflect any additions or deletions thereto after the date hereof in compliance with Section 6.02) (collectively, the "RTMRG MATERIAL CONTRACTS"):

                (i) any Contract expressly requiring capital expenditures involving consideration in excess of $50,000 in any twelve month period;

                (ii) any Contract which restricts or limits, in any material respect, the ability of RTMRG or any of its Subsidiaries to freely engage in any aspect of the quick service restaurant business whether as franchisor or owner/operator, or to employ any individuals (other than any confidentiality agreement entered into in connection with a potential acquisition containing any such restriction or limitation to employ any individuals);

                (iii)   any collective bargaining agreement;

                (iv) any Contract which involved payments from RTMRG or any of its Subsidiaries of more than $250,000 to any Person supplying food or paper products or distribution services to any of the RTM Parties or any of their Subsidiaries during the twelve-month period ended May 30, 2004;

                (v) any Contract which involved payments from RTMRG or any of its Subsidiaries of more than $100,000 to any Person supplying advertising services or marketing services or materials to any of the RTM Parties or any of their Subsidiaries during the twelve-month period ended May 30, 2004;

                (vi) any Contract which involved payments to RTMRG or any of its Subsidiaries of more than $100,000 from any Person supplying beverage products to any of the RTM Parties or any of their Subsidiaries during the twelve-month period ended May 30, 2004;

                (vii) any Contract relating to the management or control of any Person in which RTMRG or any of its Subsidiaries owns any equity securities other than direct and indirect wholly owned Subsidiaries of RTMRG;

                (viii) any Contract relating to the employment of any employee, and any Contract pursuant to which RTMRG or any of its Subsidiaries is or may become obligated to make any severance, termination, bonus or relocation payment or any other payment (other than payments in respect of salary) in excess of $125,000, to any current or former employee, officer or director;

                (ix) any Contract which provides for indemnification by RTMRG or any of its Subsidiaries of (A) any officer, director or employee of any of the RTM Parties or any of their Subsidiaries or (B) any agent of the RTM Parties or any of their Subsidiaries or any other Person that, in the case of this clause (B), has resulted in or would reasonably be expected to result in, individually or in the aggregate, material Liabilities to RTMRG or any of its Subsidiaries;

                (x) any Contract relating to any Indebtedness, guarantying the performance of any Person or guarantying any Indebtedness;

                (xi) any Contract involving a purchase price of $50,000 or more under which the closing of the transactions contemplated thereby has not occurred or under which there remains outstanding obligations and which relates to the acquisition by RTMRG or any of its Subsidiaries of any operating business or the capital stock or other equity securities of any other Person, or the sale by RTMRG or any of its Subsidiaries of any operating business or the capital stock or other equity securities of any former Subsidiary of RTMRG;

                (xii) any partnership or joint venture agreement or other Contract involving a sharing of profits, losses, costs or Liabilities with any other Person;

                (xiii) any Contract under which RTMRG or any of its Subsidiaries uses or occupies or has the right to use or occupy any real property (collectively, the "RTMRG REAL PROPERTY LEASES") (and Section 5.12(a)(xiii) of the RTMRG Disclosure Letter sets forth a true and complete summary of the following terms of each such RTMRG Real Property Lease: (1) the lessee; (2) the unit number; (3) the monthly rental rate; (4) the monthly operating expenses payable to the landlord; (5) the monthly rental taxes; (6) the commencement date and the termination date; (7) any assignment or change in control provisions; and (8) any guaranty by a Person other than an RTM Party or their Subsidiaries);

                (xiv) any Contract under which RTMRG or any of its Subsidiaries grants to any Person or Persons the right of use or occupancy to any portion of any parcel of RTMRG Real Property (collectively, the "RTMRG LEASES") (and Section 5.12(a)(xiv) of the RTMRG Disclosure Letter sets forth a true and complete summary of the following terms of each such RTMRG Lease: (1) the sublessee; (2) the unit number; (3) the monthly rental rate; (4) the monthly operating expenses payable to the sublessor; (5) the monthly rental taxes; (6) the commencement date and the termination date; and (7) any guaranty by an RTM Party or their Subsidiaries);

                (xv) any Contract under which the closing of the transactions contemplated thereby has not occurred relating to the acquisition or sale by RTMRG or any of its Subsidiaries of one or more parcels of real property, the aggregate purchase price of which exceeds $50,000;

                (xvi) any Contract under which the closing of the transactions contemplated thereby has not occurred relating to the construction by RTMRG or any of its Subsidiaries of one or more new Restaurants, the estimated costs under which exceeds $50,000 in the aggregate;

                (xvii) any Contract entered into out of the ordinary course of business, including any Contract entered into in connection with any settlement of any claim, action, suit, demand, proceeding, investigation or dispute, involving payments by RTMRG and/or its Subsidiaries in excess of $50,000 or any unfulfilled or pending non-payment obligations of RTMRG or any of its Subsidiaries; and

                (xviii) any Contract or pledge pursuant to which RTMRG or any of its Subsidiaries has committed or undertaken to make any charitable contribution with an unfulfilled amount in excess of $50,000 individually or $250,000 in the aggregate.

         (b) Each RTMRG Material Contract is valid, binding, in full force and effect and enforceable in accordance with its terms against RTMRG or the applicable Subsidiary of RTMRG and, to the Knowledge of RTMRG, against any other party thereto. RTMRG or the applicable Subsidiary of RTMRG and, to the Knowledge of RTMRG, each other party thereto, is not in material breach or material default under any RTMRG Material Contract and to the Knowledge of RTMRG, no event has occurred or condition or set of circumstances exists which, with or without notice or lapse of time or both, would constitute a material breach or material default, or permit termination, modification or acceleration, under any RTMRG Material Contract by any party thereto.

         Section 5.13   TAX MATTERS.

         (a) All income Tax Returns and all other material Tax Returns required to be filed by or with respect to RTMRG and its Subsidiaries have been properly prepared and timely filed (including all applicable extensions), and all such Tax Returns (including information provided therewith or with respect thereto) are true, complete and correct in all material respects.

         (b) RTMRG and its Subsidiaries have fully and timely paid all income Taxes and all other material Taxes owed by such companies (whether or not shown on any Tax Return), and have made adequate provision for any such Taxes that are not yet due and payable, for all taxable periods, or portions thereof, ending on or before the date hereof.

         (c) There are no outstanding agreements extending or waiving the statutory period of limitations applicable to any claim for, or the period for the collection or assessment or reassessment of, Taxes due from RTMRG or any of its Subsidiaries for any taxable period and no written request for any such waiver or extension is currently pending.

         (d) No audit or other proceeding by any Governmental Entity is pending, no Governmental Entity has given written notice of any intention to commence an audit or other proceeding, or assert any deficiency or claim for additional Taxes against RTMRG or any of its Subsidiaries, and no claim in writing has been made by any Governmental Entity in a jurisdiction where RTMRG and its Subsidiaries do not file Tax Returns with respect to a particular Tax that it is or may be subject to taxation by that jurisdiction with respect to such Tax, and all deficiencies for Taxes asserted or assessed in writing against RTMRG or any of its Subsidiaries have been fully and timely paid, settled or properly reflected in the Restated Combined RTM Financial Statements.

         (e) There are no Liens for Taxes upon the assets or properties of RTMRG or any of its Subsidiaries, except for statutory Liens for current Taxes not yet due.

         (f) Neither RTMRG nor any of its Subsidiaries is a party to any Tax Sharing Agreement, or has any Liability for Taxes of any Person (other than members of the affiliated group, within the meaning of Section 1504(a) of the Code, filing consolidated federal income tax returns of which RTMRG is the common parent or members of any affiliated group filing combined or consolidated Tax Returns for state, local or foreign Law purposes of which any of RTMRG or its Subsidiaries is the common parent) under Treasury Regulation ss. 1.1502-6, Treasury Regulation ss. 1.1502-78 or similar provision of state, local or foreign Law, as a transferee or successor, by Contract, or otherwise.

         (g) RTMRG and its Subsidiaries have each withheld (or will withhold) from their respective employees, independent contractors, creditors, stockholders and third parties and timely paid to the appropriate Governmental Entity proper and accurate amounts in all material respects for all periods ending on or before the Closing Date in compliance with all Tax withholding and remitting provisions of applicable Laws and have each complied in all material respects with all Tax information reporting provisions of all applicable Laws.

         (h) Neither RTMRG nor any of its Subsidiaries has constituted a "distributing corporation" or a "controlled corporation" (within the meaning of Section 355(a)(1)(A) of the Code) in a distribution of shares qualifying for tax-free treatment under Section 355 of the Code (i) in the two years prior to the date of this Agreement or (ii) in a distribution that could otherwise constitute part of a "plan" or "series of related transactions" (within the meaning of Section 355(e) of the Code) in conjunction with this acquisition.

         (i) Neither RTMRG nor any of its Subsidiaries has agreed, or is required to make, any adjustment under Section 481(a) of the Code, and no Governmental Entity has proposed in writing any such adjustment or change in accounting method.

         (j) Neither RTMRG nor any of its Subsidiaries has executed or entered into a closing agreement pursuant to Section 7121 of the Code or any similar provision of state, local or foreign Law, and neither RTMRG nor any of its Subsidiaries is subject to any private letter ruling of the IRS or comparable ruling of any other Governmental Entity.

         (k) Neither RTMRG nor any of its Subsidiaries has any "deferred gains" with respect to any "deferred intercompany transactions," within the meaning of

Treasury Regulation ss. 1.1502-13 and none of RTMRG's Subsidiaries has an "excess loss account" within the meaning of Treasury Regulation ss. 1.1502-19.

         (l) No property owned by any of RTMRG or its Subsidiaries: (i) is property required to be treated as being owned by another Person pursuant to the provisions of Section 168(f)(8) of the Internal Revenue Code of 1954, as amended and in effect immediately prior to the enactment of the Tax Reform Act of 1986,
(ii) constitutes "tax-exempt use property" within the meaning of Section 168(h)(1) of the Code or (iii) is "tax-exempt bond financed property" within the meaning of Section 168(g)(5) of the Code.

         (m) The adjusted tax basis of each note, receivable or other obligation among RTMRG, its Subsidiaries, its direct or indirect shareholders and its Affiliates equals the principal amount of such note, receivable or obligation (including any accrued but unpaid interest).

         (n)    Assuming the consummation of the transactions described in
Section 8.11, there will be no "excess loss account" (within the meaning of Treasury Regulation ss. 1.1502-19) with respect to the capital stock of any Subsidiaries of RTMRG.

         (o) Section 5.13(o) of the RTMRG Disclosure Letter sets forth the outstanding third-party indebtedness for each ELA Subsidiary, the amount of such indebtedness which could be prepaid on the Closing Date without penalty, and the amount of such indebtedness which could be prepaid on the Closing Date with penalty (and the amount of such penalty).

         Section 5.14   EMPLOYEE BENEFITS.

         (a) Except for severance agreements under which the remaining aggregate payments to the applicable former employee are less than $125,000, RTMRG does not maintain or contribute to or have any obligation to maintain or contribute to, or have any direct or indirect Liability with respect to any plan, program, arrangement or agreement that is a pension, profit-sharing, savings, retirement, employment, consulting, severance pay, termination, executive compensation, incentive compensation, deferred compensation, bonus, stock purchase, stock option, phantom stock or other equity-based compensation, change-in-control, retention, salary continuation, vacation, sick leave, disability, death benefit, group insurance, hospitalization, medical, dental, life (including all individual life insurance policies as to which RTMRG is the owner, the beneficiary, or both), Code Section 125 "cafeteria" or "flexible" benefit, employee loan, educational assistance, fringe benefit plan, whether written or oral, including, without limitation, any (i) "employee benefit plan" within the meaning of Section 3(3) of ERISA or (ii) other employee benefit plans, agreements, programs, policies, arrangements or payroll practices, whether or not subject to ERISA (including any funding mechanism therefor now in effect or required in the future as a result of the transaction contemplated by this Agreement or otherwise) under which any current or former employee, director, officer, leased employee or agent (or their beneficiaries) of RTMRG has any present or future right to benefits (each such plan, program, arrangement or agreement set forth in such

Section being individually, an "RTMRG EMPLOYEE PLAN," and collectively, the "RTMRG EMPLOYEE PLANS"). All references to "RTMRG" in this Section 5.14 shall refer to RTMRG and any employer that would be considered a single employer with RTMRG under Sections 414(b), (c), (m) or (o) of the Code.

         (b) RTMRG does not maintain, contribute to or have any Liability with respect to, and has not within the preceding six years maintained, contributed to or had any Liability with respect to, any RTMRG Employee Plan that is, or has been, (i) subject to Title IV of ERISA or Section 412 of the Code, (ii) maintained by more than one employer within the meaning of Section 413(c) of the Code, (iii) subject to Sections 4063 or 4064 of ERISA, (iv) a "multiemployer plan," within the meaning of Section 4001(a)(3) of ERISA, (v) a "multiple employer welfare arrangement" as defined in Section 3(40) of ERISA,
(vi) maintained outside the jurisdiction of the United States, or (vii) an "employee pension benefit plan" within the meaning of Section 3(2) of ERISA and that is not intended to be qualified under Section 401(a) of the Code.

         (c)    (i)     Each RTMRG Employee Plan has been established and
administered in all material respects in accordance with its terms and in compliance with the applicable provisions of ERISA, the Code and all other applicable Laws; (ii) with respect to each RTMRG Employee Plan, all reports, returns, notices and other documentation that are required to have been filed with or furnished to the IRS, the DOL or any other Governmental Entity, or to the participants or beneficiaries of such RTMRG Employee Plan have been filed or furnished on a timely basis; (iii) each RTMRG Employee Plan that is intended to be qualified within the meaning of Section 401(a) of the Code is so qualified and has received a favorable determination letter from the IRS to the effect that the RTMRG Employee Plan satisfies the requirements of Section 401(a) of the Code and that its related trust is exempt from taxation under Section 501(a) of the Code and, to the Knowledge of RTMRG, there are no facts or circumstances that could reasonably be expected to cause the loss of such qualification or the imposition of any material Liability, penalty or Tax under ERISA, the Code or any other applicable Laws; (iv) other than routine claims for benefits, no Liens or Legal Actions to or by any Person or Governmental Entity have been filed against any RTMRG Employee Plan or RTMRG with respect to any RTMRG Employee Plan or, to the Knowledge of RTMRG, against any other Person and, to the Knowledge of RTMRG, no such Liens or Legal Actions are contemplated or threatened with respect to any RTMRG Employee Plan; (v) no individual who has performed services for RTMRG has been improperly excluded from participation in any RTMRG Employee Plan; and (vi) there are no audits or proceedings initiated pursuant to the Employee Plans Compliance Resolution System or similar proceedings pending with the IRS or the DOL with respect to any RTMRG Employee Plan.

         (d) Neither RTMRG nor, to the Knowledge of RTMRG, any other "party in interest" or "disqualified person" with respect to any RTMRG Employee Plan has engaged in a non-exempt "prohibited transaction" within the meaning of
Section 406 of ERISA or Section 4975 of the Code involving such RTMRG Employee Plan. To the Knowledge of RTMRG, no fiduciary has any Liability for breach of fiduciary duty or any other failure to act or comply with the requirements of ERISA, the Code or any other applicable Laws in connection with the administration or investment of the assets of any RTMRG Employee Plan.

         (e) All Liabilities or expenses of RTMRG in respect of any RTMRG Employee Plan (including workers compensation) which have not been paid, have been properly accrued on the Restated Combined RTM Unaudited Financial Statements in compliance with GAAP. All contributions (including all employer contributions and employee salary reduction contributions) or premium payments required to have been made under the terms of any RTMRG Employee Plan, or in accordance with applicable Law, as of the date hereof have been timely made or reflected on the Restated Combined RTM Unaudited Financial Statements in accordance with GAAP.

         (f) Neither RTMRG nor any organization to which RTMRG is a successor or parent corporation, within the meaning of Section 4069(b) of ERISA, has engaged in any transaction described in Sections 4069 or 4212(c) of ERISA.

         (g) RTMRG has no obligation to provide or make available post-employment welfare benefits or welfare benefit coverage for any employee or former employee, except as may be required under COBRA, and at the sole expense of the employee or former employee.

         (h) Neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby will (either alone or in combination with another event) (i) result in any payment becoming due, or increase the amount of any compensation due, to any current or former employee of RTMRG; (ii) increase any benefits otherwise payable under any RTMRG Employee Plan; (iii) result in the acceleration of the time of payment or vesting of any such compensation or benefits; or (iv) result in the payment of any amount that could, individually or in combination with any other such payment, constitute an "excess parachute payment," as defined in Section 280G(b)(1) of the Code.

         (i) RTMRG has no plan, Contract or commitment, whether legally binding or not, to create any additional employee benefit or compensation plans, policies or arrangements or, except as may be required by Law, to modify any RTMRG Employee Plan.

         (j) There are no reserves, assets, surpluses or prepaid premiums with respect to any "welfare plan" (as defined in Section 3(1) of ERISA) that is disclosed in Section 5.14(a) of the RTMRG Disclosure Letter.

         (k) RTMRG has not incurred any Liability or obligation under WARN or any similar state or local Law within the last six months which remains unsatisfied.

         (l) RTMRG has no direct or indirect material Liability with respect to any misclassification of any Person as an independent contractor rather than as an employee, or with respect to any employee leased from another employer.

         (m) RTMRG has made available to Triarc with respect to each RTMRG Employee Plan (other than severance agreements under which the aggregate remaining payments to the applicable former employee are less than $125,000), a true, correct and complete copy (or, to the extent no such copy exists, an accurate description) thereof and, to the extent applicable: (i) the most recent documents constituting the RTMRG Employee Plan and all amendments thereto, (ii) any related trust agreement or other funding instrument; (iii) the most recent IRS determination letter; (iv) the most recent summary plan description and summary of material modifications; (v) the three most recent (A) Forms 5500 and attached schedules, and (B) audited financial statements; (vi) for the last three years, all correspondence with the IRS, the DOL and any other Governmental Entity regarding the operation or the administration of any RTMRG Employee Plan; and (vii) any other documents in respect of an RTMRG Employee Plan reasonably requested by Triarc.

         Section 5.15 LABOR MATTERS. Neither RTMRG nor any of its Subsidiaries is the subject of, nor, to the Knowledge of RTMRG, is there threatened, any material claim asserting that RTMRG or any of its Subsidiaries has committed an unfair labor practice with respect to RTMRG Employees located in the United States, nor is there pending or, to the Knowledge of RTMRG, threatened, nor has there been since December 31, 2001, any organized effort or demand for recognition by any labor organization or any labor dispute or slow-down that is material to the operations of RTMRG and its Subsidiaries, taken as a whole. There is not pending, nor, to the Knowledge of RTMRG, is there threatened any material labor strike, walk-out, work stoppage or lockout with respect to RTMRG Employees. RTMRG and each of its Subsidiaries is, and since December 31, 2001 has been, in compliance in all material respects with all applicable foreign, federal, state and local Laws respecting employment, employment of minors, employment practices, terms and conditions of employment, withholding and wages and hours. Neither RTMRG nor any of its Subsidiaries has any employees who spend more than 25% of their work week for matters related to any RTM Related Entity.

         Section 5.16 ENVIRONMENTAL MATTERS. (i) Neither RTMRG nor any of its Subsidiaries is, or since December 31, 2001 has been, in violation in any material respect of any applicable Environmental Law; (ii) since December 31, 2001, neither RTMRG nor any of its Subsidiaries has received any written notice, demand, claim or request for information from any Governmental Entity alleging the violation in any material respect of or any material Liability under any applicable Environmental Law; (iii) neither RTMRG nor any of its Subsidiaries is the subject of any Order arising under any Environmental Law; and (iv) to the Knowledge of RTMRG, there are no events, conditions or circumstances reasonably likely to result in any material Liability to RTMRG or any of its Subsidiaries under Environmental Laws.

         Section 5.17   INTELLECTUAL PROPERTY.

         (a) RTMRG and/or each of its Subsidiaries owns, is licensed under, or otherwise possesses legally enforceable rights to use all patents, trade secrets, inventions, trademarks, trade names, service marks, trade dress rights, Internet domain names, copyrights, and any applications and registrations therefor, technology, know-how, computer software programs or applications, and tangible or intangible proprietary information or materials that are used in and material to the business of RTMRG and its Subsidiaries as currently conducted; PROVIDED, that no representation or warranty is being made under this Agreement with respect to the compliance by ARG or its applicable Subsidiary with any Contracts pursuant to which ARG or its applicable Subsidiary licenses the RTMRG Third-Party Intellectual Property Rights to RTMRG and its Subsidiaries or the sufficiency of any such Contract to grant valid rights to such RTMRG Third-Party Intellectual Property Rights. Section 5.17(a) of the RTMRG Disclosure Letter sets forth all material United States patents, patent applications, trademark, service mark and copyright applications and registrations, and Internet domain name registrations owned by RTMRG and its Subsidiaries.

         (b) Neither RTMRG nor any of its Subsidiaries is, nor will it be as a result of the execution and delivery by RTMRG of this Agreement or the performance by RTMRG of its obligations hereunder, in violation in any material respect of any material licenses, sublicenses or other agreements as to which RTMRG or any of its Subsidiaries is a party and pursuant to which RTMRG or any of its Subsidiaries is authorized to use any third-party patents, inventions, trademarks, trade names, service marks, trade dress rights, Internet domain names, copyrights, trade secrets or other intellectual property rights (collectively, "RTMRG THIRD-PARTY INTELLECTUAL PROPERTY RIGHTS").

         (c) No claims with respect to (i) the right of RTMRG or any of its Subsidiaries to use or to sell, license or make available to any Person any products or services of RTMRG or any of its Subsidiaries, or any of the patents, patent applications, registered and material unregistered trademarks, trade names, service marks, registered copyrights, and any applications therefor or trade secrets owned by RTMRG or any of its Subsidiaries (collectively, the "RTMRG INTELLECTUAL PROPERTY RIGHTS"); or (ii) RTMRG Third-Party Intellectual Property Rights are, to the Knowledge of RTMRG, currently pending or threatened by any Person against RTMRG or its Subsidiaries, that if adversely determined could be material to RTMRG and its Subsidiaries taken as a whole; PROVIDED, that no representation or warranty is being made with respect to claims made against ARG or any of its Subsidiaries of which RTMRG does not have Knowledge.

         (d) RTMRG and its Subsidiaries have taken all necessary actions to maintain and protect the RTMRG Intellectual Property Rights.

         Section 5.18 REAL PROPERTY. Section 5.18 of the RTMRG Disclosure Letter sets forth a true, correct and complete schedule of all real property owned by, or leased, subleased or licensed to, RTMRG or any of its Subsidiaries (which Section may be updated by RTMRG prior to the Closing Date to reflect any additions or deletions thereto after the date hereof in compliance with Section 6.02) (collectively, the "RTMRG REAL PROPERTY"). With respect to each such parcel of RTMRG Real Property:

         (a) RTMRG or the relevant Subsidiary thereof has good and marketable title to the RTMRG Real Property owned by it and a valid leasehold interest in the RTMRG Real Property leased to it, as the case may be, free and clear of any Liens, except for Permitted Liens;

         (b) except for RTMRG Leases, there are no leases, subleases, licenses, concessions, or other agreements entered into by RTMRG or any of its Subsidiaries granting to any Person or Persons the right of use or occupancy to any portion of the parcel of any of such RTMRG Real Property;

         (c)    [intentionally omitted];

         (d) all of the real property used by RTMRG and its Subsidiaries in the conduct of its business is included in the RTMRG Real Property, and is sufficient to operate the Arby's quick service restaurant business as currently conducted;

         (e) except for the RTMRG Restaurants (which are addressed in Section 5.25), RTMRG and its Subsidiaries have not received notice and, to the Knowledge of RTMRG, there are no pending, threatened or contemplated condemnation proceeding or proceedings affecting any of the RTMRG Real Property or any part thereof or of any sale or other disposition of the RTMRG Real Property or any part thereof in lieu of condemnation, in each case that, individually or in the aggregate, is, or is reasonably likely to be, material to RTMRG and its Subsidiaries, taken as a whole; and

         (f) no portion of any material RTMRG Real Property has suffered any material damage by fire or other casualty which is uninsured or has not heretofore been completely repaired and restored in full.

         Section 5.19 PERSONAL PROPERTY. RTMRG and its Subsidiaries have good and marketable title to, or a valid and enforceable leasehold interest in, all material tangible personal property or assets owned, used or held for use by them. Neither RTMRG nor any of its Subsidiaries' ownership of or leasehold interest in any such personal property or assets is subject to any Liens, except for Permitted Liens. Except for normal wear and tear and except to the extent addressed in Section 5.25(a), the machinery, equipment, fixtures and improvements of RTMRG and its Subsidiaries necessary for and material to the continued conduct of their respective businesses are in good operating condition and in a state of reasonable maintenance and repair.

         Section 5.20 SUFFICIENCY OF ASSETS. The RTM Parties and their Subsidiaries taken as a whole have, and upon completion of the RTM Transactions, Triarc shall have, directly or indirectly, ownership of or rights in all of the assets necessary to conduct the Arby's restaurant business of the RTM Parties and their Subsidiaries in all material respects as currently conducted.

         Section 5.21 INSURANCE. RTMRG and its Subsidiaries maintain (or have maintained on their behalf), and have maintained (or have maintained on their behalf) without interruption, policies or binders of insurance covering risks and events and in amounts adequate for their respective businesses and operations and customary in the industry in which they operate. There are no material claims by RTMRG or any

Subsidiary pending under any of such policies or bonds in excess of $100,000 as to which coverage has been questioned, denied or disputed by the underwriters of such policies or bonds or in respect of which such underwriters have reserved their rights.

         Section 5.22 INVENTORY. The Inventory of RTMRG and its Subsidiaries consists of items which are in all material respects of a quality and quantity usable and salable in the ordinary course of business consistent with past practice.

         Section 5.23 ACCOUNTS RECEIVABLE. All Accounts Receivable of RTMRG or any of its Subsidiaries that are reflected on the Restated Combined RTM Financial Statements or on the accounting records of RTMRG and its Subsidiaries as of the Closing Date represent or will represent valid obligations arising from sales actually made or services actually performed by RTMRG or its Subsidiaries in the ordinary course of business. There is no contest, claim, defense or right of setoff, other than returns in the ordinary course of business of RTMRG or its Subsidiaries, under any Contract with any account debtor of a material Account Receivable relating to a material portion or validity of such Account Receivable, other than any of the foregoing asserted after the date hereof and where the result, individually or in the aggregate, is not and would not reasonably be expected to be material to RTMRG and its Subsidiaries, taken as a whole.

         Section 5.24 SUPPLIERS. No supplier or distributor that is identified with an asterisk on Section 5.12(a) of the RTMRG Disclosure Letter has reduced or otherwise discontinued or adversely modified the terms on which such products or services are supplied, or threatened to reduce or discontinue or adversely modify the terms in connection with supplying such items to RTMRG or its Subsidiaries, in a manner that is or would be material to RTMRG and its Subsidiaries, taken as a whole.

         Section 5.25   RTMRG RESTAURANTS.

         (a) Section 5.25(a) of the RTMRG Disclosure Letter sets forth a true and complete list of the Restaurants owned or operated by RTMRG or any of its Subsidiaries (which Section may be updated by RTMRG prior to the Closing Date to reflect any additions or deletions thereto after the date hereof in compliance with Section 6.02) (the "RTMRG RESTAURANTS"). The stores, equipment, machinery, fixtures and improvements owned by RTMRG and its Subsidiaries or otherwise used by RTMRG and its Subsidiaries in connection with the operation of the RTMRG Restaurants are (as to physical plant and structure) structurally sound, in good operating condition and repair, except for ordinary wear and tear, and are adequate for the uses to which they are being put.

         (b) To the Knowledge of RTMRG, neither RTMRG nor any of its Subsidiaries have received written notice that any of the buildings and structures or any appurtenances thereto or equipment therein or the operation or maintenance thereof related to the RTMRG Restaurants violates in any material respect any restrictive covenants, any insurance requirements or any applicable federal, state or local Law, ordinance or zoning regulation. To the Knowledge of RTMRG, none of the property nor any buildings, structures or improvements thereon related to the RTMRG Restaurants violate in any material respect any building, fire, environmental or other Laws.

         (c) No Governmental Entity has issued or threatened, in writing, to issue any written notice or order that materially affects the use of the property of an RTMRG Restaurant as presently utilized and neither RTMRG nor any of its Subsidiaries has received written notice from any other third party of any adverse claim that would materially adversely affect the current operations of the RTMRG Restaurants. There are no condemnation or eminent domain proceedings pending or, to the Knowledge of RTMRG, threatened, against the property where any such RTMRG Restaurant is located, and neither RTMRG nor any of its Subsidiaries has received written notice of the intent of any Governmental Entity to take or use the property or any part thereof.

         Section 5.26 TRANSACTIONS WITH AFFILIATES. Except for existing employment agreements with RTMRG or any of its Subsidiaries or existing RTMRG Employee Plans or existing Contracts entered into between RTMRG and its Subsidiaries, neither RTMRG nor any of its Subsidiaries is a party to any Contract with any Affiliate of RTMRG or any of its Subsidiaries (other than any other RTM Party or any of their Subsidiaries, except in the case of RTMMC to the extent that such Contract is an Excluded Asset (as defined in the RTMMC Purchase Agreement)), any director, officer, shareholder or employee of RTMRG or any of its Subsidiaries or, to the Knowledge of RTMRG, any Affiliates or Immediate Family Members of any director, officer, shareholder or employee of RTMRG or any of its Subsidiaries. Section 5.26 of the RTMRG Disclosure Letter also sets forth a true and complete list of all outstanding loans or extensions of credit (other than travel advances made in the ordinary course of business to directors, officers or employees) that RTMRG or any of its Subsidiaries has made directly or indirectly to any director, officer, shareholder or employee of RTMRG or any of its Subsidiaries or any of their respective Affiliates or Immediate Family Members, providing with respect to each such loan or extension of credit the outstanding principal amount, the interest rate and final maturity date (which Section may be updated by RTMRG prior to the Closing Date to reflect (x) any additions or deletions thereto after the date hereof in compliance with Section
6.02 and (y) payments of principal and interest and accrual of interest on such Indebtedness during the period from the date hereof through the Closing Date). Each Contract and loan or extension of credit set forth or required to be set forth in Section 5.26 of the RTMRG Disclosure Letter is hereinafter referred to as a "RTMRG RELATED PARTY ARRANGEMENT". Each of the promissory notes evidencing the RTMRG Shareholders Obligations Amount, other than any such promissory notes owed by any of the RTMRG Shareholders listed in Section 9.02(i) of the RTMRG Disclosure Letter, provides that the aggregate principal amount and accrued interest thereon shall become due and payable by its terms upon consummation of the RTM Transactions.

         Section 5.27 BROKERS AND FINDERS. No broker, finder or investment banker other than TM Capital is entitled to any brokerage, finder's or other fee or commission in connection with the RTM Transactions or the other transactions contemplated by this Agreement or the Ancillary Agreements based upon arrangements made by or on behalf of RTMRG or any of its Subsidiaries. RTMRG has made available to Triarc a correct and complete copy of all agreements between RTMRG and TM Capital under which TM Capital would be entitled to any payment relating to the RTM Transactions or such other transactions, which agreements shall not be amended or otherwise modified after the date hereof without the prior written consent of Triarc.


                                   ARTICLE VI

                          INTERIM OPERATIONS COVENANTS

         Section 6.01 CONDUCT OF BUSINESS OF TRIARC AND ITS SUBSIDIARIES. During the period from the date hereof until the Closing, except as required by Law or a Governmental Entity or as otherwise contemplated by this Agreement or the Ancillary Agreements or taken in connection with complying with the terms of this Agreement or the Ancillary Agreements or as set forth in Section 6.01 of the Triarc Disclosure Letter, Triarc shall not take any of the following actions, without the prior written consent of the RTM Representatives (not to be unreasonably withheld, conditioned or delayed):

         (a) ORGANIZATION DOCUMENTS. Amend its certificate of incorporation or bylaws or similar organizational instruments in a manner that materially adversely affects the RTMRG Shareholders who will receive shares of Triarc Class B-1 Common Stock (if the Triarc B-1 Election shall have been made) or Triarc Class B-2 Common Stock (if the Triarc B-2 Election shall have been made) upon consummation of the First Merger in a manner different from the other holders of Triarc Common Stock (other than those that affect the holders of the Triarc Class B-1 Common Stock and the Triarc Class B-2 Common Stock similarly);

         (b)    DIVIDENDS. Make, declare or pay any dividend or distribution on
(i) any shares of Triarc Class A Common Stock or Triarc Class B-1 Common Stock, other than dividends or distributions in amounts that do not result in an anti-dilution adjustment under the Triarc Convertible Notes, or (ii) any shares of the capital stock or similar equity interests of ARG and its Subsidiaries other than dividends or distributions to ARG or another Subsidiary of ARG; PROVIDED, that the foregoing clause (ii) shall not prohibit or restrict in any manner (w) any payments under any Tax Sharing Agreement or corporate services agreement or arrangement with Triarc or any of its Subsidiaries, (x) cash dividends or distributions in an amount that Triarc has demonstrated to the reasonable satisfaction of the RTM Representatives (based upon reasonably detailed information provided by Triarc to the RTM Representatives) would not reasonably be expected to result in the Net Liabilities of ARG and its Subsidiaries being more than the ARG Benchmark as of the Closing Date, (y) any payments under or contemplated by this Agreement and (z) any direct or indirect payments to Triarc the proceeds of which are used to pay accrued interest on the Triarc Convertible Notes; or

         (c) RELATED ACTIONS. Authorize, commit or agree to do any of the foregoing.

         Section 6.02 CONDUCT OF BUSINESS OF RTMRG AND ITS SUBSIDIARIES. During the period from the date hereof until the Closing, except as required by Law or a Governmental Entity or as otherwise contemplated by this Agreement or the Ancillary Agreements or taken in connection with complying with the terms of this Agreement or the Ancillary Agreements, RTMRG shall, and shall cause each of its Subsidiaries to, (x) conduct its operations only in the ordinary course of business consistent with past practice and with no less diligence and effort than would be applied in the absence of this Agreement and (y) use its commercially reasonable efforts to maintain and preserve intact its business organization, to retain the services of its current officers and key employees, and to preserve the good will of its customers, suppliers and other Persons with whom it has business relationships. Without limiting the generality of the foregoing, and except as otherwise contemplated by this Agreement or the Ancillary Agreements or as set forth in Section 6.02 of the RTMRG Disclosure Letter, (i) RTMRG shall not, and shall not permit any of its Subsidiaries to, take any of the following actions, without the prior written consent of Triarc (not to be unreasonably withheld, conditioned or delayed), and (ii) with respect to Section 6.02(p), RTMRG shall, and shall cause its Subsidiaries to, take the actions set forth in Section 6.02(p):

         (a) ORGANIZATION DOCUMENTS. Amend its certificate of incorporation or bylaws or similar organizational instruments;

         (b) DIVIDENDS. Make, declare or pay any dividend or distribution on any shares of its capital stock or similar equity interests, other than (i) cash dividends or distributions in an amount that the RTM Representatives have demonstrated to the reasonable satisfaction of Triarc (based upon reasonably detailed information provided by the RTM Representatives to Triarc) would not reasonably be expected to result in the Net Liabilities of the RTM Parties and their Subsidiaries being more than the RTM Benchmark as of the Closing Date,
(ii) dividends or distributions of proceeds from Excluded Asset Dispositions and
(iii) dividends or distributions paid by wholly-owned Subsidiaries to RTMRG or a wholly-owned Subsidiary of RTMRG;

         (c) CAPITAL STOCK. (i) Adjust, split, combine or reclassify its capital stock or similar equity interests, (ii) redeem, purchase or otherwise acquire, directly or indirectly, any shares of its capital stock or similar equity interests or any securities convertible or exchangeable into or exercisable for any shares of its capital stock or similar equity interests, other than in connection with the cashless exercise of outstanding RTMRG Options, (iii) grant any Person any right or option to acquire any shares of its capital stock or similar equity interests, (iv) issue, deliver or sell any additional shares of its capital stock or similar equity interests or any securities convertible or exchangeable into or exercisable for any shares of its capital stock or similar equity interests or such securities (other than pursuant to the exercise of RTMRG Options that are outstanding as of the date of this Agreement) or (v) enter into any Contract, understanding or arrangement with respect to the sale, voting, registration or repurchase of its capital stock or similar equity interests, other than in connection with the cashless exercise of outstanding RTMRG Options;

         (d) COMPENSATION AND BENEFITS. (i) Increase the compensation or benefits payable or to become payable to any of its directors, officers or employees, (ii) pay any compensation or benefits not required by any existing plan or arrangement (including the granting of stock options, stock appreciation rights, shares of restricted stock or performance units) to its directors, officers or employees, (iii) grant any severance or termination pay to any of its directors, officers or employees (except pursuant to existing agreements, plans or policies), (iv) enter into any new employment or severance agreement with any of its directors, officers or employees or (v) establish, adopt, enter into, amend or take any action to accelerate rights under any RTMRG Employee Plans, except in each case (A) for increases in salary, wages and benefits of officers or employees consistent with past practice or (B) in conjunction with new hires, promotions or other changes in job status consistent with past practice;

         (e) ACQUISITIONS. Acquire, by merger, consolidation, acquisition of equity interests or assets, or otherwise, any business or any corporation, partnership, limited liability company, joint venture or other business organization or division thereof;

         (f) DISPOSITIONS. Sell, close, lease, license, transfer, pledge, encumber, grant or dispose of any of its properties or assets, including RTMRG Restaurants and the capital stock or similar equity interests of Subsidiaries of RTMRG, other than (i) the sale of Inventory or (ii) the disposition of used or excess equipment or machinery, in each case in the ordinary course of business consistent with past practice;

         (g) CONTRACTS. (i) Enter into any Contract that, had it been entered into on or prior to the date hereof, would have constituted an RTMRG Material Contract, other than in the ordinary course of business consistent with past practice or (ii) terminate, cancel or request any material change in any RTMRG Material Contract or any Contract entered into pursuant to clause (i) above, other than in the ordinary course of business consistent with past practice;

         (h) INDEBTEDNESS; GUARANTEES. Subject to Section 7.16, (i) incur, assume or prepay any Indebtedness, other than (x) in the ordinary course of business consistent with past practice under existing lines of credit to be used for working capital purposes or with Triarc's consent to acquire, remodel, furnish or build new Restaurants or to remodel RTMRG Restaurants or (y) any Indebtedness incurred either on terms reasonably acceptable to Triarc the proceeds of which will be used solely to make scheduled amortization payments of principal or scheduled payments of interest on Indebtedness existing as of the date hereof or as set forth in Section 6.02(h) of the RTMRG Disclosure Letter, or (ii) assume, guarantee, endorse or otherwise become liable or responsible for the obligations of any other Person, other than (x) guarantees in favor of the RTM Parties or any of their wholly-owned Subsidiaries in the ordinary course of business, or (y) endorsement of negotiable instruments in the ordinary course of business consistent with past practice;

         (i) LOANS. (i) Make any loans, advances or capital contributions to, or investments in, any other Person, other than in the ordinary course of business consistent with past practice, or (ii) make any loans to its directors or officers, other than (x) travel and similar advances in the ordinary course of business consistent practice and
(y) loans to be included in the RTMRG Shareholders Obligations Amount and repaid pursuant to Section 2.02(c) that are made in connection with the exercise of outstanding RTMRG Options;

         (j) CAPITAL EXPENDITURES. Fail to make any capital expenditure, including maintenance capital expenditures and capital expenditures for remodeling of Restaurants, in accordance with the ordinary course of business consistent with past practice;

         (k) ACCOUNTING. Change its accounting policies or procedures, other than as required by GAAP;

         (l) LEGAL ACTIONS. Subject to Section 6.02(p), waive, release, assign, settle or compromise any Legal Actions required to be disclosed pursuant to Section 5.11, other than any such waiver, release, assignment, settlement or compromise entered into in the ordinary course of business consistent with past practice that (i) does not involve payment by RTMRG or any of its Subsidiaries of more than $100,000 in any one instance or multiple instances involving the same or related conduct, facts, circumstances or events and (ii) does not require RTMRG or any of its Subsidiaries to be bound by any material restriction (other than customary confidentiality restrictions);

         (m) INTELLECTUAL PROPERTY. Take any action or omit to take any action that causes any material RTMRG Intellectual Property Rights to become invalidated, abandoned or dedicated to the public domain;

         (n) RTMRG REAL PROPERTY. (i) Enter into any RTMRG Real Property Lease or acquire any real property, except in connection with acquisitions of RTMRG Restaurants described in Section 6.02(e) of the RTMRG Disclosure Letter,
(ii) enter into any lease, sublease, license, concession or other Contract granting to any Person or Persons the right to use or occupancy to any portion of the parcel of any RTMRG Real Property, (iii) enter into any Contract relating to the sale of any RTMRG Real Property, other than dispositions of RTMRG Restaurants described in Section 6.02(f) of the RTMRG Disclosure Letter or (iv) terminate, cancel or request any material change in any of the foregoing in clauses (i), (ii) and (iii) above, other than in the case of this clause (iv) in the ordinary course of business consistent with past practice; or

         (o) RELATED ACTIONS. Authorize, commit or agree to do any of the foregoing; and

         (p) TAXES. (i) Prepare, in the ordinary course of business and consistent with past practice (except as otherwise required by a change in applicable Law or a good faith resolution of a Contest), and timely file all material Tax Returns required to be filed by it (or them) on or before the Closing Date ("RTM POST-SIGNING RETURNS"); (ii) consult with Triarc with respect to all RTM Post-Signing Returns and deliver drafts of such RTM Post-Signing Returns to Triarc no later than ten Business Days prior to the date (including extensions) on which such RTM Post-Signing Returns are required to be filed; (iii) fully and timely pay all Taxes due and payable in respect of such RTM Post-Signing Returns that are so filed; (iv) properly reserve (and reflect such reserve in its books and records and financial statements), in accordance with past practice and in the ordinary course of business, for all Taxes payable by it (or them) for which no RTM Post-Signing Return is due prior to the Closing Date; and (v) promptly notify Triarc of any suit, claim, action, investigation, proceeding or audit with respect to income Taxes or any other material Tax (collectively, "TAX ACTIONS"), pending against or with respect to RTMRG or any of its Subsidiaries, and any settlement or compromise of any such Tax Action.

         Section 6.03 CONDUCT OF BUSINESS OF MERGER SUB CORP. AND MERGER SUB LLC. During the period from the date hereof until the Closing, except as required by Law or a Governmental Entity or as otherwise contemplated by this Agreement or the Ancillary Agreements or taken in connection with complying with the terms of this Agreement or the Ancillary Agreements or otherwise necessary to facilitate the transactions contemplated by this Agreement or the Ancillary Agreements, Triarc shall not permit Merger Sub Corp. or Merger Sub LLC to engage in any operations or transactions or otherwise conduct any activities or enter into any Contracts.

         Section 6.04 CONTROL OF BUSINESS PENDING CLOSING. Nothing contained in this Agreement shall give Triarc, directly or indirectly, the right to control or direct the operations of RTMRG or any of its Subsidiaries prior to the Closing. Nothing contained in this Agreement shall give RTMRG, directly or indirectly, the right to control or direct the operations of Triarc or any of its Subsidiaries prior to the Closing. Prior to the Closing, each of Triarc and RTMRG shall exercise, consistent with the terms and conditions of this Agreement, complete control and supervision over their respective operations.


                                  ARTICLE VII

                              ADDITIONAL COVENANTS

         Section 7.01   ACCESS TO INFORMATION; CONFIDENTIALITY.

         (a) Prior to the Closing, (i) Triarc shall, and shall cause ARG and its Subsidiaries to: (A) provide to RTMRG and its Representatives access at reasonable times upon reasonable prior notice to the officers, employees, agents, properties, books and records of ARG and its Subsidiaries; and (B) furnish promptly such information concerning ARG and its Subsidiaries as RTMRG or its Representatives may reasonably request, in each case to the extent that such access or request does not unreasonably interfere with the business or operations of Triarc or any of its Affiliates, and (ii) RTMRG shall, and shall cause its Subsidiaries to: (A) provide to Triarc and its Representatives access at reasonable times upon reasonable prior notice to the officers, employees, agents, properties, books and records of RTMRG and its Subsidiaries; and (B) furnish promptly such information concerning RTMRG and its Subsidiaries as Triarc or its Representatives may reasonably request, in each case to the extent that such access or request does not unreasonably interfere with the business or operations of RTMRG or any of its Affiliates. No investigation conducted under this Section 7.01(a), however, will affect or be deemed to modify any representation or warranty made in this Agreement.

         (b) Triarc and RTMRG shall comply with, and Triarc shall cause its Representatives and Subsidiaries to comply with all of the obligations of Triarc under, and RTMRG shall cause its Representatives and Subsidiaries to comply with all of the obligations of RTMRG under, the Amended and Restated Confidentiality Agreements dated January 28, 2005 (the "CONFIDENTIALITY AGREEMENTS"), between Triarc and RTMRG with respect to the information disclosed under this Section 7.01.

         Section 7.02 COMMERCIALLY REASONABLE EFFORTS. Prior to the Closing, upon the terms and subject to the conditions set forth in this Agreement and in accordance with applicable Laws, each of the parties to this Agreement shall use its commercially reasonable efforts to take, or cause to be taken, all actions, and to do, or cause to be done, all things necessary, proper or advisable to ensure that the conditions set forth in Article IX are satisfied and to consummate the transactions contemplated by this Agreement and the Ancillary Agreements as promptly as practicable. Except as otherwise provided in Section 7.04(c), no party to this Agreement shall, or shall permit any of its respective Subsidiaries to, take any action that could reasonably be expected to result in any of the conditions set forth in Article IX not being satisfied or satisfaction of those conditions being delayed. Notwithstanding the foregoing, it is understood and agreed that Section 7.20 (and not this Section 7.02) shall govern matters pertaining to the Trigger Event.

         Section 7.03   NOTICES OF CERTAIN EVENTS.

         (a) Prior to the Closing, Triarc shall notify the RTM Representatives promptly of (i) any communication from any Person alleging that the consent of such Person (or another Person) is or may be required in connection with the transactions contemplated by this Agreement, (ii) any communication from any Governmental Entity in connection with the transactions contemplated by this Agreement, (iii) any material Legal Actions threatened or commenced against or otherwise affecting ARG or any of its Subsidiaries or (iv) any event, change, occurrence, circumstance or development between the date of this Agreement and the Closing known to Triarc which would reasonably be expected to result in the failure of any of the conditions set forth in Section 9.03(a) or Section 9.03(b).

         (b) Prior to the Closing, RTMRG shall notify Triarc promptly of (i) any communication from any Person alleging that the consent of such Person (or another Person) is or may be required in connection with the transactions contemplated by this Agreement, (ii) any communication from any Governmental Entity in connection with the transactions contemplated by this Agreement, (iii) any material Legal Actions threatened or commenced against or otherwise affecting RTMRG or any of its Subsidiaries or (iv) any event, change, occurrence, circumstance or development between the date of this Agreement and the Closing known to RTMRG which would reasonably be expected to result in the failure of any of the conditions set forth in
Section 9.02(a) or Section 9.02(b).

         Section 7.04     CONSENTS; FILINGS.

         (a) Prior to the Closing, upon the terms and subject to the conditions of this Agreement and in accordance with applicable Laws, each of the parties to this Agreement shall use its commercially reasonable efforts to (i) obtain any consents, approvals or other authorizations required in connection with the transactions contemplated by this Agreement and (ii) make any necessary filings and notifications, and thereafter make any other submissions either required or deemed appropriate by each of the parties to this Agreement, in connection with the transactions contemplated by this Agreement under (A) the Securities Act, the Exchange Act and state securities or "blue sky" Laws, (B) the HSR Act, (C) the GBCC, (D) the DLLCA and (E) any other applicable Laws, including all real estate transfer tax returns. Triarc and RTMRG shall cooperate and consult with each other in connection with the making of all such filings and notifications. Neither Triarc nor RTMRG shall consent to any voluntary extension of any statutory deadline or waiting period or to any voluntary delay of the consummation of the transactions contemplated by this Agreement at the behest of any Governmental Entity without the consent of the other party, which consent shall not be unreasonably withheld, conditioned or delayed.

         (b) Triarc shall promptly inform the RTM Representatives, and RTMRG shall promptly inform Triarc, upon receipt of any communication from the Federal Trade Commission, the Department of Justice or any other Governmental Entity regarding any of the transactions contemplated by this Agreement. If Triarc or RTMRG (or any of their respective Affiliates) receives a request for additional information from any such Governmental Entity that is related to the transactions contemplated by this Agreement, then such party will endeavor in good faith to make, or cause to be made, as soon as reasonably practicable and after consultation with the other party, an appropriate response to such request. Triarc shall advise the RTM Representatives promptly of any understandings, undertakings or agreements (oral or written) which Triarc proposes to make or enter into with the Federal Trade Commission, the Department of Justice or any other Governmental Entity in connection with the transactions contemplated by this Agreement. In furtherance and not in limitation of the foregoing, Triarc shall use its commercially reasonable efforts to resolve any objections that may be asserted with respect to the transactions contemplated by this Agreement under any antitrust, competition or trade regulatory Laws.

         (c) Notwithstanding the foregoing, nothing in this Section 7.04 shall require, or be construed to require, Triarc or RTMRG to agree to (i) sell, hold separate, divest, discontinue or limit, before or after the Closing Date, any assets, businesses or interest in any assets or businesses of Triarc, RTMRG or any of their respective Affiliates, (ii) any conditions relating to, or changes or restriction in, the operations of any such assets or businesses which, in either case, could reasonably be expected to (x) result in a Triarc Material Adverse Effect, an ARG Material Adverse Effect or an RTMRG Material Adverse Effect or (y) materially and adversely impact the economic or business benefits to Triarc and its stockholders of the transactions contemplated by this Agreement or (iii) any modification or waiver of the terms and conditions of this Agreement.

         Section 7.05   SHELF REGISTRATION STATEMENT.

         (a) RTMRG shall furnish all information concerning itself and its Subsidiaries as Triarc may reasonably request in connection with the preparation, as contemplated by the Registration Rights Agreement, of the registration statement pertaining to the resale of the shares included in the Aggregate Share Consideration, and all amendments thereto (the "SHELF REGISTRATION STATEMENT").

         (b) The information supplied by RTMRG (including the combined financial statements of the RTM Parties and their Subsidiaries (excluding the Excluded Assets and Excluded Liabilities, each as defined in the RTMMC Purchase Agreement) and the notes related thereto (collectively, the "COMBINED RTM FINANCIAL STATEMENTS") for inclusion in the Shelf Registration Statement will not, at (i) the effective date of the Shelf Registration Statement and (ii) the time of the sale of any shares of Triarc Class B-1 Common Stock registered under the Shelf Registration Statement, contain any untrue statement of a material fact or fail to state any material fact required to be stated in the Shelf Registration Statement or necessary in order to make the statements in the Shelf Registration Statement not misleading.

         (c) RTMRG shall provide such assistance to and cooperate with their independent auditors as such independent auditors may reasonably request to enable them to complete the preparation of the Combined RTM Financial Statements required to be included or incorporated by reference into the Shelf Registration Statement, and to render an unqualified opinion on such Combined RTM Financial Statements.

         Section 7.06   ACTIONS WITH RESPECT TO RTMRG SHAREHOLDERS.

         (a) As promptly as practicable after the execution and delivery of this Agreement, and in any event not more than ten days after the RTMRG Written Consent becomes effective, RTMRG shall give to each RTMRG Shareholder who has not duly executed and delivered the RTMRG Written Consent prior to such time written notice pursuant to Section 14-2-704(f) of the GBCC of the approval of this Agreement and the First Merger pursuant to action taken by the Board of Directors of RTMRG and by the RTMRG Written Consent, including notice of applicable dissenters' rights as provided by Section 14-2-1320 of the GBCC and the other information required by Section 14-2-704(b)(1) of the GBCC.

         (b) RTMRG shall as promptly as practicable after the date hereof distribute a waiver of dissenters rights for consideration by each of the RTMRG Shareholders who did not executed the RTMRG Written Consent and shall use its commercially reasonable efforts to obtain the waiver of dissenters rights duly executed and delivered by such RTMRG Shareholders prior to the First Effective Time.

         (c) As promptly as practicable after the First Effective Time, and in any event not more than ten days after the First Effective Time, Triarc shall cause Merger Sub LLC, as the surviving entity in the Second Merger, to give written dissenters' notice in compliance with Section 14-2-1322 of the GBCC (the "DISSENTERS' NOTICE") to each RTMRG Shareholder who satisfies the requirements of Section 14-2-1321 of the GBCC and has not executed a waiver of dissenters rights. The Dissenters' Notice shall specify that the date by which Merger Sub LLC must receive the payment demand with respect to Dissenting Shares shall be 30 days after the date on which the Dissenters' Notice is delivered to the applicable RTMRG Shareholders.

         Section 7.07 ACTIONS WITH RESPECT TO DEBT FINANCING AND DEBT REFINANCINGS.

         (a) RTMRG shall cooperate fully with Triarc and its Subsidiaries in connection with the Debt Financing and Debt Refinancings, including causing RTMRG and its Representatives to provide reasonable cooperation in connection with the arrangement of any financing (including the satisfaction of any closing conditions therein relating to the RTM Parties and their Subsidiaries) to be consummated contemporaneously with or at or immediately after the Closing Date in respect of the transactions contemplated by this Agreement or any Ancillary Agreement, including reasonable participation in meetings, due diligence sessions, road shows, provision of information, provision of financial statements (including pro forma and interim financial statements), assistance in rating agency process, the preparation of offering memoranda, private placement memoranda, prospectuses and similar documents, the execution and delivery of any customary underwriting or placement agreements, pledge and security documents, other definitive financing documents, or other requested certificates or documents, and including reasonable assistance with respect to obtaining customary closing certificates, comfort letters of accountants, legal opinions and real estate title documentation as may be reasonably requested by any syndication agent, underwriter, initial purchaser, arranger or placement agent with respect to all or a portion of such financing.

         (b) RTMRG shall use commercially reasonable efforts to obtain (at no cost or expense to ARG or any of its Subsidiaries after the Closing) on or prior to the Closing Date payoff letters to satisfy in full no later than sixty (60) days after the Closing Date each of the Contracts governing the Indebtedness for borrowed money of any RTM Party or its Subsidiaries or included in the Winners Indebtedness Amount and, if any such payoff letter shall not have been obtained on or prior to the Closing Date, such amendments, waivers and modifications (the "REQUIRED DEBT CONSENTS") to such Contracts (x) as are necessary to permit all such Indebtedness (other than the RTM Non-Prepayable Debt) to be prepaid no later than the earlier of sixty (60) days after the Closing Date and the date any forbearance agreement in effect on the Closing Date in respect of such Indebtedness shall expire after the Closing Date and (y) with respect to the RTM Non-Prepayable Debt, that are identified in Section 7.07(b) of the Triarc Disclosure Letter.

         Section 7.08 NO SOLICITATION. From the date of this Agreement until the Closing, RTMRG shall not, and shall cause each of its Subsidiaries and Representatives not to, directly or indirectly (i) solicit, initiate, facilitate or knowingly encourage any inquiries, offers or proposals relating to a Takeover Proposal; (ii) engage in discussions or negotiations with, or furnish or disclose any non public information relating to RTMRG or any of its Subsidiaries, as the case may be, to, any Person that has made or indicated an intention to make a Takeover Proposal; (iii) approve, endorse or recommend any Takeover Proposal; (iv) enter into any agreement in principle, arrangement, understanding or Contract relating to a Takeover Proposal; or (v) propose to do any of the foregoing or take any other action inconsistent with the obligations of RTMRG under this Section 7.08. RTMRG shall promptly inform its Representatives of its obligations under this Section 7.08. RTMRG shall notify Triarc promptly upon receipt of any Takeover Proposal or indication that any Person is considering making a Takeover Proposal or any request for non-public information relating to RTMRG or any of its Subsidiaries, as the case may be. RTMRG shall provide Triarc promptly with the identity of such Person and a copy of such Takeover Proposal, indication or request (or, where no such copy is available, a detailed description of such Takeover Proposal).

         Section 7.09 TAKEOVER STATUTES. If any "fair price," "moratorium," "control share acquisition," "business combination" or other similar state anti-takeover Laws ("TAKEOVER STATUTES") is or becomes applicable to this Agreement, the Ancillary Agreements, the Merger or the other transactions contemplated by this Agreement or the Ancillary Agreements, each of Triarc and RTMRG and their respective boards of directors shall take all necessary action to ensure that such transactions may be consummated as promptly as practicable upon the terms and subject to the conditions set forth in this Agreement and otherwise act to use commercially reasonable efforts to eliminate or minimize the effects of such Takeover Statute.

         Section 7.10 DEFENSE OF LITIGATION. Prior to the Closing, RTMRG shall not settle or offer to settle any Legal Action against RTMRG, any of its Subsidiaries or any of their respective directors or officers arising out of or relating to this Agreement or the Ancillary Agreements or the transactions contemplated by this Agreement or the Ancillary Agreements without the prior written consent of Triarc, which consent shall not be unreasonably withheld, delayed or conditioned. Prior to the Closing, RTMRG shall not cooperate with any Person that may seek to restrain, enjoin, prohibit or otherwise oppose the transactions contemplated by this Agreement or the Ancillary Agreements, and RTMRG shall cooperate with the reasonable requests of Triarc in resisting any such effort to restrain, enjoin, prohibit or otherwise oppose such transactions. Prior to the Closing, Triarc shall not settle or offer to settle any Legal Action against Triarc, any of its Subsidiaries or any of their respective directors or officers arising out of or relating to this Agreement or the Ancillary Agreements or the transactions contemplated by this Agreement or the Ancillary Agreements without the prior written consent of RTMRG, which consent shall not be unreasonably withheld, delayed or conditioned; PROVIDED, that notwithstanding the foregoing, Triarc shall be entitled to settle and offer to settle in its sole and absolute discretion any Legal Action commenced or threatened by any stockholder of Triarc. Prior to the Closing, Triarc shall not cooperate with any Person that may seek to restrain, enjoin, prohibit or otherwise oppose the transactions contemplated by this Agreement or the Ancillary Agreements, and Triarc shall cooperate with the reasonable requests of RTMRG in resisting any such effort to restrain, enjoin, prohibit or otherwise oppose such transactions.

         Section 7.11   EMPLOYEES AND EMPLOYEE BENEFITS, ETC.

         (a) Except as otherwise agreed by Triarc and the RTM Representatives, Triarc shall cause ARG and its Subsidiaries to retain in their employ immediately after the Closing each of the employees of RTMRG and its Subsidiaries, including any employees on a leave of absence (the "RTMRG EMPLOYEES"), and shall cause ARG and its Subsidiaries to retain in their employ immediately after the Closing each of the employees of ARG and its Subsidiaries, including any employees on a leave of absence, subject in each case to the current terms of such employee's employment and the ability of Triarc and its Subsidiaries in their sole discretion subsequent to the Closing to terminate any such employee in accordance therewith.

         (b) Triarc shall cause ARG to be responsible for compliance with COBRA, including the provision of continuation coverage with respect to all RTMRG Employees and former employees of RTMRG and its Subsidiaries and each of their qualified beneficiaries for whom a qualifying event occurs prior to, on or after the Closing Date. The terms "continuation coverage," "qualified beneficiaries," and "qualifying event" are used herein with the meanings ascribed to them in COBRA.

         (c) For the year in which the Closing occurs, Triarc shall cause any welfare plan in which an RTMRG Employee who remains in the employ of ARG or its Subsidiaries participates to credit such RTMRG Employee and his dependents and beneficiaries with any deductible, co-payment and out-of-pocket expenses incurred from January 1 through the Closing Date under the comparable welfare plan in which the RTMRG Employee participates as of the Closing Date.

         (d) In addition to the requirements of Section 7.11(a), for the period beginning on the Closing Date and ending on January 2, 2006, 12:00 midnight Eastern time (the "TRANSITION PERIOD"), each RTMRG Employee who remains in the employ of ARG or its Subsidiaries shall continue to participate in the employee pension and welfare benefit plans of RTMRG in which such RTMRG Employee participated immediately prior to the Closing Date.

         (e) Each RTMRG Employee who remains in the employ of ARG or its Subsidiaries shall be credited under the employee pension and welfare benefit plans in which such RTMRG Employee shall become entitled to participate immediately following the end of the Transition Period (collectively, the "POST-TRANSITION PERIOD BENEFIT PLANS") with all service credited under comparable plans of RTMRG and its Subsidiaries, including but not limited to:

                (i) under any Post-Transition Period Benefit Plan that is a defined contribution plan, for purposes of eligibility to participate, vesting and benefit levels;

                (ii) under any Post- Transition Period Benefit Plan that provides severance benefits, for purposes of eligibility to participate and the calculation of the amount of the severance payment and other benefits;

                (iii) under any Post- Transition Period Benefit Plan that provides for paid time off, for purposes of eligibility to participate and the calculation of the amount to be accrued; and

                (iv) under any Post- Transition Period Benefit Plan that provides welfare benefits, for purposes of any waiting period requirements or benefit level entitlements.

         (f) Compensation and benefit packages for RTMRG Employees at or above the Vice President level to be in effect as of the Closing Date shall be subject to the approval of the RTM Representatives, not to be unreasonably withheld, conditioned or delayed.

         (g) RTMRG shall take all necessary actions to terminate each RTMRG Employee Plan set forth on Section 7.11(g) of the RTMRG Disclosure Letter, in each case effective as of immediately prior to the Closing and without any Liability after the Closing to RTMRG, ARG or any of their Affiliates.

         (h) RTMRG shall take all necessary actions to cause the annual rate of base salary of each RTMRG Employee whose name is set forth on Section 7.11(h) of the RTMRG Disclosure Letter to equal the annual rate of base salary set forth next to each such RTMRG Employee's name on such Section 7.11(h), in each case effective as of immediately prior to the Closing.

         (i) Not later than three months after the Closing Date (if the Triarc B-1 Election shall have been made) or the date on which the shares of Triarc Class B-2 Common Stock convert into shares of Triarc Class B-1 Common Stock (if the Triarc B-2 Election shall have been made), Triarc shall request that the Performance Compensation Subcommittee of its board of directors consider granting to RTMRG Employees employed by ARG or any of its Subsidiaries after the Closing Date options to purchase shares of Triarc Class B-1 Common Stock under Triarc's 2002 Equity Participation Plan in such amounts and with such exercise prices and other terms as the Performance Compensation Subcommittee shall determine, in its sole discretion, taking into account the position held and years of service to the Arby's restaurant system by each respective RTMRG Employee.

         Section 7.12   DIRECTORS' AND OFFICERS' INDEMNIFICATION AND INSURANCE.

         (a) All rights to indemnification now existing in favor of any director or officer of RTMRG or any of its Subsidiaries (the "D&O INDEMNIFIED PARTIES") as provided in the articles of incorporation and bylaws (or similar organizational instruments) of RTMRG or its Subsidiaries, in agreements between a D&O Indemnified Party and RTMRG or one of its Subsidiaries, or otherwise in effect on the date of this

Agreement shall, in each case, survive the Mergers and the consummation of the other transactions contemplated hereby and shall continue in full force and effect for a period of not less than six years after the Closing.

         (b) Triarc shall cause the Surviving LLC to indemnify all D&O Indemnified Parties to the fullest extent permitted by applicable Laws with respect to all acts and omissions arising out of or relating to its services as directors or officers of RTMRG or its Subsidiaries occurring prior to the Closing. If any D&O Indemnified Party is or becomes involved in any Legal Action in connection with any matter occurring prior to or at the Closing, Triarc shall cause the Surviving LLC to pay as incurred such D&O Indemnified Party's legal fees, costs and expenses incurred in connection with such Legal Action, subject to Triarc's receipt of an undertaking by or on behalf of such D&O Indemnified Party to repay such legal fees, costs and expenses if it is ultimately determined under applicable Laws that such D&O Indemnified Party is not entitled to be indemnified.

         (c) Triarc shall cause the Surviving LLC to obtain, for a period of six years after the Closing, extended reporting or tail coverage on, or a substitute directors' and officers' liability insurance policy for, the directors' and officers' liability insurance policy maintained by RTMRG and its Subsidiaries as of the date hereof for the benefit of those persons who are covered by such policies immediately prior to the Closing, in each case, on terms and conditions that are, in the aggregate, no less favorable to the insured with respect to claims arising from acts or omissions arising prior to and including the Closing than are currently in effect; PROVIDED, that such extended reporting or tail coverage or such substitute policy, as the case may be, can be obtained and maintained on commercially reasonable terms and at a cost to the Surviving LLC not greater than 150 percent of the aggregate annual premium for the directors' and officers' liability insurance policy maintained by RTMRG on the date hereof. If the Surviving LLC is unable to obtain such coverage or policy for the cost indicated in the preceding sentence, Triarc shall cause the Surviving LLC to procure the most favorable coverage or policy, in Triarc's reasonable judgment, that the Surviving LLC can reasonably obtain for the cost indicated in the preceding sentence.

         Section 7.13 PUBLIC ANNOUNCEMENTS. Triarc shall consult with the RTM Representatives, and RTMRG shall consult with Triarc, before issuing any press release or otherwise making any public statements about this Agreement or any of the transactions contemplated by this Agreement. Neither Triarc nor RTMRG shall issue or cause to be issued any such press release or make any such public statement prior to such consultation, except to the extent required by applicable Laws, in which case that party shall use its commercially reasonable efforts to consult with the other party before issuing any such release or making any such public statement.

         Section 7.14 SARBANES-OXLEY COMPLIANCE. Prior to the Closing, RTMRG shall, and shall cause its Subsidiaries and its Representatives to, take all actions that Triarc may deem necessary or appropriate, and cooperate in the taking of such actions, to enable Triarc, following the Closing, to satisfy the applicable obligations under Sections 302, 404 and 906 of the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated by the SEC pursuant thereto (as amended from time to time, the "SOA") and the other requirements of the SOA, including establishing and maintaining adequate disclosure controls and procedures and internal controls over financial reporting as such terms are defined in the SOA.

         Section 7.15   RTM INSURANCE MATTERS.

         (a) The parties agree that Casualty Insurance Claims relating to any of the RTM Parties or any of their Subsidiaries (including reported claims and including incurred but not reported claims) and all claims under any of the group policies identified on Section 5.14 of the RTMRG Disclosure Letter ("GROUP INSURANCE CLAIMS") relating to any of the RTM Parties or any of their Subsidiaries (including reported claims and incurred but not reported claims) will remain with the applicable RTM Parties and their Subsidiaries (or their successors pursuant to this Agreement or any Ancillary Agreement) immediately following the Closing. The parties agree that Casualty Insurance Claims and Group Insurance Claims relating to any Affiliates of the RTM Parties that will not be a Subsidiary of Triarc immediately after the Closing, including the Mrs. Winners Obligors (the "EXCLUDED RTM AFFILIATES") (including reported claims and including incurred but not reported claims) will remain with the Excluded RTM Affiliates immediately following the Closing. For purposes hereof, "CASUALTY INSURANCE CLAIMS" shall mean workers' compensation and all liability policies and all related expenses to the extent not covered by insurance, including, but not limited to, claims, retentions, loss sensitive adjustments, audits and third party administrative adjustments. The Casualty Insurance Claims and Group Insurance Claims are subject to the provisions of policies of insurance with insurance carriers and contractual arrangements with insurance adjusters maintained by RTMRG prior to the Closing (collectively, the "RTM INSURANCE POLICIES"). With respect to the Casualty Insurance Claims and Group Insurance Claims, the following procedures shall apply to Casualty Insurance Claims and Group Insurance Claims incurred prior to the Closing: (i) the Surviving LLC shall continue to administer, adjust, settle and pay, in a manner consistent with past practice, on behalf of the Excluded RTM Affiliates, all Casualty Insurance Claims and Group Insurance Claims with dates of occurrence prior to the Closing Date, (ii) to the extent such Casualty Insurance Claims or Group Insurance Claims are accrued or reserved for on the RTM Closing Balance Sheet, such payments shall be for the applicable Excluded RTM Affiliates' account, and
(iii) to the extent the aggregate amount of such Casualty Insurance Claims or Group Insurance Claims exceed the amounts accrued or reserved for on the RTM Closing Balance Sheet, the Surviving LLC will invoice the Excluded RTM Affiliates at the end of each month for Casualty Insurance Claims and Group Insurance Claims paid on behalf of the Excluded RTM Affiliates during the previous month by the Surviving LLC, or to the extent the Surviving LLC is obligated to reimburse its insurance companies or insurance adjusters therefor, by such insurance companies or adjusters. Each such invoice shall be supported by such detailed information as the Excluded RTM Affiliates may reasonably request. The Excluded RTM Affiliates shall promptly pay the Surviving LLC each monthly invoice. Casualty Insurance Claims and Group Insurance Claims to be paid by the Excluded RTM Affiliates hereunder shall include all costs necessary to settle claims including, but not limited to, compensatory, medical, legal, adjusting fees and other expenses reasonably allocated by the Surviving LLC to the Excluded RTM Affiliates, including audits and any adjustments to required collateral. If there is a general deductible or self-insurance retention applicable on an aggregate basis to all claims under an RTM Insurance Policy, the deductible or retention shall be allocated to the Excluded RTM Affiliates based on their percentage of the dollar value of all claims under the RTM Insurance Policy as determined by the Surviving LLC. In the event that any Casualty Insurance Claim or Group Insurance Claim exceeds a deductible or self-insured retention under the RTM Insurance Policies, and provided that the Excluded RTM Affiliates shall have promptly paid any costs related to such Casualty Insurance Claim or Group Insurance Claim, the Excluded RTM Affiliates shall be entitled to the benefit of any insurance proceeds that may be available to discharge any portion of such Casualty Insurance Claims or Group Insurance Claims, which shall be promptly paid over by RTMRG to the Excluded RTM Affiliates.

         (b) Neither Triarc nor any of its Affiliates shall be responsible to the Excluded RTM Affiliates for the failure of any insurer to pay under any such RTM Insurance Policy other than for a failure to pay premiums when due.

         (c) Nothing in this Agreement is intended to provide or shall be construed as providing a benefit or release to any insurer or claims service organization of any obligation under any RTM Insurance Policy. The parties confirm that the sole intention of this Section 7.15 is to divide and allocate between them and the benefits and obligations under the RTM Insurance Policies as of the Closing Date and not to affect, enhance or diminish the rights and obligations of any insurer or claims service organization thereunder. Nothing herein shall be construed as creating or permitting any insurer or claims service organization the right of subrogation against any of the parties or any of their Affiliates in respect of payment made by one to the other under any RTM Insurance Policy.

         Section 7.16   CERTAIN LOAN REPAYMENTS.

         (a) At the Closing, as part of the Debt Refinancings, Triarc shall cause ARG to repay in full all of the Indebtedness identified in Section 7.16 of the RTMRG Disclosure Letter, other than any such Indebtedness which by its terms may not be prepaid at the Closing or may be prepaid at the Closing only upon delivery prior to the Closing of irrevocable notice, in which case such Indebtedness shall be prepaid or repaid in accordance with its terms as soon as practicable following the Closing and thereupon provide to the RTM Representatives evidence of the repayment of such Indebtedness and the termination of all Liens and guarantees related thereto. At the Closing, RTMRG shall transfer (i) to ARG the RTMMC receivable and (ii) to Triarc the promissory notes evidencing the RTMRG Shareholders Obligations Amount for cancellation and delivery to the RTMRG Shareholders in accordance with Article II.

         (b) At the Closing, Triarc may, at its option, cause ARG to repay to Triarc (x) all intercompany Indebtedness of ARG or any of its Subsidiaries owed to Triarc or any of its Subsidiaries (other than ARG or any of its Subsidiaries) and (y) an amount equal to all capital contributions made to ARG or any of its Subsidiaries by

Triarc or any of its Subsidiaries (other than ARG or any of its Subsidiaries) after January 2, 2005.

         (c) Prior to the Closing, Triarc shall cause ARG to request that the counterparty release the guarantors (the "RELATED PERSON GUARANTORS") under any or all of the guaranties of performance bonds and leases set forth in Section 7.16(c) of the RTMRG Disclosure Letter, it being acknowledged and agreed that neither Triarc nor any of its Affiliates shall be obligated to pay any money or incur any obligations to obtain such release. To the extent ARG fails to obtain such releases, Triarc shall cause ARG and its Subsidiaries to indemnify, defend and hold harmless the Related Person Guarantors from and against any Liabilities arising from and after the Closing Date suffered by them under such guaranties.

         Section 7.17 CO-BRANDED RESTAURANTS. Prior to the Closing, RTMRG shall, and shall cause the Mrs. Winners Obligors to, amend the terms of the franchise and other agreements related to the Restaurants that are co-branded with the Mrs. Winners Obligors to permit the Surviving LLC or its Subsidiaries to terminate such Mrs. Winner's franchise and other agreements at any time from and after the Closing without any Liability for any royalty payments payable thereunder in respect of any period after the date of such termination.

         Section 7.18 RTM TRADEMARKS. Prior to the Closing, RTMRG shall cause RTM, Inc. to assign all right, title and interest in and to the RTM trade name, RTM service mark and the RTM trademarks, and all goodwill associated therewith, including the trademark registrations set forth in Section 7.18 of the RTMRG Disclosure Letter, to RTMMC. In connection with such assignment, RTMRG shall cause RTM, Inc. to file assignment documentation, in a form and substance reasonably satisfactory to Triarc, with the United States Patent and Trademark Office for the purpose of recording such transfer.

         Section 7.19 CHARITABLE COMMITMENTS. Prior to the Closing, (x) RTMRG shall, or shall cause its applicable Subsidiary to, fund in full and terminate each charitable commitment described (or that should have been described) in
Section 5.12(a)(xviii) of the RTMRG Disclosure Letter and (y) ARG shall, or shall cause its applicable Subsidiary to fund in full and terminate each charitable commitment described (or that should have been described) in Section 3.12(a)(xviii) of the Triarc Disclosure Letter.

         Section 7.20 ACTIONS WITH RESPECT TO THE TRIGGER EVENT. On or promptly after the date of this Agreement, Triarc shall issue a press release which shall include the statements with respect to the Trigger Event in substantially the form attached hereto as ANNEX H. Following the issuance of such press release, Triarc agrees that, unless an Adverse Board Determination shall have been made, it shall explore in good faith the implementation of the Trigger Event. If Triarc's board of directors determines that it is in the best interests of Triarc and its stockholders (other than stockholders holding shares of Triarc Class B-2 Common Stock) to effect the Trigger Event and to do so prior to January 3, 2006 (a "FAVORABLE BOARD DETERMINATION"), then Triarc shall, subject to applicable fiduciary duties of its board of directors and other applicable Laws, the receipt of all requisite consents and approvals and the right of its board of directors thereafter to make at any time an Adverse Board Determination in its sole discretion, use its good faith efforts to effect the Trigger Event prior to January 3, 2006 on such terms as Triarc's board of directors determines. Nothing in this Section 7.20 shall be construed to require
(x) the board of directors of Triarc to make a Favorable Board Determination or not to make an Adverse Board Determination or (y) Triarc to effect the Trigger Event prior to January 3, 2006 or at any time thereafter.

         Section 7.21 DELIVERY OF 2005 RTM AUDITED FINANCIALS. If the Closing shall not have occurred prior to the date that is 90 days after May 29, 2005, then on or prior to such date, RTMRG shall use commercially reasonable efforts to deliver to Triarc the audited combined balance sheets and statements of income, net capital deficiency and cash flows as of and for the fiscal year ended May 29, 2005 for the RTM Parties and their Subsidiaries accompanied by an unqualified audit report of Ernst & Young LLP (the "2005 RTM AUDITED FINANCIALS").

         Section 7.22 EXCLUDED ASSET DISPOSITION PROCEEDS. Triarc shall cause RTMRG promptly to remit to the RTM Representatives for distribution to the RTMRG Shareholders any proceeds received by RTMRG or any of its Subsidiaries after the Closing in respect of any Excluded Asset Dispositions.

         Section 7.23 AMENDMENT OF RTMRG ROLLOVER OPTIONS. No later than seven business days following the date hereof, RTMRG shall amend each RTMRG Rollover Option to provide that (i) such RTMRG Rollover Option shall continue to vest in accordance with the vesting schedule set forth in the stock option agreement pursuant to which such RTMRG Rollover Option was granted, and the vesting of such RTMRG Rollover Option shall not be accelerated upon, or in connection with, the consummation of the RTM Transactions and (ii) if not inconsistent with the requirements of Section 409A of the Code as determined by RTMRG in its sole discretion, to the extent that such RTMRG Rollover Option has a per share exercise price that is less than the fair market value of a share of RTMRG Common Stock immediately prior to the First Effective Time, such RTMRG Rollover Option shall, to the extent then unvested, become vested upon the occurrence of a termination of the holder of such RTMRG Rollover Option's employment following the First Effective Time for any reason entitling such holder to severance pursuant to the holder's employment agreement.


                                  ARTICLE VIII

                                   TAX MATTERS

         Section 8.01   TAX INDEMNIFICATION.

         (a) INDEMNIFICATION BY RTMRG SHAREHOLDERS. From and after the Closing Date, the RTMRG Shareholders (to the extent of the RTM Escrow Fund), and after the RTM Escrow Fund has been exhausted in full, the RTMRG Principal Shareholders (jointly and severally, pursuant to the Transaction Support Agreement), shall, subject to the applicable limitations set forth in Article XI, indemnify the Triarc Indemnified Parties against and hold harmless from any and all liabilities, losses, damages, claims, costs, expenses, interest, awards, judgments and penalties (including, reasonable fees for both in-house and outside counsel, accountants and other outside consultants) suffered or incurred (each a "TAX LOSS" and collectively, the "TAX LOSSES") arising out of:

                (i) Taxes of RTMRG or its Subsidiaries for periods or portions thereof ending on or before the Closing Date ("PRE-CLOSING TAXES"), and Taxes of RTMRG or its Subsidiaries attributable to the RTMRG Transactions, in excess of the amount of Taxes which are specifically identified as current liabilities (excluding any reserve for deferred taxes established to reflect timing differences between book and Tax income) on the RTM Closing Balance Sheet;

                (ii) Taxes of any member of an affiliated, consolidated, combined or unitary group of which RTMRG or any of its Subsidiaries is or was a member on or prior to the Closing Date by reason of Liability under Treasury Regulation ss.1.1502-6, Treasury Regulation ss.1.1502-78 or comparable provision of foreign, state or local Law, excluding any Taxes of any member of an affiliated, consolidated, combined or unitary group of which RTMRG or any of its Subsidiaries becomes a member on the Closing Date on or after the Closing (or at any time after the Closing Date) and any Taxes which are specifically identified as current liabilities (excluding any reserve for deferred Taxes established to reflect timing differences between book and Tax income) on the RTM Closing Balance Sheet;

                (iii) Taxes or other payments with respect to periods or portions thereof ending on or before the Closing Date which are required to be paid after the date hereof by RTMRG or any of its Subsidiaries to any party under any Tax Sharing Agreement (whether written or not) or by reason of being a successor-in-interest or transferee of another entity; (iv) without duplication, Taxes imposed on Triarc or any of its Subsidiaries as a result of (x) a breach of or inaccuracy in any representation or warranty set forth in Section 5.13 or in the certificate delivered by the RTM Representatives pursuant to Section 9.02(d), as of the date such representation or warranty was made or as if such representation or warranty were made on and as of the Closing Date (except for representations and warranties that expressly relate to a specified date, the breach of or inaccuracy in which will be determined with reference to such specified date) or (y) a breach of any covenant or agreement set forth in
Section 6.02(p) or this Article VIII; PROVIDED, that for purposes of this
Section 8.01(a)(iv) only, a breach of or inaccuracy in any representation, warranty, covenant or agreement shall be determined without reference to any materiality qualifier with respect thereto; and

                (v) Taxes imposed on Triarc or any of its Subsidiaries attributable to any "excess loss account" (within the meaning of Treasury Regulation ss. 1.1502-19) existing as of the Closing Date with respect to the capital stock of any Subsidiaries of RTMRG, except to the extent such Tax would not have arisen but for the failure of Triarc and its Subsidiaries to make (in whole or in part) the Triarc ELA Contributions.

Notwithstanding the foregoing, the RTMRG Shareholders or the RTMRG Principal Shareholders (as the case may be) shall not be obligated to pay any amounts under this Section 8.01(a) (x) for any Tax Losses resulting from any transaction of RTMRG or its Subsidiaries on the Closing Date but after the Closing, other than any transaction in the ordinary course of business and any RTMRG Transactions, or (y) in respect of Pre-Closing Taxes attributable to an audit adjustment by a Governmental Entity if such audit adjustment conforms the treatment of an item on a Tax Return (other than a Straddle Return) of RTMRG or its Subsidiaries for a Pre-Closing Taxable Period ("RTMRG PRE-CLOSING TAX RETURN") to the treatment of the same item on a Tax Return (other than a Straddle Return) of RTMRG or its Subsidiaries for any taxable period other than a Pre-Closing Taxable Period ("RTMRG POST-CLOSING TAX RETURN"), excluding any items related to any management agreements or similar arrangements among any of RTMRG, its Affiliates and any of its shareholders, if the treatment of such item on the RTMRG Post-Closing Tax Return is inconsistent with the treatment of such item on the RTMRG Pre-Closing Tax Return until the aggregate amount of such Pre-Closing Taxes equals $1 million (the "RTMRG TAX BASKET AMOUNT"), after which the RTMRG Shareholders and the RTMRG Principal Shareholders shall be obligated to pay the full amount of such Pre-Closing Taxes in excess of the RTMRG Tax Basket Amount.

         (b) INDEMNIFICATION CALCULATIONS. All indemnification payments for Tax Losses made pursuant to this Section 8.01, and for Losses made pursuant to Section 11.02 and Section 11.04, shall be made on an after-tax basis. Accordingly, in determining the amount of any indemnification payment for a Tax Loss or Loss suffered or incurred by an indemnitee hereunder, the amount of such Tax Loss or Loss shall be (i) increased to take into account any additional Tax cost actually incurred by the indemnitee arising from the receipt of indemnification payments hereunder ("TAX COSTS") and (ii) decreased to take into account any deduction, credit or other tax benefit actually realized by the indemnitee with respect to such Tax Loss or Loss ("TAX BENEFITS"). In computing the amount of any such Tax Cost or Tax Benefit, the indemnitee shall be deemed to recognize all other items of income, gain, loss, deduction or credit before recognizing any item arising from the receipt of any indemnification payment hereunder or the incurrence or payment of any indemnified Tax Loss or Loss; PROVIDED, that if a Tax Cost or Tax Benefit is not realized in the taxable period during which an indemnifying party makes an indemnification payment or the indemnitee incurs or pays any Tax Loss or Loss, the parties hereto shall thereafter make payments to one another at the end of each subsequent taxable period to reflect the net Tax Costs and Tax Benefits realized by the parties hereto in each such subsequent taxable period.

         Section 8.02   TAX INDEMNIFICATION PROCEDURES.

         (a) After the Closing, Triarc shall promptly notify the RTM Representatives in writing of any demand, claim or notice of the commencement of an audit received by such party from any Governmental Entity or any other Person with respect to Taxes for which the RTMRG Shareholders or the RTMRG Principal

Shareholders (as the case may be) are liable pursuant to Section 8.01; PROVIDED, HOWEVER, that a failure to give such notice will not affect the Triarc Indemnified Parties' rights to indemnification under this Article VIII, except to the extent that the RTMRG Shareholders or the RTMRG Principal Shareholders (as the case may be) are actually prejudiced thereby. Such notice shall contain factual information (to the extent known) describing the asserted Tax liability and shall include copies of the relevant portion of any notice or other document received from any Governmental Entity or any other Person in respect of any such asserted Tax liability.

         (b) Payment by the RTMRG Shareholders or the RTMRG Principal Shareholders (as the case may be) of any amount due to the Triarc Indemnified Parties under this Article VIII shall be made within ten Business Days following written notice by a Triarc Indemnified Party that payment of such amounts to the appropriate Governmental Entity or other applicable third party is due by a Triarc Indemnified Party, PROVIDED, that the RTMRG Shareholders or the RTMRG Principal Shareholders (as the case may be) shall not be required to make any payment earlier than five Business Days before it is due to the appropriate Governmental Entity or applicable third party. In the case of a Tax that is contested in accordance with the provisions of Section 8.03, payment of such contested Tax will not be considered due earlier than the date a "final determination" to such effect is made by such Governmental Entity or a court of competent jurisdiction. For this purpose, a "final determination" shall mean a settlement, compromise, or other agreement with the relevant Governmental Entity, whether contained in an IRS Form 870 or other comparable form, or otherwise, or such procedurally later event, such as a closing agreement with the relevant Governmental Entity, and agreement contained in an IRS Form 870-D or other comparable form, an agreement that constitutes a "determination" under
Section 1313(a)(4) of the Code, a deficiency notice with respect to which the period for filing a petition with the Tax Court or the relevant state, local or foreign tribunal has expired or a decision of any court of competent jurisdiction that is not subject to appeal or as to which the time for appeal has expired.

         (c) All amounts required to be paid pursuant to this Article VIII shall be paid promptly in immediately available funds by wire transfer to a bank account designated by the indemnified party. In seeking indemnification under this Article VIII against the RTMRG Shareholders, the Triarc Indemnified Parties shall first exercise its remedies with respect to the RTM Escrow Fund pursuant to the Escrow Agreement and, if the RTM Escrow Fund has been exhausted in full, with respect to the RTMRG Principal Shareholders (individually or jointly) pursuant to the Transaction Support Agreement.

         (d) Any payments required pursuant to this Article VIII that are not made within the time period specified in this Section 8.02 shall bear interest at a rate and in the manner provided in the Code for interest on underpayments of federal income Tax and, in the case of payments related to Taxes other than U.S. federal income Taxes, at a rate and in the manner provided under applicable Law for underpayments of such Tax.

         Section 8.03   RTM TAX AUDITS AND CONTESTS; COOPERATION.

         (a) After the Closing Date, the RTM Representatives shall control the conduct, through counsel of their own choosing, of any audit, claim for refund, or administrative or judicial proceeding involving any asserted Tax liability or refund (any such audit, claim for refund, or proceeding relating to an asserted Tax liability referred to herein as a "CONTEST") that relates solely to Taxes for which the Triarc Indemnified Parties are indemnified under Section 8.01(a), but Triarc shall have the right to participate in such Contest at its own expense, and the RTM Representatives shall not settle, compromise and/or concede any portion of such Contest that is reasonably likely to affect the Tax liability of Triarc or its Subsidiaries for any taxable year (or portion thereof) beginning after the Closing Date without the consent of Triarc, which consent shall not be unreasonably withheld, conditioned or delayed; PROVIDED, that if the RTM Representatives fail to assume control of the conduct of any such Contest within a reasonable period following the receipt by the RTM Representatives of notice of such Contest, Triarc shall have the right to assume control of such Contest and shall be able to settle, compromise and/or concede such Contest in its sole discretion.

         (b) After the Closing Date, subject to Section 8.03(a), Triarc shall control the conduct of any Contest pertaining to RTMRG or any of its Subsidiaries, but the RTM Representatives shall have the right to participate in any such Contest that relates to Taxes for which the Triarc Indemnified Parties are indemnified under Section 8.01(a) ("PARTICIPATION CONTEST") at their own expense and Triarc shall not settle, compromise and/or concede any portion of such Participation Contest if such resolution is reasonably likely to give rise to a Tax liability for which the Triarc Indemnified Parties are indemnified under Section 8.01(a), without the consent of the RTM Representatives, which consent shall not be unreasonably withheld, conditioned or delayed; PROVIDED, that if Triarc fails to assume control of the conduct of any such Participation Contest within a reasonable period following the receipt by Triarc of notice of such Participation Contest, the RTM Representatives shall have the right to assume control of such Participation Contest and shall be able to settle, compromise and/or concede such Participation Contest in its sole discretion.

         (c) Triarc and the RTM Representatives agree to furnish or cause to be furnished to each other, upon request, as promptly as practicable, such information (including access to books and records) and assistance relating to RTMRG and its Subsidiaries as is reasonably requested for the filing of any Tax Returns and the preparation, prosecution, defense or conduct of any Contest. Triarc and the RTM Representatives shall reasonably cooperate with each other in the conduct of any Contest or other proceeding involving or otherwise relating to RTMRG or its Subsidiaries (or their income or assets) with respect to any Tax and each shall execute and deliver such powers of attorney and other documents as are necessary to carry out the intent of this Section 8.03(c). Without limiting the foregoing, Triarc shall make available to the RTM Representatives promptly upon written request and for as much time as reasonably required for purposes of reviewing or filing any Tax Returns or conducting any Contest or other Tax proceeding related to Taxes of RTMRG and its Subsidiaries for Taxable periods (or portions thereof) ending on or before the Closing Date any one or more of those employees of RTMRG or Triarc or their controlled Affiliates (as specifically requested by the RTM Representatives) who prior to the Closing were involved in the preparation of Tax Returns or the conduct of Contests or other Tax proceedings for the benefit of the RTM Parties; PROVIDED, that neither Triarc nor any of its controlled Affiliates shall have any obligation to continue the employment of any employees; and PROVIDED, FURTHER, neither Triarc nor any of its controlled Affiliates shall have any Liability to the RTM Representatives for the acts or omissions of its employees under this Section 8.03(c). The parties agree that nothing in this Section 8.03(c) shall require any of Triarc or its Affiliates to undertake any action that could unreasonably interfere with, or otherwise cause an undue burden on, the activities of Triarc or its Subsidiaries. The RTM Representatives shall reimburse Triarc for Triarc's or its controlled Affiliates' reasonable costs, including allocated direct and indirect costs, in satisfying its obligations under this Section 8.03(c) with respect to the RTM Representatives. Any information obtained under this Section 8.03(c) shall be kept confidential, except as may be otherwise necessary in connection with the filing of Tax Returns or in the conduct of a Contest or other Tax proceeding.

         (d) Triarc and its Subsidiaries shall (i) properly retain and maintain the Tax and accounting records of RTMRG and its Subsidiaries that are in its possession after the Closing Date and that relate to Pre-Closing Taxable Periods for seven years and shall thereafter provide the RTM Representatives with written notice prior to any destruction, abandonment or disposition of all or any portions of such records of RTMRG and its Subsidiaries, (ii) transfer such records to the RTM Representatives upon their written request prior to any such destruction, abandonment or disposition and (iii) allow the RTM Representatives and their Representatives, at times and dates reasonably and mutually acceptable to the parties, to from time to time inspect and review such records as the RTM Representatives may deem necessary or appropriate; PROVIDED, HOWEVER, that in all cases, such activities are to be conducted by the RTM Representatives during normal business hours and, in the case of activities conducted by or on behalf of the RTM Representatives, at the RTM Representatives' sole expense and, in the case of activities conducted by or on behalf of Triarc, at Triarc's sole expense. Any information obtained under this
Section 8.03(d) shall be kept confidential, except as may be otherwise necessary in connection with the filing of Tax Returns or in the conduct of a Contest or other Tax proceeding.

         Section 8.04   PREPARATION OF TAX RETURNS AND PAYMENT OF TAXES.

         (a) Triarc shall prepare (or cause to be prepared), and timely file all Tax Returns of RTMRG or any of its Subsidiaries that are required to be filed with any Governmental Entity after the Closing Date relating to any taxable periods (or portions thereof) ending on or before the Closing Date ("PRE-CLOSING TAXABLE PERIODS"). With respect to any such Tax Returns filed with respect to a Pre-Closing Taxable Period, the RTMRG Shareholders or the RTMRG Principal Shareholders (as the case may be) shall be responsible for the Pre-Closing Taxes due in respect of such Tax Returns for RTMRG and its Subsidiaries ("PRE-CLOSING RTMRG RETURNS"), to the extent that the aggregate amount of Pre-Closing Taxes due in respect of all such Tax Returns exceeds the amount of Taxes that are specifically identified as current liabilities (excluding any reserve for deferred taxes established to reflect timing differences between book and Tax income) on the RTM Closing Balance Sheet, and Triarc shall, subject to Section 8.01(a), be responsible for all other Pre-Closing Taxes shown as due on such Tax Returns. Triarc shall notify the RTM Representatives of any amounts due from the RTMRG Shareholders or the RTMRG Principal Shareholders in respect of any such Tax Return no later than ten Business Days prior to the date on which such Tax Return is due, and the RTMRG Shareholders or the RTMRG Principal Shareholders shall remit such payment to Triarc no later than five Business Days prior to the date such Tax Return is due.

         (b) In the case of any Pre-Closing RTMRG Returns, Triarc shall prepare (or cause to be prepared) such Tax Return in a manner consistent with past practice, except as otherwise required by a change in law or a good faith resolution of a contest, and shall deliver any such Tax Return to the RTM Representatives for their review at least 30 days prior to the date such Tax Return is required to be filed. If the RTM Representatives dispute any item on such Tax Return, they shall notify Triarc of such disputed item (or items) and the basis for its objection. The parties shall act in good faith to resolve any such dispute prior to the date on which the relevant Tax Return is required to be filed. If the parties cannot resolve any disputed item, the item in question shall be resolved by the Independent Accountants. The fees and expenses of the Independent Accountants shall be borne equally by Triarc and the RTM Representatives.

         (c) With respect to Tax Returns that are required to be filed by or with respect to the RTMRG or any of its Subsidiaries for a period that begins before and ends after the Closing Date ("STRADDLE RETURNS"), such Straddle Returns shall be prepared in a manner consistent with past practice (except as otherwise required by a change in law or a good faith resolution of a contest), and the RTMRG Shareholders or the RTMRG Principal Shareholders (as the case may be) shall be responsible for the Pre-Closing Taxes due in respect of such Straddle Returns in excess of the amount of such Taxes which are specifically identified as current liabilities (excluding any reserve for deferred Taxes established to reflect timing differences between book and Tax income) on the RTM Closing Balance Sheet. Triarc shall notify the RTM Representatives of any amounts due from the RTMRG Shareholders or the RTMRG Principal Shareholders (as the case may be) in respect of any Straddle Return no later than ten Business Days prior to the date on which such Straddle Return is due, and the RTMRG Shareholders or the RTMRG Principal Shareholders (as the case may be) shall remit such payment to Triarc no later than five Business Days prior to the date such Straddle Return is due. Triarc shall deliver any Straddle Return to the RTM Representatives for their review at least 30 days prior to the date on which such Tax Return is required to be filed. If the RTM Representatives dispute any item on such Tax Return, they shall notify Triarc of such disputed item (or items) and the basis for their objection. The parties shall act in good faith to resolve any such dispute prior to the date on which the relevant Tax Return is required to be filed. If the parties cannot resolve any disputed item, the item in question shall be resolved by the Independent Accountants. The fees and expenses of the Independent Accountants shall be borne equally by Triarc and the RTM Representatives.

         (d) Neither Triarc nor any of its Affiliates shall (or shall cause or permit any of their Subsidiaries to) amend, refile or otherwise modify any Tax Return relating in whole or in part to RTMRG or any of its Subsidiaries with respect to any Pre-Closing Taxable Period without the written consent of the RTM Representatives, which consent shall not be unreasonably withheld, conditioned or delayed.

         Section 8.05 STRADDLE PERIODS. For purposes of this Agreement, in the case of any Taxes of RTMRG or any of its Subsidiaries that are payable with respect to any tax period that begins before and ends after the Closing Date (a "STRADDLE PERIOD"), the portion of any such Taxes that constitutes Pre-Closing Taxes shall: (i) in the case of Taxes that are either (x) based upon or related to income or receipts, or (y) imposed in connection with any sale, transfer or assignment or any deemed sale, transfer or assignment of property (real or personal, tangible or intangible), be deemed equal to the amount that would be payable if the tax year or period ended on the Closing Date; and (ii) in the case of Taxes (other than those described in clause (i) above) that are imposed on a periodic basis with respect to the business or assets of RTMRG or any of its Subsidiaries or otherwise measured by the level of any item, be deemed to be the amount of such Taxes for the entire Straddle Period (or, in the case of such Taxes determined on an arrears basis, the amount of such Taxes for the immediately preceding Tax period) multiplied by a fraction the numerator of which is the number of calendar days in the portion of the Straddle Period ending on the Closing Date and the denominator of which is the number of calendar days in the entire Straddle Period. For purposes of clause (i) of the preceding sentence, any exemption, deduction, credit or other item (including, without limitation, the effect of any graduated rates of tax) that is calculated on an annual basis shall be allocated to the portion of the Straddle Period ending on the Closing Date on a pro rata basis determined by multiplying the total amount of such item allocated to the Straddle Period times a fraction, the numerator of which is the number of calendar days in the portion of the Straddle Period ending on the Closing Date and the denominator of which is the number of calendar days in the entire Straddle Period. In the case of any Tax based upon or measured by capital (including net worth or long-term debt) or intangibles, any amount thereof required to be allocated under this Section 8.05 shall be computed by reference to the level of such items on the Closing Date. The parties hereto will, to the extent permitted by applicable Law, elect with the relevant Governmental Entity to treat a portion of any Straddle Period as a short taxable period ending as of the close of business on the Closing Date.

         Section 8.06   REFUNDS.

         (a) The RTMRG Shareholders shall be entitled to all credits and refunds (including interest received thereon) in respect of any Pre-Closing Taxable Period relating to RTMRG or any of its Subsidiaries. All credits and refunds (including interest received thereon) in respect of any Straddle Period shall be equitably apportioned between the RTMRG Shareholders pursuant to the principles set forth in Section 8.05. Triarc shall cause each such refund to which the RTMRG Shareholders are entitled to be paid to the RTMRG Shareholders promptly following its receipt.

         (b) Except as provided in Section 8.06(a), Triarc and its Subsidiaries shall be entitled to all credits and refunds (including interest received thereon) in respect of any Taxes of Triarc, RTMRG and their Subsidiaries.

         Section 8.07 CONVEYANCE TAXES. ARG shall pay all sales, use, value added, transfer, stamp, registration, documentary, excise, real property transfer or gains, or similar Taxes ("TRANSFER TAXES") incurred solely as a result of the consummation of the Mergers; and RTMRG and ARG agree to jointly file all required change of ownership and similar statements.

         Section 8.08   TERMINATION OF TAX SHARING AGREEMENTS. Any and all
Tax Sharing Agreements between RTMRG and its Subsidiaries, on the one hand, and the RTMRG Shareholders and their Affiliates, on the other hand, shall be terminated as to RTMRG and its Subsidiaries as of the Closing Date, and RTMRG and its Subsidiaries shall not be obligated to make any payment pursuant to any such Tax Sharing Agreement for any past or future period.

         Section 8.09 CARRYBACKS. Following the Closing Date, RTMRG and its Subsidiaries shall, to the extent permissible under applicable Laws, waive the right to carryback any Tax losses, credits or similar items attributable to such Person from a taxable period (or portion thereof) beginning after the Closing Date to a Pre-Closing Taxable Period.

         Section 8.10   TAX TREATMENT. So long as the amendment contemplated by
Section 8.13 shall have been made prior to the Closing Date and the Allocation Requirement is satisfied, Triarc and the RTMRG Shareholders shall file, and shall cause their respective Affiliates to file, all Federal income Tax Returns in a manner consistent with the Purchase Price Allocation, and shall take no position contrary thereto for any Federal income Tax purposes, unless otherwise required to do so by a good faith resolution of a contest or a change in applicable law. The RTMRG Shareholders shall file, and shall cause their respective Affiliates to file, all Federal income Tax Returns in a manner consistent with the Expected Tax Treatment, and shall take no position contrary thereto for any Federal income Tax purposes, unless otherwise required to do so by a good faith resolution of a contest or a change in applicable law.

         Section 8.11   RTMRG "EXCESS LOSS ACCOUNTS".

         (a) On or prior to the Closing, RTMRG shall, and shall cause each of its Subsidiaries to, make a capital contribution with respect to the capital stock of any Subsidiary of RTMRG for which an "excess loss account" (within the meaning of Treasury Regulation ss. 1.1502-19) exists ("ELA SUBSIDIARY") of any intercompany note, receivable or other obligation owned by RTMRG or any of its Subsidiaries with respect to which such ELA Subsidiary is the obligor, each as set forth on Section 8.11(a) of RTMRG Disclosure Letter.

         (b) After the Closing, Triarc may, at its option, make a capital contribution or cause any of its Subsidiaries (including any of RTMRG and its Subsidiaries) to, make a capital contribution with respect to the stock of any ELA Subsidiary in the amounts set forth on Section 8.11(b) of the RTMRG Disclosure Letter (such contributions, as adjusted under the immediately following sentence, the "TRIARC ELA CONTRIBUTIONS"). Prior to the Closing Date, the RTMRG Representatives shall deliver to Triarc a written confirmation of, or revision to, Section 8.11(b) of the RTMRG Disclosure Letter which shall set forth the capital contributions (other than any contributions contemplated by Section 8.11(a)) which, if made, would eliminate all "excess loss account" (within the meaning of Treasury Regulation ss. 1.1502-19) amounts with respect to each ELA Subsidiary as of the Closing Date; and (x) the amount of such capital contributions with respect to each ELA Subsidiary shall not be materially greater than the amounts set forth on Section 8.11(b) of the RTMRG Disclosure Letter delivered pursuant to the immediately preceding sentence, (y) the amount of such capital contributions with respect to each ELA Subsidiary shall be less than the amount of outstanding third-party indebtedness for such ELA Subsidiary which could be prepaid on the Closing Date, and (z) the amount of any penalty related to the prepayment of any such outstanding third-party indebtedness shall not differ materially from the amount of such penalty set forth on Section 5.13(o) of the RTMRG Disclosure Schedule.

         Section 8.12 TRIARC TAX SHARING AGREEMENT. If the Triarc B-2 Election shall have been made, Triarc shall enter into a Tax Sharing Agreement with ARG and its Subsidiaries with terms generally consistent with the terms set forth in the T/A Tax Sharing Agreement and with effect from and after the Closing Date, except as otherwise required in connection with the Debt Financing.

         Section 8.13 RTMAC MANAGEMENT AGREEMENT. Prior to the Closing Date, RTMAC shall amend any management contract or similar arrangements with RTMRG and its Subsidiaries to provide payment by RTMAC of $3 million per annum of costs and expenses related to capital leases of RTMAC and its Subsidiaries, and a management fee payable by RTMRG and its Subsidiaries to RTMAC in an amount of $8 million per annum.


                                   ARTICLE IX

                              CONDITIONS TO CLOSING

         Section 9.01 CONDITIONS TO EACH PARTY'S OBLIGATION TO EFFECT THE MERGERS. The respective obligation of each party to this Agreement to effect the Mergers is subject to the satisfaction or waiver by Triarc and RTMRG on or prior to the Closing Date of each of the following conditions:

         (a) ANTITRUST. The waiting period applicable to the consummation of the transactions contemplated by this Agreement and the Ancillary Agreements under the HSR Act shall have expired or been terminated.

         (b) CONSENTS. All material consents, approvals and other authorizations of any Governmental Entity required to consummate the Mergers and the other transactions contemplated by this Agreement and the Ancillary Agreements (other than the filing of the First Certificate of Merger with the Secretary of State of the State of Georgia and the Second Certificate of Merger with the Secretaries of State of the States of Delaware and Georgia) shall have been obtained.

         (c) NO INJUNCTIONS OR RESTRAINTS. No Governmental Entity shall have enacted, issued, promulgated, enforced or entered any Laws or Orders (whether temporary, preliminary or permanent) that (i) restrain, enjoin or otherwise prohibit consummation of the transactions contemplated by this Agreement or the Ancillary Agreements or (ii) could reasonably be expected to have a Triarc Material Adverse Effect (if the Triarc B-1 Election shall have been made), an ARG Material Adverse Effect (if the Triarc B-2 Election shall have been made) or an RTMRG Material Adverse Effect. No Governmental Entity shall have instituted any proceeding seeking any such Orders.

         (d) RTMAC PURCHASE. The RTMAC Purchase shall be consummated simultaneously with the First Merger.

         (e) RTMMC PURCHASE. The RTMMC Purchase shall be consummated simultaneously with the First Merger.

         Section 9.02 CONDITIONS TO OBLIGATIONS OF THE TRIARC PARTIES TO EFFECT THE MERGERS. The obligations of the Triarc Parties to effect the Mergers are also subject to the satisfaction or waiver by Triarc (in its sole discretion) on or prior to the Closing Date of the following conditions:

         (a) REPRESENTATIONS AND WARRANTIES. Other than the representations and warranties of RTMRG contained in Section 5.01 (the first sentence only),
Section 5.02, Section 5.03(a), Section 5.03(b) (the first and second sentences only), Section 5.04(b), Section 5.07(c) (the penultimate sentence only) and
Section 5.08, the representations and warranties of RTMRG contained in this Agreement (as such representations and warranties would read if all limitations or qualifications therein as to materiality or RTMRG Material Adverse Effect (or similar concept) were deleted therefrom) shall be true and correct in all respects as of the date of this Agreement and shall be true and correct in all respects as of the Closing Date as if made on and as of the Closing Date (except for any representations and warranties made as of a specific date, the accuracy of which shall be determined by reference to such specific date), unless the failure or failures of such representations and warranties to be so true and correct in all respects has not had and would not reasonably be expected to have, individually or in the aggregate, an RTMRG Material Adverse Effect. The representations and warranties of RTMRG contained in Section 5.01 (the first sentence only), Section 5.02, Section 5.03(a), Section 5.03(b) (the first and second sentences only), Section 5.04(b), Section 5.07(c) (the penultimate sentence only) and Section 5.08 shall be true and correct in all respects as of the date of this Agreement and shall be true and correct in all respects as of the Closing Date as if made on and as of the Closing Date (except for any such representations and warranties made as of a specific date, the accuracy of which shall be determined by reference to such specific date).

         (b) PERFORMANCE OF OBLIGATIONS. RTMRG shall have performed in all material respects all obligations required to be performed by it under this Agreement at or prior to the Closing Date.

         (c) RTM MATERIAL ADVERSE EFFECT. Since the date of this Agreement, there shall not have occurred any event, and there shall not exist any condition or set of circumstances, that has had or could reasonably be expected to have, individually or in the aggregate, an RTM Material Adverse Effect.

         (d) CERTIFICATE. Triarc shall have received a certificate, signed by the RTM Representatives, certifying as to the matters set forth in Section 9.02(a), Section 9.02(b) and Section 9.02(c).

         (e) CONSENTS UNDER AGREEMENTS. RTMRG shall have obtained the consent, approval, waiver or other authorization of each Person, if any, listed on Section 9.02(e) of the RTMRG Disclosure Letter.

         (f) DEBT FINANCING. ARG shall have received the amount of funds set forth in the Debt Financing Documents as a result of funding thereunder or as a result of funding from one or more alternative sources of financing on terms not less favorable, in the aggregate, to ARG than the terms set forth in the Debt Financing Documents.

         (g) DISSENTING RTMRG SHAREHOLDERS. RTMRG Shareholders representing not more than 2% of the outstanding shares of RTMRG Common Stock shall have dissented or exercised appraisal rights under the GBCC.

         (h) ESCROW AGREEMENT. Triarc shall have received a duly executed copy of the Escrow Agreement from each of the RTMRG Principal Shareholders, each of the RTMAC Sellers, RTMMC, each of the RTMMC Members, each of the RTM Representatives and the Escrow Agent.

         (i) RTMRG RELATED PARTY ARRANGEMENTS. Triarc shall have received reasonably satisfactory evidence of the termination, cancellation and repayment or settlement in full prior to or in connection with the Closing of each RTMRG Related Party Arrangement, including the repayment of any Indebtedness or obligation owed by an RTM Related Entity or a shareholder, member, officer or director of an RTM Party or any of its Subsidiaries to RTMRG or any of its Subsidiaries, including those included in the RTMRG Shareholders Obligations Amount (other than as set forth in Section 9.02(i) of the RTMRG Disclosure Letter; PROVIDED THAT with respect to the RTMRG Shareholders Obligations Amounts reflected therein as remaining outstanding following the Closing, the applicable RTMRG Shareholder shall have executed and delivered to RTMRG an amended promissory note secured by the pledge of all shares of Triarc Class B-1 Common Stock or Triarc Class B-2 Common Stock received by such shareholder in the Mergers, all in form and substance reasonably satisfactory to Triarc), and the termination or cancellation of the Winners Letters of Credit.

         (j) ARRANGEMENTS WITH RTMRG EMPLOYEES. ARG or its Subsidiaries shall have entered into employment agreements with each of the individuals listed in Section 9.02(j) of the Triarc Disclosure Letter as of the date hereof on terms agreed to by ARG and such individuals prior to the date hereof.

         (k) CERTAIN OFFICER RESIGNATIONS. Each of the officers of RTMRG and its Subsidiaries listed in Section 9.02(k) of the Triarc Disclosure Letter shall have tendered his resignation, effective as of the Closing, without any Liability after the Closing to RTMRG, Triarc or any of its Affiliates (other than rights under or provided for in this Agreement, the RTMAC Purchase Agreement or the RTMMC Purchase Agreement and, to the extent included as current liabilities in the RTM Estimated Net Liabilities or the RTM Closing Net Liabilities, unpaid salary and bonus and unreimbursed business expenses incurred in the ordinary course of business consistent with past practice).

         (l) RTMMC AND RTMAC PURCHASE. The RTMAC Aggregate Purchase Price, and any amounts treated as an adjustment to the RTMAC Aggregate Purchase Price pursuant to Section 10.08 of the RTMAC Purchase Agreement, shall not cause the aggregate amount allocated to the assets of RTMAC to be other than an amount within the RTMAC Asset Range, and the sum of the RTMMC Aggregate Purchase Price, and any amounts treated as an adjustment to the RTMMC Aggregate Purchase Price pursuant to Section 10.08 of the RTMMC Purchase Agreement, and the RTMMC Assumed Liabilities will not be other than an amount within the RTMMC Asset Range (the "ALLOCATION REQUIREMENT").

         (m) 2005 RTM AUDITED FINANCIALS. If the Closing is to occur on or after the date that is 90 days after May 29, 2005, RTMRG shall have delivered to Triarc the 2005 RTM Audited Financials.

         Section 9.03 CONDITIONS TO OBLIGATION OF RTMRG TO EFFECT THE MERGERS. The obligation of RTMRG to effect the Mergers is also subject to the satisfaction or waiver by RTMRG (in its sole discretion) on or prior to the Closing Date of the following conditions:

         (a)    REPRESENTATIONS AND WARRANTIES.

                (i)     If the Triarc B-1 Election shall have been made, then
(A) other than the representations and warranties of the Triarc Parties contained in Section 4.01 (the first sentence only), Section 4.02, Section 4.03 (other than paragraph (e) thereof), Section 4.08 and Section 4.13, the representations and warranties of the Triarc Parties contained in Article IV (as such representations and warranties would read if all limitations or qualifications therein as to materiality or Triarc Material Adverse Effect (or similar concept) were deleted therefrom) shall be true and correct in all respects as of the date of this Agreement and shall be true and correct in all respects as of the Closing Date as if made on and as of the Closing Date (except for any such representations and warranties made as of a specific date, the accuracy of which shall be determined by reference to such specific date), unless the failure or failures to be so true and correct in all respects has not had and would not reasonably be expected to have, individually or in the aggregate, an Triarc Material Adverse Effect, and (B) the representations and warranties of the Triarc Parties contained in Section 4.01 (the first sentence only), Section 4.02, Section 4.03 (other than paragraph (e) thereof), Section
4.08 and Section 4.13 shall be true and correct in all respects as of the date of this Agreement and shall be true and correct in all respects as of the Closing Date as if made on and as of the Closing Date (except for any such representations and warranties made as of a specific date, the accuracy of which shall be determined by reference to such specific date).

                (ii)    If the Triarc B-2 Election shall have been made, then
(A) other than the representations and warranties of the Triarc Parties contained in Section 3.01 (the first sentence only), Section 3.02, Section 3.03 (other than paragraph (e) thereof), Section 3.04(b), Section 3.08 and Section 3.13(m)-(n), the representations and warranties of the Triarc Parties contained in Article III (as such representations and warranties would read if all limitations or qualifications therein as to materiality or ARG Material Adverse Effect (or similar concept) were deleted therefrom) shall be true and correct in all respects as of the date of this Agreement and shall be true and correct in all respects as of the Closing Date as if made on and as of the Closing Date (except for any such representations and warranties made as of a specific date, the accuracy of which shall be determined by reference to such specific date), unless the failure or failures to be so true and correct in all respects has not had and would not reasonably be expected to have, individually or in the aggregate, an ARG Material Adverse Effect, and (B) the representations and warranties of the Triarc Parties contained in Section 3.01 (the first sentence only), Section 3.02, Section 3.03 (other than paragraph (e) thereof), Section 3.04(b), Section 3.08 and Section 3.13(m)-(n) shall be true and correct in all respects as of the date of this Agreement and shall be true and correct in all respects as of the Closing Date as if made on and as of the Closing Date (except for any such representations and warranties made as of a specific date, the accuracy of which shall be determined by reference to such specific date).

         (b) PERFORMANCE OF OBLIGATIONS. The Triarc Parties shall have performed in all material respects all obligations required to be performed by them under this Agreement at or prior to the Closing Date.

         (c) TRIARC/ARG MATERIAL ADVERSE EFFECT. Since the date of this Agreement, there shall not have occurred any event, and there shall not exist any condition or set of circumstances, that has had or could reasonably be expected to have, individually or in the aggregate, (i) a Triarc Material Adverse Effect (if the Triarc B-1 Election shall have been made) or (ii) an ARG Material Adverse Effect (if the Triarc B-2 Election shall have been made).

         (d) OFFICER'S CERTIFICATE. RTMRG shall have received a certificate, signed on behalf of Triarc by the chief executive officer or chief financial officer of Triarc, certifying as to the matters set forth in Section 9.03(a),
Section 9.03(b) and Section 9.03(c).

         (e) CONSENTS UNDER AGREEMENTS. Triarc shall have obtained the consent, approval, waiver or other authorization of each Person, if any, listed on Section 9.03(e) of the Triarc Disclosure Letter.

         (f) CERTIFICATE OF DESIGNATION. If the Triarc B-2 Election shall have been made, Triarc shall have filed the Certificate of Designation with the Secretary of State of the State of Delaware.

         (g) ESCROW AGREEMENT. The RTM Representatives shall have received a duly executed copy of the Escrow Agreement from each of Triarc and the Escrow Agent.

         (h) MANAGEMENT SERVICES AGREEMENT. The applicable Mrs. Winners Obligors shall have received a duly executed copy of the Management Services Agreement from ARG.

         (i) REGISTRATION RIGHTS AGREEMENT. The RTM Representatives shall have received a duly executed copy of the Registration Rights Agreement from Triarc.

         (j) REPAYMENT OF CERTAIN INDEBTEDNESS. All Indebtedness described in Section 7.16 of the RTMRG Disclosure Letter shall have been repaid in full and the RTM Representatives shall have received evidence of the repayment of such Indebtedness and of the release and termination of any Liens and guarantees relating to such Indebtedness, other than any such Indebtedness which by its terms is not permitted to be prepaid at the Closing (or would require irrevocable notice to be delivered prior to the Closing in order to permit prepayment at the Closing).

         (k) ARBY'S OWNERSHIP. Triarc shall not have sold, transferred, conveyed or otherwise disposed of, directly or indirectly, all or a substantial part of the equity interests or assets of ARG and its Subsidiaries, taken as a whole, and shall not have entered into a definitive agreement to sell, transfer, convey or otherwise dispose of, directly or indirectly, all or a substantial part of the equity interests or assets of ARG and its Subsidiaries.

         (l) TAX TREATMENT. Triarc shall have agreed to file, and cause its Affiliates to file, all Federal income Tax Returns in a manner consistent with the Expected Tax Treatment, and to take no position contrary thereto for any Federal income Tax purposes, unless otherwise required to do so by a good faith resolution of a contest or a change in applicable law.

         Section 9.04 FRUSTRATION OF CLOSING CONDITIONS. None of the parties to this Agreement may rely on the failure of any condition set forth in this
Article IX to be satisfied if such failure was caused by such party's failure to use commercially reasonable efforts to consummate the Mergers and the other transactions contemplated by this Agreement and the Ancillary Agreements.

         Section 9.05 TAX TREATMENT. In the event there is a failure of the condition set forth in Section 9.03(l), the parties hereto, each acting in good faith, shall attempt to agree on appropriate amendments to this Agreement so that the condition set forth in Section 9.03(l) is satisfied.

         Section 9.06 RTMMC AND RTMAC PURCHASE. In the event there is a failure of the condition set forth in Section 9.02(l), the parties hereto, each acting in good faith, shall attempt to agree on such arrangements so that the condition set forth in Section 9.02(l) is satisfied.


                                   ARTICLE X

                        TERMINATION, AMENDMENT AND WAIVER

         Section 10.01 GROUNDS FOR TERMINATION. This Agreement may be terminated at any time prior to the Closing:

         (a)    by mutual written consent of Triarc and RTMRG;

         (b)    by either Triarc or RTMRG:

                (i) if the Mergers have not been consummated by November 15, 2005, except that the right to terminate this Agreement under this clause
(b)(i) shall not be available to any party to this Agreement whose failure to fulfill any of its obligations has been a principal cause of, or resulted in, the failure to consummate the Mergers by such date;

                (ii) if any Law prohibits consummation of the Mergers, the RTMAC Purchase or the RTMMC Purchase; or

                (iii) if any Order restrains, enjoins or otherwise prohibits consummation of the Mergers, the RTMAC Purchase or the RTMMC Purchase, and such Order has become final and nonappealable;

         (c) by Triarc, if RTMRG breaches any of its representations, warranties, covenants or agreements contained in this Agreement, which breach
(i) would give rise to the failure of a condition set forth in Section 9.02(a),
Section 9.02(b) or Section 9.02(c) and (ii) has not been cured by RTMRG within 20 Business Days after RTMRG's receipt of written notice of such breach from Triarc; or

         (d) by RTMRG, if any of the Triarc Parties breaches any of its representations, warranties, covenants or agreements contained in this Agreement, which breach (i) would give rise to the failure of a condition set forth in Section 9.03(a), Section 9.03(b) or Section 9.03(c) and (ii) has not been cured by such Triarc Party within 20 Business Days after Triarc's receipt of written notice of such breach from RTMRG.

         Section 10.02 EFFECT OF TERMINATION. If this Agreement is terminated pursuant to Section 10.01, it shall become void and of no further force and effect, with no Liability on the part of any party to this Agreement (or any stockholder, member, director, officer, employee, agent or representative of such party), except that if such termination results from the willful (a) failure of any party to perform its obligations or (b) breach by any party of its representations or warranties contained in this Agreement, then such party shall be fully liable for any Liabilities incurred or suffered by the other parties as a result of such failure or breach. The provisions of this Section
10.02 and Article XII shall survive any termination of this Agreement.

         Section 10.03 AMENDMENT. This Agreement may be amended by the parties to this Agreement at any time, so long as no amendment that requires shareholder approval under applicable Laws shall be made without such required approval. This Agreement may not be amended except by an instrument in writing signed by each of the parties to this Agreement.

         Section 10.04 EXTENSION; WAIVER. The Triarc Parties, on the one hand, and RTMRG, on the other hand, may (a) extend the time for the performance of any of the obligations of the other party, (b) waive any inaccuracies in the representations and warranties of the other party contained in this Agreement or in any document delivered under this Agreement or (c) subject to applicable Laws, waive compliance with any of the covenants or conditions contained in this Agreement. Any agreement on the part of a party to any extension or waiver shall be valid only if set forth in an instrument in writing signed by such party. The failure of any part to assert any of its rights under this Agreement or otherwise shall not constitute a waiver of such rights.


                                   ARTICLE XI

                            SURVIVAL; INDEMNIFICATION

         Section 11.01  SURVIVAL.

         (a) The express representations and warranties of each party set forth in this Agreement constitute the sole and exclusive obligation or duty of such party to the other party with respect to the disclosure of material facts relating to the transactions contemplated by this Agreement, and each of the parties, in deciding whether to enter into this Agreement and to consummate the transactions contemplated hereby, is not relying on any general obligation to disclose imposed by applicable Laws. All such representations, warranties, covenants and agreements shall survive the execution and delivery of this Agreement and the Closing. All representations and warranties contained in this Agreement shall terminate and expire 18 months after the Closing Date; PROVIDED, HOWEVER, that Claims asserted in good faith with reasonable specificity (to the extent known at such time)and in writing by notice from either party to the breaching party prior to such date shall not thereafter be barred by the expiration of the relevant representation or warranty to the extent that it relates to such Claims; PROVIDED, FURTHER, that, subject to Section 11.01(b), the representations and warranties contained in (a) Section 3.16 and Section
5.16 shall terminate and expire three years after the Closing Date; (b) Section
3.01 (first sentence only), Section 3.02, Section 3.03 (other than paragraph (e) thereof), Section 3.04(b), Section 3.29, Section 4.01 (first sentence only),
Section 4.02, Section 4.03 (other than paragraph (e) thereof), Section 4.12,
Section 5.01 (first sentence only), Section 5.02, Section 5.03(a), Section 5.03(b) (first and second sentences only), Section 5.04(b) and Section 5.27 shall survive without limitation; and (c) Section 3.13, Section 3.14, Section 4.13, Section 5.13 and Section 5.14 shall terminate and expire on the date which is 90 days after the date upon which the Liability to which any claim based upon, arising out of or otherwise in respect of any inaccuracy or breach of any such representation or warranty may relate is barred by all applicable statutes of limitations (including all periods of extension, whether automatic or permissive). Except as otherwise expressly provided in this Agreement, the covenants and agreements contained in this Agreement shall survive the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby.

         (b) NOTWITHSTANDING ANYTHING TO THE CONTRARY SET FORTH IN THIS AGREEMENT, (I) IF THE TRIARC B-1 ELECTION SHALL HAVE BEEN MADE, THEN THE REPRESENTATIONS AND WARRANTIES CONTAINED IN ARTICLE III (AND THE CORRESPONDING PORTIONS OF THE TRIARC DISCLOSURE LETTER) SHALL AUTOMATICALLY AND IMMEDIATELY TERMINATE AND EXPIRE AT THE TIME OF SUCH TRIARC B-1 ELECTION AND BE OF NO FURTHER FORCE AND EFFECT FOR ANY PURPOSE OF THIS AGREEMENT OR OTHERWISE, (II) IF THE TRIARC B-2 ELECTION SHALL HAVE BEEN MADE AND THE TRIGGER EVENT SHALL HAVE OCCURRED, THEN THE REPRESENTATIONS AND WARRANTIES CONTAINED IN ARTICLE IV (AND THE CORRESPONDING PORTIONS OF THE TRIARC DISCLOSURE LETTER) SHALL AUTOMATICALLY AND IMMEDIATELY TERMINATE AND EXPIRE AT THE TIME OF THE TRIGGER EVENT AND BE OF NO FURTHER FORCE AND EFFECT FOR ANY PURPOSE OF THIS AGREEMENT OR OTHERWISE, AND
(III) IF THE TRIARC B-2 ELECTION SHALL HAVE BEEN MADE AND THE SHARES OF TRIARC CLASS B-2 COMMON STOCK ARE CONVERTED INTO SHARES OF TRIARC CLASS B-1 COMMON STOCK ON JANUARY 3, 2006 BECAUSE THE TRIGGER EVENT HAS NOT OCCURRED OR PRIOR TO JANUARY 3, 2006 BECAUSE AN ADVERSE BOARD DETERMINATION SHALL HAVE BEEN MADE, THEN THE REPRESENTATIONS AND WARRANTIES CONTAINED IN ARTICLE III (AND THE CORRESPONDING PORTIONS OF THE TRIARC DISCLOSURE LETTER) SHALL AUTOMATICALLY AND IMMEDIATELY TERMINATE AND EXPIRE AT THE TIME OF SUCH CONVERSION AND BE OF NO FURTHER FORCE AND EFFECT FOR ANY PURPOSE OF THIS AGREEMENT OR OTHERWISE.

         Section 11.02 OBLIGATION OF TRIARC TO INDEMNIFY. Subject to the limitations contained in this Article XI, from and after (a) the Closing, if the Triarc B-1 Election shall have been made or (b) if the Triarc B-2 Election shall have been made, the earliest of (x) the Trigger Event, (y) January 3, 2006 and
(z) the date of an Adverse Board Determination, Triarc agrees to indemnify, defend and hold harmless each RTMRG Shareholder and its Representatives, successors and assigns (collectively, the "RTMRG INDEMNIFIED PARTIES") from and against all Losses based upon or arising from:

         (a) any breach of or inaccuracy in any representation or warranty of any Triarc Party contained in this Agreement that, in accordance with Section 11.01(b), is surviving at such time or in the certificate delivered by Triarc pursuant to Section 9.03(d), as of the date such representation or warranty was made or as if such representation or warranty were made on and as of the Closing Date (except for representations and warranties that expressly relate to a specified date, the breach of or inaccuracy in which will be determined with reference to such specified date); PROVIDED, that, in the case of any Losses arising from any breach of or inaccuracy in any representation or warranty contained in Section 3.13, indemnification under this Section 11.02(a) shall be limited to Losses attributable to Taxes in excess of the amount of Taxes which are specifically identified as current liabilities on the ARG Closing Balance Sheet;

         (b) any breach of any covenant or agreement of any Triarc Party contained in this Agreement;

         (c) if the Triarc B-2 Election shall have been made and the shares of Triarc Class B-2 Common Stock are converted into shares of Triarc Class B-1 Common Stock upon the occurrence of the Trigger Event, any Liability of Triarc or any of its Subsidiaries to the extent arising out of or relating to the business, operations, properties or assets of Triarc and its Subsidiaries other than the quick-service restaurant business and costs and expenses related to maintaining Triarc as a public company (an "UNRELATED LIABILITY"), except any Losses arising out of (x) Taxes of Triarc or its Subsidiaries related to the Trigger Event or Triarc's interest in AmeriGas Eagle Propane, L.P. (the successor to National Propane L.P.) (or the disposition of such interest), or
(y) state Taxes of Triarc or its Subsidiaries related to Triarc's interest in Snapple Beverage Group, Inc., Royal Crown Company, Inc. and their Subsidiaries (or the disposition of such interest) (collectively, the "EXCLUDED UNRELATED TAXES"); or

         (d) enforcing the indemnification provided for in this Section 11.02, but only if a court of competent jurisdiction determines in a final, nonappealable judgment that such RTMRG Indemnified Party is entitled to indemnification under Section 11.02(a), Section 11.02(b) or Section 11.02(c), as applicable.

         Section 11.03 MATTERS PERTAINING TO INDEMNIFICATION BY TRIARC. The indemnification provided for in Section 11.02 shall be subject to the following limitations:

         (a)    The amount of indemnifiable Losses of an RTMRG Indemnified
Party under Sections 11.02(a) or 11.02(c) shall be measured based on the actual Losses, if any, suffered by such RTMRG Indemnified Party upon the sale, transfer or other disposition to an unaffiliated third party of shares included in the Aggregate Share Consideration or issued upon conversion of such shares and not based on asserted and unrealized diminutions in value thereof.

         (b) Triarc shall not be obligated to pay any amounts in respect of indemnification obligations under Section 11.02(a), except those based upon or arising from Section 3.01 (first sentence only), Section 3.02, Section 3.03 (other than paragraph (e) thereof), Section 3.04(b), Section 3.07(c) (the second sentence only), Section 3.13, Section 3.14, Section 3.29, Section 4.01 (first sentence only), Section 4.02, Section 4.03 (other than paragraph (e) thereof) and Section 4.13 (the "TRIARC BASKET EXCLUSIONS"), or Section 11.02(c), until the aggregate amounts for indemnification in respect of indemnification obligations under such Sections, except those based upon or arising from the Triarc Basket Exclusions, equals (x) if the Triarc B-1 Election shall have been made or if the Triarc B-2 Election shall have been made and the shares of Triarc Class B-2 Common Stock are converted into shares of Triarc Class B-1 Common Stock on January 3, 2006 because the Trigger Event has not occurred or before January 3, 2006 because an Adverse Board Determination shall have been made, $6 million, or (y) if the Triarc B-2 Election shall have been made and the shares of Triarc Class B-2 Common Stock are converted into shares of Triarc Class B-1 Common Stock upon the occurrence of the Trigger Event, $15 million (the "TRIARC BASKET AMOUNT"), after which Triarc shall be obligated to pay in full all such amounts for such indemnification in excess of the Triarc Basket Amount. Triarc shall not be obligated to pay any amounts for indemnification under Section 11.02(a), except those based upon or arising from the Triarc Basket Exclusions, or Section 11.02(c), for any particular Loss unless the amount of such Loss (together with the amount of all other Losses involving the same or related conduct, facts, circumstances or events) exceeds $75,000; for the avoidance of doubt, any amounts for indemnification that Triarc is not obligated to pay pursuant to this sentence shall not be included in computing whether the Triarc Basket Amount shall have been exceeded.

         (c) Triarc shall be obligated to pay any amounts for indemnification based on the Triarc Basket Exclusions without regard to the individual or aggregate amounts thereof and without regard to whether all other indemnification payments shall have exceeded, in the aggregate, the Triarc Basket Amount.

         (d) The maximum amount of indemnification payments under Section 11.02(a) and (if applicable) Section 11.02(c) to which the RTMRG Indemnified Parties shall be entitled to receive (other than indemnification in connection with any of the Triarc Basket Exclusions) shall not exceed an amount equal to $60 million. Triarc shall not be liable for indemnification under this Agreement in an amount in excess of $60 million.

         (e) For purposes of determining whether a representation, warranty, covenant or agreement has been breached or is inaccurate, limitations or qualifications as to dollar amount, materiality, Triarc Material Adverse Effect or ARG Material Adverse Effect (or similar concept) set forth in such representation, warranty, covenant or agreement shall not be disregarded, but if a breach or inaccuracy is so determined, then the amount of any Loss arising from such breach or inaccuracy of such representation, warranty, covenant or agreement shall be determined without regard to any limitation or qualification as to dollar amount, materiality, Triarc Material Adverse Effect or ARG Material Adverse Effect (or similar concept) set forth in such representation, warranty, covenant or agreement.

         (f) Indemnification of an RTMRG Indemnified Party by Triarc shall be limited to the amount of any Loss that remains after deducting therefrom (and the cumulative amount of all Losses for purposes of determining the Triarc Basket Amount shall be reduced by the amount of) any insurance proceeds or any indemnity, contribution or other similar payment actually recovered (net of out-of-pocket costs incurred in connection with such recovery) by an RTMRG Indemnified Party from any insurer or third party with respect thereto; PROVIDED, that no RTMRG Indemnified Party shall be obligated to seek any such recovery.

         (g) To the extent that an RTMRG Indemnified Party has recovered all or any portion of its Losses with respect to any matter arising under one provision of this Agreement, such RTMRG Indemnified Party shall not be entitled to recover such portion of such Losses pursuant to other provisions of this Agreement. Without limiting the generality of the foregoing, to the extent any Losses were taken into account and had the effect of increasing the ARG Estimated Net Liabilities or ARG Closing Net Liabilities determined pursuant to Section 2.08 and Section 2.09, respectively, the amount by which such Losses resulted in an increase of the ARG Estimated Net Liabilities or ARG Closing Net Liabilities, as the case may be, shall reduce on a dollar-for-dollar basis the amount of such Loss for which the RTMRG Indemnified Parties are entitled to indemnification under Section 11.02.

         (h) In no event shall any RTMRG Indemnified Party be entitled to be indemnified for or make a claim against Triarc for (i) lost profits or other consequential, incidental, special or punitive damages resulting hereunder (other than such damages payable to a Governmental Entity or other Person in respect of a third party claim as to which such damages were assessed), (ii) any Losses based upon or arising from any Legal Action threatened or commenced against Triarc or any of its Subsidiaries or any of their respective directors , officers, Affiliates, employees, Representatives, successors or assigns by any shareholder of Triarc relating to the transactions contemplated by this Agreement or any of the Ancillary Agreements, (iii) any Taxes payable by such RTMRG Shareholder in connection with the transactions contemplated by this Agreement or any of the Ancillary Agreements or (iv) if (x) the Triarc B-1 Election shall have been made or (y) the Triarc B-2 Election shall have been made and the shares of Triarc Class B-2 Common Stock are converted into shares of Triarc Class B-1 Common Stock on January 3, 2006 because the Trigger Event has not occurred or prior to January 3, 2006 because an Adverse Board Determination shall have been made, any Liability described in Section 11.02(c).

         Section 11.04 OBLIGATION OF RTMRG SHAREHOLDERS TO INDEMNIFY. Subject to the limitations contained in this Article XI, from and after the Closing, each RTMRG Shareholder (to the extent of the RTM Escrow Fund) and after the RTM Escrow Fund has been exhausted in full, each RTMRG Principal Shareholder (jointly and severally, pursuant to the Transaction Support Agreement), agrees to indemnify, defend and hold harmless Triarc and its Subsidiaries and their respective directors, officers, control persons (but only to the extent such control persons have Liability under any federal or state securities Law), employees, Representatives, successors and assigns (collectively, the "TRIARC INDEMNIFIED PARTIES"), from and against all Losses based upon or arising from:

         (a) any breach of or inaccuracy in any representation or warranty of RTMRG contained in this Agreement (other than any representation or warranty contained in Section 5.13, any breach of or inaccuracy in which is addressed in
Article VIII) or in the certificate delivered by the RTM Representatives pursuant to Section 9.02(d), as of the date such representation or warranty was made or as if such representation or warranty were made on and as of the Closing Date (except for representations and warranties that expressly relate to a specified date, the breach of or inaccuracy in which will be determined with reference to such specified date);

         (b) any breach of any covenant or agreement of RTMRG contained in this Agreement (other than any covenant or agreement contained in Section 6.02(p) or Article VIII, any breach of which is addressed in Article VIII);

         (c) the failure of any Excluded RTM Affiliate to promptly pay any monthly invoice submitted by RTMRG to such Excluded RTM Affiliate pursuant to Section 7.15(a);

         (d) except for the Indebtedness set forth in Section 7.16 of the RTMRG Disclosure Letter, any Liability of RTMRG or any of its Subsidiaries arising out of or relating to (i) any RTMRG Related Party Arrangement, including any RTMRG Shareholders Obligations Amounts that remain outstanding after the Closing Date (other than those owed by any RTMRG Shareholder listed in Section 9.02(i) of the RTMRG Disclosure Letter), or (ii) the business, operations, properties or assets of any RTM Related Entity, including any guaranties, leases or subleases by RTMRG or any of its Subsidiaries of real property currently or formerly used as a Mrs. Winners or Lees restaurant and not currently used in the Business and any amounts drawn under the Winners Letters of Credit after the Closing Date;

         (e) any Legal Action (other than in respect of Dissenting Shares under Article 13 of the GBCC) threatened or commenced by an RTMRG Shareholder, an RTMMC Member or an RTMAC Seller relating to the transactions contemplated by this Agreement, the RTMMC Purchase Agreement or the RTMAC Purchase Agreement (other than any such Legal Action threatened or commenced by any party to such agreement to enforce against any Triarc Party, ARG or RTMMC Acquisition Sub the terms of this Agreement, the RTMMC Purchase Agreement, the RTMAC Purchase Agreement or agreements contemplated hereby or thereby); or

         (f) enforcing the indemnification provided for in this Section 11.04(a), but only if a court of competent jurisdiction determines in a final, nonappealable judgment that such Triarc Indemnified Party is entitled to indemnification under Section 11.04(a), Section 11.04(b), Section 11.04(c),
Section 11.04(d) or Section 11.04(e), as applicable.

         Section 11.05 MATTERS PERTAINING TO INDEMNIFICATION BY THE RTMRG SHAREHOLDERS. The indemnification provided for in Section 11.04 shall be subject to the following limitations:

         (a) The RTMRG Shareholders shall not be obligated to pay any amounts in respect of indemnification obligations under Section 11.04(a), except those based upon or arising from Section 5.01 (the first sentence only), Section 5.02,
Section 5.03(a), Section 5.03(b) (the first and second sentences only), Section 5.04(b), Section 5.07(c) (the second sentence only), Section 5.14, Section 5.26 (the last sentence only) or Section 5.27 (the "RTMRG BASKET EXCLUSIONS"), until the aggregate amounts for indemnification in respect of indemnification obligations under (i) such Section, except those based upon or arising from the RTMRG Basket Exclusions, (ii) Section 10.04(a)(i) and Section 10.04(b)(i) of the RTMAC Purchase Agreement, except those based upon or arising from the RTMAC Basket Exclusions, and (iii)
Section 10.04(a)(i) and Section 10.04(b)(i) of the RTMMC Purchase Agreement, except those based upon or arising from the RTMMC Basket Exclusions, equals $5 million (the "RTM BASKET AMOUNT"), after which the RTMRG Shareholders shall be obligated to pay in full all such amounts for such indemnification in excess of the RTM Basket Amount. The RTMRG Shareholders shall not be obligated to pay any amounts in respect of indemnification obligations under Section 11.04(a), except those based upon or arising from the RTMRG Basket Exclusions, for any particular Loss unless the amount of such Loss (together with the amount of all other Losses under this Agreement, the RTMMC Purchase Agreement and the RTMAC Purchase Agreement involving the same or related conduct, facts, circumstances or events) exceeds $50,000 (or $75,000 in the case of any Loss (or Losses involving the same or related conduct, facts, circumstances or events) based upon or arising from breaches of or inaccuracies in the representations and warranties contained in Section 5.16); for the avoidance of doubt, any amounts for indemnification that the RTMRG Shareholders are not obligated to pay pursuant to this sentence shall not be included in computing the RTM Basket Amount.

         (b) The RTMRG Shareholders shall be obligated to pay any amounts for indemnification based on the RTMRG Basket Exclusions without regard to the individual or aggregate amounts thereof and without regard to whether all other indemnification payments shall have exceeded, in the aggregate, the RTM Basket Amount.

         (c) The maximum amount of indemnification payments under Section 11.04(a) of this Agreement, Section 10.04(a)(i) and Section 10.04(b) of the RTMAC Purchase Agreement and Section 10.04(a)(i) and Section 10.04(b)(i) of the RTMMC Purchase Agreement which the Triarc Indemnified Parties shall be entitled to receive (other than indemnification in connection with any of the RTMRG Basket Exclusions, the RTMAC Basket Exclusions and the RTMMC Basket Exclusions) shall not exceed in the aggregate an amount equal to $40 million. No RTMRG Principal Shareholder will be liable for indemnification under this Agreement (whether pursuant to Article VIII or this Article XI), including in this calculation such RTMRG Principal Shareholder's pro rata share of indemnification (but not purchase price adjustment) payments made from the RTM Escrow Fund, in an amount in excess of the sum of (x) 100% of the sum of (i) the Per Share Merger Consideration received by, and to the extent the following reduces dollar for dollar the amount of Per Share Merger Consideration otherwise payable, the RTMRG Shareholders Obligations Amount as of immediately prior to the Closing owed by, such RTMRG Principal Shareholder, (ii) the portion of the RTMAC Aggregate Purchase Price received by such RTMRG Principal Shareholder and (iii) a pro rata portion of the RTMMC Aggregate Purchase Price based on such RTMRG Principal Shareholder's percentage interest in RTMMC immediately prior to the Closing, PLUS (y) a pro rata portion of 12.9% of the Aggregate Merger Consideration, such portion to be based on the number of shares of RTMRG Common Stock held by such RTMRG Principal Shareholder relative to the total number of shares of RTMRG Common Stock held by all RTMRG Principal Shareholders immediately prior to the First Effective Time, MINUS (z) an amount equal to any indemnification claims paid by such RTMRG Principal Shareholder under the RTMAC Purchase Agreement or the RTMMC Purchase Agreement.

         (d) In seeking indemnification hereunder, the Triarc Indemnified Parties shall first exercise their remedies with respect to the RTM Escrow Fund pursuant to the Escrow Agreement and, if the RTM Escrow Fund has been exhausted in full, with respect to the RTM Principal Shareholders (individually or jointly) directly pursuant to the Transaction Support Agreement.

         (e) For purposes of determining whether a representation, warranty, covenant or agreement has been breached or is inaccurate, limitations or qualifications as to dollar amount, materiality or RTMRG Material Adverse Effect (or similar concept) set forth in such representation, warranty, covenant or agreement shall not be disregarded but if a breach or inaccuracy is so determined, the amount of any Loss arising from such breach or inaccuracy of such representation, warranty, covenant or agreement shall be determined without regard to any limitation or qualification as to dollar amount, materiality or RTMRG Material Adverse Effect (or similar concept) set forth in such representation, warranty, covenant or agreement.

         (f) Indemnification of a Triarc Indemnified Party by the RTMRG Shareholders shall be limited to the amount of any Loss that remains after deducting therefrom (and the cumulative amount of all Losses for purposes of determining the RTM Basket Amount shall be reduced by the amount of) any insurance proceeds or any indemnity, contribution or other similar payment actually recovered (net of out-of-pocket costs incurred in connection with such recovery) by a Triarc Indemnified Party from any insurer or third party with respect thereto; PROVIDED, that no Triarc Indemnified Party shall be obligated to seek any such recovery.

         (g) To the extent that a Triarc Indemnified Party has recovered all or any portion of its Losses with respect to any matter arising under one provision of this Agreement, such Triarc Indemnified Party shall not be entitled to recover such portion of such Losses pursuant to other provisions of this Agreement, the RTMAC Purchase Agreement or the RTMMC Purchase Agreement. Without limiting the generality of the foregoing, to the extent any Losses were taken into account and had the effect of increasing the RTM Estimated Net Liabilities or RTM Closing Net Liabilities determined pursuant to Section 2.08 and Section 2.09, respectively, the amount by which such Losses resulted in an increase of the RTM Estimated Net Liabilities or RTM Closing Net Liabilities, as the case may be, shall reduce on a dollar-for-dollar basis the amount of such Loss for which the Triarc Indemnified Parties are entitled to indemnification under
Section 11.04.

         (h) In no event shall any Triarc Indemnified Party be entitled to be indemnified for or make a claim against the RTMRG Shareholders for lost profits or other consequential, incidental, special or punitive damages resulting hereunder (other than such damages payable to a Governmental Entity or other Person in respect of a third party claim as to which such damages were assessed).

         Section 11.06 PROCEDURE FOR INDEMNIFICATION. The party making a claim under this Article XI is referred to as the "INDEMNIFIED PARTY," and the party against whom such claims are asserted under this Article XI is referred to as the "INDEMNIFYING PARTY." If the Indemnifying Party is an RTMRG Shareholder, the RTM Representatives shall exercise, in accordance with Section 12.17, all rights of such RTMRG Shareholder as an Indemnifying Party in this Section 11.06, and for procedural purposes only, all references to the Indemnifying Party in this
Section 11.06 shall be deemed to refer to the RTM Representatives. All claims by any Indemnified Party under this Article XI shall be asserted and resolved as follows:

         (a) NOTICE OF ASSERTED LIABILITY. Promptly after receipt by the Indemnified Party of notice of the commencement of any action or proceeding, the assertion of any claim by a third party, the imposition of any penalty or assessment or a claim not involving a third party for which the Indemnified Party seeks to be indemnified that may result in a Loss (each, an "ASSERTED LIABILITY"), the Indemnified Party shall give written notice of such Asserted Liability (the "CLAIMS NOTICE") to the Indemnifying Party. The failure to give such prompt written notice shall not, however, relieve the Indemnifying Party of its indemnification obligations, except and only to the extent that the Indemnifying Party forfeits rights or defenses by reason of such failure or actually incurs an incremental out-of-pocket expense by reason of such failure. The Claims Notice shall describe the Asserted Liability in reasonable detail, including (i) the representation, warranty, covenant or agreement that is alleged to have been inaccurate or to have been breached, (ii) the basis for such allegation, including the provision of supporting documentation and (iii) if known, the aggregate amount of the Losses for which a claim is being made under this Article XI or, to the extent that such Losses are not known or have not been incurred at the time such claim is made, an estimate, to be prepared in good faith and accompanied by supporting documentation, of the aggregate potential amount of such Losses.

         (b) NON-THIRD PARTY CLAIMS. If the Claims Notice from the Indemnified Party pertains to an Asserted Liability other than a claim or demand from a third party, then the Indemnifying Party shall have 30 days following receipt of the Claims Notice to make such investigation at the expense of the Indemnifying Party of the Asserted Liability as the Indemnifying Party deems necessary or desirable. For the purposes of such investigation, the Indemnified Party agrees to make available to the Indemnifying Party the information relied upon by the Indemnified Party to substantiate the Asserted Liability and such other information in its possession that the Indemnifying Party may reasonably request for purposes of such investigation. If the Indemnified Party and the Indemnifying Party agree at or prior to the expiration of said 30 day period (or any mutually agreed upon extension thereof) on the validity and amount of such Asserted Liability, the Indemnifying Party shall promptly pay to the Indemnified Party the full amount of the claim by wire transfer of immediately available funds to an account designated by the Indemnified Party. If the Indemnified Party and the Indemnifying Party do not agree at or prior to the expiration of said 30 day period (as such period may be extended by mutual agreement) on the validity and amount of such Asserted Liability, then each of the Indemnified Party and the Indemnifying Party may pursue the remedies available under this Agreement.

         (c)    OPPORTUNITY TO DEFEND THIRD PARTY CLAIMS.

                (i) If the Claims Notice pertains to an Asserted Liability that relates to a claim or demand from a third party, the Indemnifying Party may elect to compromise or defend, at its own expense and by its own counsel, such Asserted Liability; PROVIDED, that if the Indemnifying Party is an RTMRG Shareholder, such Indemnifying Party shall not have the right to defend or direct the defense of any such Asserted Liability that is asserted directly or indirectly by or on behalf of a Person that is a current or prospective supplier or franchisee of Triarc or any of its Subsidiaries if in the reasonable judgment of the Indemnified Party (which may be asserted at any time) the Indemnifying Party's defense of such Asserted Liability could reasonably be expected to have a material adverse effect on the Indemnified Party's existing or prospective relationship with such current or prospective supplier or franchisee.

                (ii) If the Indemnifying Party elects to compromise or defend such Asserted Liability, it shall promptly notify the Indemnified Party and any other Indemnifying Parties in writing of its intent to do so, and the Indemnified Party, at the expense of the applicable Indemnifying Party or Indemnifying Parties, shall cooperate in the compromise of, or defense against, such Asserted Liability.

                (iii) If the Indemnifying Party elects not to compromise or defend such Asserted Liability, fails to promptly notify the Indemnified Party in writing of its election as provided in this Agreement, or otherwise abandons the defense of such Asserted Liability, the Indemnified Party may pay, compromise or defend such Asserted Liability and seek indemnification for any and all Losses based upon, arising from or relating to such Asserted Liability. Notwithstanding the foregoing, neither the Indemnifying Party nor the Indemnified Party shall settle or compromise any Asserted Liability without the prior written consent of the other (which consent shall not be unreasonably withheld, conditioned or delayed);

                (iv) The Indemnified Party shall have the right to participate in the defense of any Asserted Liability with counsel selected by it and reasonably satisfactory to the Indemnifying Party subject to the Indemnifying Party's right to control the defense. The fees and disbursements of such counsel shall be at the expense of the Indemnified Party; PROVIDED, that if in the reasonable opinion of counsel to the Indemnified Party, (I) there are legal defenses available to an Indemnified Party that are different from or additional to those available to the Indemnifying Party or (II) there exists a conflict of interest between the Indemnifying Party and the Indemnified Party that cannot be waived, the Indemnifying Party shall be liable for the reasonable legal fees and expenses of one separate counsel to all of the applicable Indemnified Parties in addition to one local counsel in each jurisdiction that may be necessary or appropriate; PROVIDED, that the Indemnified Parties shall use commercially reasonable efforts (to the extent the Indemnified Parties reasonably believe it appropriate to do so) to minimize the need for local counsel. If the Indemnifying Party chooses to defend any Asserted Liability, the Indemnified Party shall make available to the Indemnifying Party any personnel, books, records or other documents within its control that are necessary or appropriate for such defense.

                (v) The rights of the RTMRG Shareholders under this Section 11.06(c) with respect to any Asserted Liability for which all of the RTMRG Shareholders or RTMRG Principal Shareholders, as the case may be, are Indemnifying Parties may be exercised solely by the RTM Representatives and, if the RTM Representatives elect to defend such Asserted Liability, the RTM Representatives shall have sole and exclusive control over such defense as between the RTMRG Shareholders.

                (vi) Notwithstanding any other provision of this Agreement, the provisions of this Section 11.06(c) shall not apply to any Asserted Liability for Taxes.

         Section 11.07 SOLE AND EXCLUSIVE REMEDY. Except as otherwise provided in Section 12.14, from and after the Closing, the remedies provided in Article VIII and this Article XI and the Escrow Agreement shall be the sole recourse of all parties hereto for all Losses based upon, arising from or relating to any breach of any representation, warranty or covenant contained in this Agreement or in any certificate delivered pursuant to Section 9.02(d) or Section 9.03(d); PROVIDED, that the remedies provided in Article VIII shall be the sole remedy of the Triarc Indemnified Parties for all Tax Losses. Nothing in this Section 11.07 shall limit any Person's right to seek and obtain any equitable relief to which any Person shall be entitled or to seek any remedy on account of any Person's fraud.

         Section 11.08 MISCELLANEOUS. It is the intention of the parties to treat any indemnity payment made under this Agreement with respect to the Merger as an adjustment to the Aggregate Merger Consideration for all federal, state, local and foreign Tax purposes and the parties agree to file their Tax Returns accordingly, except as otherwise required by a change in law or a good faith resolution of a contest.


                                   ARTICLE XII

                                  MISCELLANEOUS

         Section 12.01 DEFINITIONS. The following terms, as used herein, have the following meanings:

         "2005 RTM AUDITED FINANCIALS" has the meaning set forth in Section
7.22.

         "ACCOUNTS RECEIVABLE" means, with respect to any Person, all rights of such Person to payment for goods or services provided by such Person.

         "ACCREDITED INVESTOR PER SHARE CASH CONSIDERATION" has the meaning set forth in Section 2.02(c)(ii)(A).

         "ACCREDITED INVESTOR PER SHARE MERGER CONSIDERATION" has the meaning set forth in Section 2.02(c)(ii).

         "ACQUISITION SUB" has the meaning set forth in the recitals.

         "ADJUSTED AGGREGATE MERGER CONSIDERATION VALUE" has the meaning set forth in Section 2.01(b).

         "ADVERSE BOARD DETERMINATION" means a determination by Triarc's board of directors that the Trigger Event will not occur.

         "AFFILIATE" means, with respect to any Person, any other Person that directly or indirectly controls, is controlled by or is under common control with, such first Person. For the purposes of this definition, "control" (including, with correlative meanings, the terms "controlling," "controlled by" and "under common control with"), as applied to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of that Person, whether through the ownership of voting securities, by Contract or otherwise.

         "AGGREGATE CASH CONSIDERATION" has the meaning set forth in Section 2.01(a)(i).

         "AGGREGATE MERGER CONSIDERATION" has the meaning set forth in Section 2.01(a).

         "AGGREGATE SHARE CONSIDERATION" has the meaning set forth in Section 2.01(a).

         "AGREEMENT" has the meaning set forth in the preamble.

         "ANCILLARY AGREEMENTS" means the Atlanta Office Leases, the Certificate of Designation, the Corporate Services Agreement, the Escrow Agreement, the Management Services Agreement, the Registration Rights Agreement, the RTMAC Purchase Agreement, the RTMMC Purchase Agreement, the Trademark License Agreement and the Transaction Support Agreement.

         "APPLICABLE RATE" means, as of any date, the per annum rate of interest applicable to borrowings under ARG's revolving credit facility or if ARG has no revolving credit facility at such time LIBOR plus 175 basis points.

         "ARG" has the meaning set forth in the recitals.

         "ARG AUDITED FINANCIAL STATEMENTS" has the meaning set forth in Section 3.07(a).

         "ARG BENCHMARK" has the meaning set forth in Section 2.08(b).

         "ARG CLOSING BALANCE SHEET" has the meaning set forth in Section
2.09(a).

         "ARG CLOSING NET LIABILITIES" has the meaning set forth in Section 2.09(a).

         "ARG EMPLOYEE PLAN" has the meaning set forth in Section 3.14(a).

         "ARG EMPLOYEES" means all employees of ARG or its Subsidiaries.

         "ARG ESTIMATED NET LIABILITIES" has the meaning set forth in Section 2.08(a).

         "ARG FINANCIAL STATEMENTS" has the meaning set forth in Section
3.07(a).

         "ARG INTELLECTUAL PROPERTY RIGHTS" has the meaning set forth in Section 3.17(c).

         "ARG INVESTMENTS" has the meaning set forth in Section 3.04(a).

         "ARG LEASE" has the meaning set forth in Section 3.12(a)(xiv).

         "ARG MATERIAL ADVERSE EFFECT" means an effect that (a) is materially adverse to the business, condition (financial or otherwise), assets, properties or results of operations of ARG and its Subsidiaries, taken as a whole, but shall exclude any change or development resulting from (i) any change in Law or accounting rules or interpretations thereof, (ii) any change in interest rates, general economic conditions or changes in the general economic condition of any segment of the restaurant industry, or (iii) any change resulting from the entry into or the announcement of this Agreement or the transactions contemplated hereby, the performance of a party's obligations hereunder or to avoid a breach of this Agreement or (b) that prevents, materially delays or materially impairs the ability of any Triarc Party to perform its obligations under this Agreement and the Ancillary Agreements to which it is a party or to consummate the transactions contemplated hereby or thereby.

         "ARG MATERIAL CONTRACTS" has the meaning set forth in Section 3.12(a).

         "ARG PERMITS" has the meaning set forth in Section 3.10(b).

         "ARG REAL PROPERTY" has the meaning set forth in Section 3.18.

         "ARG REAL PROPERTY LEASE" has the meaning set forth in Section 3.12(a)(xiii).

         "ARG RELATED PARTY ARRANGEMENT" has the meaning set forth in Section 3.27.

         "ARG RESTAURANTS" has the meaning set forth in Section 3.25(a).

         "ARG SHORTFALL AMOUNT" has the meaning set forth in Section 2.09.

         "ARG STATEMENT" has the meaning set forth in Section 2.09(a).

         "ARG THIRD PARTY INTELLECTUAL PROPERTY RIGHTS" has the meaning set forth in Section 3.17(b).

         "ARG UNAUDITED FINANCIAL STATEMENTS" has the meaning set forth in
Section 3.07(a).

         "ASSERTED LIABILITY" has the meaning set forth in Section 11.06(a).

         "ATLANTA OFFICE LEASES" has the meaning set forth in the RTMMC Purchase Agreement.

         "BUSINESS" means the business and operations of RTMRG and its Subsidiaries in respect of the "Arby's" restaurant franchise and not in respect of the "Mrs. Winner's" or "Lee's" restaurant franchises.

         "BUSINESS DAY" means any day, other than Saturday, Sunday or a day on which banks in New York City are permitted or required by Law to be closed, and shall consist of the time period from 12:01 a.m. through 12:00 midnight Eastern time.

         "CANCELLED RTMRG SHAREHOLDER NOTES" has the meaning set forth in
Section 2.04(a)

         "CASUALTY INSURANCE CLAIMS" has the meaning set forth in Section
7.15(a).

         "CERTIFICATE OF DESIGNATION" has the meaning set forth in the recitals.

         "CLAIMS NOTICE" has the meaning set forth in Section 11.06(a).

         "CLOSING" has the meaning set forth in Section 1.02.

         "CLOSING BALANCE SHEETS" has the meaning set forth in Section 2.09(a).

         "CLOSING DATE" has the meaning set forth in Section 1.02.

         "CLOSING PRICE" means, with respect to any shares of Triarc Class B-1 Common Stock as of the date of determination, the closing price per share of a share of Triarc Class B-1 Common Stock on such date published in The Wall Street Journal (National Edition) or, if no such closing price on such date is published in The Wall Street Journal (National Edition), the average of the closing bid and asked prices on such date, as officially reported on the principal national securities exchange on which shares of Triarc Class B-1 Common Stock are then listed or admitted to trading.

         "COBRA" means the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended.

         "CODE" means the Internal Revenue Code of 1986, as amended.

         "COMBINED RTM FINANCIAL STATEMENTS" has the meaning set forth in
Section 7.05(b).

         "CONFIDENTIALITY AGREEMENTS" has the meaning set forth in Section 7.01(b).

         "CONTEST" has the meaning set forth in Section 8.03(a).

         "CONTRACTS" means any written or oral contracts, agreements, licenses, notes, bonds, mortgages, indentures, commitments, leases or other instruments or other legally binding obligations.

         "CORPORATE SERVICES AGREEMENT" has the meaning set forth in the recitals.

         "CURRENT MARKET PRICE" means, with respect to a share of Triarc Class B-1 Common Stock or Triarc Class B-2 Common Stock, as applicable, on any date of determination, the average of the daily Closing Price of shares of Triarc Class B-1 Common Stock for the immediately preceding five days on which the national securities exchanges are open for trading; PROVIDED THAT, for purposes of determining the Adjusted Aggregate Merger Consideration Value for purposes of
Section 2.02(c)(i) only (and not for purposes of Section 2.06 or any other purpose of this Agreement or otherwise), if the Triarc B-2 Election shall have been made, the Current Market Price of the Triarc Class B-2 Common Stock shall be the greater of (x) the Current Market Price of the Triarc Class B-1 Common Stock and (y) the amount as determined in good faith by TM Capital Corp.

         "D&O INDEMNIFIED PARTIES" has the meaning set forth in Section 7.12(a).

         "DEBT FINANCING" has the meaning set forth in Section 3.28(a).

         "DEBT FINANCING DOCUMENTS" has the meaning set forth in Section
3.28(a).

         "DEBT REFINANCINGS" means the payment, defeasance or other adequate measures for immediate payment at the Closing or within 60 days thereafter of all Indebtedness for borrowed money and capitalized lease obligations outstanding as of immediately prior to the Closing (including the payment of all associated prepayment penalties, premiums, make wholes, breakage or other costs and expenses payable to the lenders thereunder) of ARG and its Subsidiaries and of the RTM Parties and their Subsidiaries and the Mrs. Winners Obligors (other than (i) Indebtedness of ARG and its Subsidiaries that Triarc determines not to prepay in connection with the Debt Refinancings, (ii) RTM Non-Prepayable Debt, and (iii) capital leases of ARG or any of its Subsidiaries or any other capital lease other than those identified in Section 12.01 of the RTMRG Disclosure Letter to be paid in the Debt Refinancings ), and the release in connection therewith of all collateral securing, or guarantees in respect of, any such Indebtedness, including any guarantees made by Triarc or any of its Subsidiaries (other than ARG or any of its Subsidiaries) in favor of the lenders under such Indebtedness of ARG and its Subsidiaries. Notwithstanding the foregoing, the Indebtedness referred to in

Section 7.16 shall be repaid as part of the Debt Refinancings in the manner provided in Section 7.16.

         "DESIGNATED RTMRG DIRECTOR" has the meaning set forth in Section 1.07(b)(i).

         "DEVELOPMENT AGREEMENTS" has the meaning set forth in Section 3.26(b).

         "DGCL" has the meaning set forth in the recitals.

         "DISPUTE NOTICE" has the meaning set forth in Section 2.09(b).

         "DISSENTERS' NOTICE" has the meaning set forth in Section 7.06(c).

         "DISSENTING SHARES" has the meaning set forth in Section 2.07(a).

         "DLLCA" has the meaning set forth in the recitals.

         "DOL" means the United States Department of Labor.

         "ELA SUBSIDIARY" has the meaning set forth in Section 8.11(a).

         "ENVIRONMENTAL LAWS" shall mean federal, state, local and foreign laws, principles of common laws, civil laws, regulations and codes, as well as orders, decrees, judgments or injunctions, issued, promulgated, approved or entered thereunder relating to pollution, protection of the environment or public or employee health and safety, in each case as in effect on or prior to the date hereof.

         "ERISA" means the Employee Retirement Income Security Act of 1974, as amended. "ESCROW AGENT" has the meaning set forth in Section 2.05(b).

         "ESCROW AGREEMENT" has the meaning set forth in the recitals.

         "EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated by the SEC thereunder.

         "EXCHANGE AGENT" has the meaning set forth in Section 2.04(a).

         "EXCHANGE FUND" has the meaning set forth in Section 2.04(a).

         "EXCLUDED ASSET DISPOSITION" means any sale, lease, transfer, termination or other disposition (or series of related sales, leases, transfers or dispositions) to be completed prior to the Closing by any RTM Party or any of their Subsidiaries to a Person other than an RTM Party or any of their Subsidiaries, including any disposition by means of a merger, consolidation or similar transaction (each referred to for the purposes of this definition as a "disposition"), of any Excluded Asset.

         "EXCLUDED ASSETS" means (i) life insurance policies, automobiles and other assets as contemplated by Section 6.02(f) of the RTMRG Disclosure Letter,
Section 5.01(f) of the RTMAC Disclosure Letter or Section 5.01(f) of the RTMMC Disclosure Letter and (ii) split dollar agreements with RTMRG in effect on the date hereof.

         "EXCLUDED RTM AFFILIATES" has the meaning set forth in Section 7.15(a).

         "EXCLUDED SHARES" has the meaning set forth in Section 2.02(b).

         "EXCLUDED UNRELATED TAXES" has the meaning set forth in Section
11.02(c).

         "EXPECTED TAX TREATMENT" has the meaning set forth in the recitals.

         "EXPENSES" has the meaning set forth in Section 12.03(a).

         "EXPENSES FUND" has the meaning set forth in Section 2.05(d).

         "FAVORABLE BOARD DETERMINATION" has the meaning set forth in Section 7.20.

         "FIRPTA CERTIFICATE" has the meaning set forth in Section 2.04(b)(i).

         "FIRST CERTIFICATE OF MERGER" has the meaning set forth in Section 1.03(a).

         "FIRST EFFECTIVE TIME" has the meaning set forth in Section 1.03(a).

         "FIRST MERGER" has the meaning set forth in the recitals.

         "FRANCHISE AGREEMENT" has the meaning set forth in Section 3.26(a).

         "FRANCHISED RESTAURANT" has the meaning set forth in Section 3.26(a).

         "FRANCHISEE" has the meaning set forth in Section 3.26(a).

         "GAAP" means United States generally accepted accounting principles.

         "GBCC" has the meaning set forth in the recitals.

         "GOVERNMENTAL ENTITY" means any international, national, federal, state, provincial or local governmental, regulatory or administrative authority, agency, commission, court, tribunal, arbitral body or self-regulated entity, whether domestic or foreign.

         "GROUP INSURANCE CLAIMS" has the meaning set forth in Section 7.15(a).

         "HSR ACT" means the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the rules and regulations thereunder.

         "IMMEDIATE FAMILY MEMBER" means, with respect to any natural person,
(a) such person's spouse, parents, grandparents, children, grandchildren and siblings, (b) such person's former spouses and current spouses of such person's children, grandchildren and siblings and (c) estates, trusts, partnerships and other entities of which substantially all of the interest is held directly or indirectly by the foregoing.

         "INDEBTEDNESS" means, as to any Person, without duplication (a) all obligations of such Person for borrowed money (including, without limitation, reimbursement and all other obligations with respect to surety bonds, letters of credit and bankers' acceptances, whether or not matured), (b) all obligations of such Person to pay the deferred purchase price of property or services, except trade accounts payable and accrued commercial or trade Liabilities arising in the ordinary course of business, (c) all interest rate and currency swaps, caps, collars and similar agreements or hedging devices under which payments are obligated to be made by such Person, whether periodically or upon the happening of a contingency, (d) all indebtedness created or arising under any conditional sale or other title retention agreement with respect to property acquired by such Person (even though the rights and remedies of the seller or lender under such agreement in the event of default are limited to repossession or sale of such property), (e) all obligations of such Person under leases which have been or should be, in accordance with GAAP consistently applied, recorded as capital leases, (f) all indebtedness secured by any Lien (other than Liens in favor of lessors) on any property or asset owned by that Person regardless of whether the indebtedness secured thereby shall have been assumed by that Person or is non-recourse to the credit of that Person, together with any accrued and unpaid interest thereon, and (g) any guarantees made by such Person of any of the Indebtedness of any other Person described in clauses (a) through (f) (other than guarantees made by ARG or any of its Subsidiaries of any such Indebtedness of any RTM Party or any of their Subsidiaries or vice versa). For the avoidance of doubt, guarantees made by any Person of operating leases or any other any obligation of any other Person that does not constitute Indebtedness shall not be deemed Indebtedness of such Person.

         "INDEMNIFIED PARTY" has the meaning set forth in Section 11.06.

         "INDEMNIFYING PARTY" has the meaning set forth in Section 11.06.

         "INDEPENDENT ACCOUNTANTS" has the meaning set forth in Section 2.09(c).

         "INVENTORY" means all merchantable inventory of food, beverages and other consumables, paper and supplies, as well as new uniforms and promotional items located or otherwise used at the Restaurants at the close of business on the Closing.

         "IRS" means the United States Internal Revenue Service.

         "KNOWLEDGE" means, (i) as it relates to Triarc, (x) for purposes of
Article III, the knowledge of Douglas N. Benham, Michael T. Welch, Todd Weyhrich, Jordan Krolick, Curtis S. Gimson and Karen Shelledy after due inquiry, and (y) for purposes of Article IV, the knowledge of Nelson Peltz, Peter W. May, Edward P. Garden, Brian L.

Schorr and Francis T. McCarron, after due inquiry, and (ii) as it relates to RTMRG, the knowledge of Michael Abt, Jerry Ardizzone, Sharron L. Barton, Susan Bauer, Daniel Collins, Dennis E. Cooper, Thomas A. Garrett, Michael Lippert, David Pipes, Robert Rogers, Melissa Strait, John Todd, Russell V. Umphenour, Jr. and J. Russell Welch, after due inquiry.

         "LAWS" means any domestic or foreign laws, statutes, ordinances, rules, regulations, codes or executive orders executed, issued, adopted, promulgated or applied by any Governmental Entity which, for the avoidance of doubt, shall include the rules and regulations of any national securities exchange.

         "LEGAL ACTIONS" means any legal actions, claims, demands, arbitrations, hearings, charges, complaints, investigations, examinations, indictments, litigations, suits or other civil, criminal, administrative or investigative proceedings, at law, in equity or otherwise, by or before any Governmental Entity.

         "LENDERS" has the meaning set forth in Section 3.28(a).

         "LIABILITIES" means all liabilities, whether accrued contingent, absolute, inchoate or otherwise.

         "LICENSEE" has the meaning set forth in Section 3.26(a).

         "LIENS" means any liens, pledges, security interests, claims, encumbrances, options, rights of first refusal or offer, mortgages, deeds of trust, easements, restrictive covenants, encroachments or other survey defects or any other restriction or third party right, including restrictions on the right to vote equity interests.

         "LOSSES" means any and all losses, Liabilities, judgments, damages, deficiencies, awards, fines, penalties, Taxes, diminutions in value, expenses, fees, costs, or amounts paid in settlement (including interest and reasonable costs or expenses (including reasonable attorneys' fees and costs)), arising out of any incident, event, circumstance or proceeding asserted or initiated or otherwise occurring or existing in respect of any matter.

         "MANAGEMENT SERVICES AGREEMENT" has the meaning set forth in the recitals.

         "MERGERS" has the meaning set forth in the recitals.

         "MERGER SUB CORP." has the meaning set forth in the preamble.

         "MERGER SUB LLC" has the meaning set forth in the preamble.

         "MRS. WINNERS OBLIGORS" means Winners, L.P., Winner's International Restaurants, Inc., Lee's Famous Recipe, Inc., Mrs. Winners, L.P. and Lee's Co. Operations.

         "NET LIABILITIES" means, (a) as to ARG and its Subsidiaries on a consolidated basis in accordance with GAAP consistently applied, and (b) as to the RTM Parties and their Subsidiaries on a combined basis in accordance with GAAP consistently applied, the excess of (i) the sum of (A) current liabilities PLUS (B) Indebtedness (including capitalized lease obligations and obligations designated as "financing obligations") OVER (ii) current assets, in each case to the extent GAAP consistently applied would require the item to be recorded on a balance sheet.

         In computing Net Liabilities, notwithstanding the requirements of GAAP:

         (a)    CURRENT LIABILITIES shall EXCLUDE (without duplication)

                (I)     deferred tax liabilities,

                (II)    current liabilities for Expenses,

                (III)   Indebtedness,

                (IV) the current liabilities (including pre-development costs) in respect of Restaurants that are acquired or first become operational after the date hereof,

                (V) accrued severance or termination costs for employees terminated or identified to be terminated in connection with the Closing as a result of the consummation of the transactions contemplated by this Agreement and the Ancillary Agreements (other than in respect of the individuals listed in Section 5.15 and Section 7.11(h) of the RTMRG Disclosure Letter, Section 6.08(h) of the RTMAC Disclosure Letter and Section 6.08(h) of the RTMMC Disclosure Letter and the three individuals previously identified by the parties to this Agreement,

                (VI) accruals for vacation pay for employees terminated or identified to be terminated in connection with the Closing as a result of the consummation of the transactions contemplated by this Agreement and the Ancillary Agreements to the extent such employees would not be entitled to receive such vacation pay after the Closing, and

                (VII) accruals for commitments to contribute up to $1 million of cash to Arby's Foundation, Inc. that remain unfunded at the Closing.

         (b)    INDEBTEDNESS shall:

                        (x) INCLUDE (without duplication) the items of the type specified in the definition of Indebtedness, subject to clause (y) of this subparagraph (b), and also the following:

                                (I) in the case of the RTM Parties and their Subsidiaries, without duplication, Indebtedness to be repaid as contemplated by Section 7.16(a) and Indebtedness assumed by RTMMC

                Acquisition Sub pursuant to Section 1.03(d) of the RTMMC Purchase Agreement,

                                (II) in the case of ARG and its Subsidiaries, without duplication, Indebtedness to be repaid and capital contributions to be returned as contemplated by Section 7.16(b), and

                                (III)   prepayment penalties, premiums, make
                wholes, breakage and other costs and expenses payable to the lenders and insurers of Indebtedness solely on account of the repayment of such Indebtedness in the Debt Refinancings, but only to the extent that the aggregate amount thereof exceeds the amount warranted by RTMRG in the second sentence of Section 5.07(c) or by Triarc in the second sentence of Section 3.07(c), as applicable; and

                        (y)     EXCLUDE (without duplication):

                                (I)     Indebtedness in respect of undrawn
                letters of credit or surety bonds,

                                (II) Indebtedness in respect of Restaurants that are acquired or first become operational after the date hereof,

                                (III)   prepayment penalties, premiums, make
                wholes, breakage and other costs and expenses other than the amounts included by reference in clause (b)(x)(II) above, and

                                (IV) to the extent they would otherwise be included in Indebtedness, any guaranties of leases or subleases of any of the Mrs. Winners Obligors that are disclosed pursuant hereto, and any contingent or residual liability of an entity for leases of stores transferred to a third party.

         (c)    CURRENT ASSETS shall:

                        (x) INCLUDE (without duplication) the items of the type classified as current assets under GAAP, subject to clause (y) of this subparagraph (c), and also the following:

                                (I)     as a prepaid expense (regardless of
                        whether ARG and its Subsidiaries will receive the benefit thereof after the Closing), (i) amounts paid prior to the Closing which, had they been accrued but unpaid at Closing, would constitute Expenses, (ii) amounts paid prior to the Closing by Triarc or any of its Subsidiaries or by the RTM Parties or any of their Subsidiaries (at the request of Triarc) in respect of retention and other stay arrangements or incentives for employees of ARG or any of its Subsidiaries, the relocation of the corporate offices of ARG and its

                        Subsidiaries from Ft. Lauderdale, Florida to Atlanta, Georgia, or the implementation of transitional operations resulting from the transactions contemplated by this Agreement and (iii) severance or termination costs paid prior to the Closing which had they not been paid prior to the Closing, would be excluded from current liabilities under clause (a)(V) above,

                                (II)    in the case of ARG and its Subsidiaries,
                        (x) restricted cash and cash equivalents of ARG and its Subsidiaries otherwise not classified as a current asset and (y) the amount (up to $1 million) of cash contributions made after the date hereof and prior to the Closing to Arby's Foundation, Inc., and

                                (III) in the case of the RTM Parties and their Subsidiaries, the RTMRG Shareholders Obligations Amount for each RTMRG Shareholder to the extent such amount is either repaid in connection with the Closing or, to the extent the Unaccredited Investor Per Share Merger Consideration or the Accredited Investor Per Share Cash Consideration, as applicable, is insufficient, after application to other payments, to repay the RTMRG Shareholders Obligation Amount of such RTMRG Shareholder in its entirety, the obligation is secured by a pledge of shares of Triarc Common Stock on terms reasonably acceptable to Triarc,

                        (y)     EXCLUDE (without duplication):

                                (I)     any current asset received after the
                        date hereof (x) under casualty or condemnation claims relating to loss of real or personal property or (y) from the sale or other disposition of any Restaurant (other than the Restaurants identified in Section 12.01 of the RTMRG Disclosure Letter) or non-current asset,

                                (II) deferred tax assets of any RTM Party or its Subsidiary and (ii) any asset in respect of a Tax refund of any RTM Party or its Subsidiary relating to the Pre-Closing Tax Period,

                                (III)   any receivable arising out of ARG's
                        obligation to pay Expenses pursuant to Section 12.03(a) of this Agreement, Section 11.03(a) of the RTMMC Purchase Agreement or Section 11.03(a) of the RTMAC Purchase Agreement,

                                (IV) prepaid expenses to the extent ARG and its Subsidiaries will not receive the benefit thereof after the Closing,

                                (V)     any current assets in respect of
                        Restaurants that are acquired or first become operational after the date hereof, and

                                (VI)    any current assets in respect of or
                        arising out of the sale of Restaurants prior to the date hereof to Cambridge Investments, LLC.

         (d) In the case of ARG and its Subsidiaries, there shall be disregarded any accrued or paid Liabilities attributable to retention and other stay arrangements and incentives for employees, the implementation of transitional operations and the relocation of the corporate offices of ARG and its Subsidiaries from Ft. Lauderdale, Florida to Atlanta, Georgia.

         (e)    In the case of the RTM Parties and their Subsidiaries:

                (I) to the extent that Triarc requests that the RTM Parties and their Subsidiaries undertake actions in respect of the relocation of the corporate offices of ARG and its Subsidiaries from Ft. Lauderdale, Florida to Atlanta, Georgia, there shall be disregarded any Liabilities related thereto, and

                (II) there shall be (x) excluded (i) any asset or liability that is an Excluded Asset or any asset or liability of RTMMC that is not a Purchased Asset or an Assumed Liability under the RTMMC Purchase Agreement, and (ii) any proceeds from Excluded Asset Dispositions not distributed to RTMRG Shareholders at or prior to the Closing and (y) included any accruals for Liabilities related to an Excluded Asset Disposition.

         (f) The amount of cash and cash equivalents in any account will be reduced by the amount of outstanding checks written against, and withdrawals made after the close of business on the Closing Date against, such account, except to the extent such outstanding checks or withdrawals are reflected as a payable.

         "ORDERS" means any orders, judgments, injunctions, awards, decrees or writs handed down, adopted or imposed by any Governmental Entity.

         "PARTICIPATION CONTEST" has the meaning set forth in Section 8.03(b).

         "PER SHARE MERGER CONSIDERATION" has the meaning set forth in Section 2.02(c)(ii).

         "PERMITS" means any franchises, grants, authorizations, licenses, registrations, easements, variances, exceptions, consents, certificates, approvals and other permits of any Governmental Entity.

         "PERMITTED LIENS" means (i) Liens for Taxes (and assessments and other governmental charges) not yet due and payable or that have been paid in full,
(ii) mechanics', landlord's, workmen's, repairmen's, warehousemen's, carriers' or other like Liens (including Liens created by operation of law) arising in the ordinary course of business consistent with past practice and securing amounts that are not yet due and payable or are being contested in good faith, (iii) Liens in respect of easements, permits, licenses, rights-of-way, restrictive covenants, reservations or encroachments or other similar non-monetary title exceptions with respect to real property which do not materially affect the current use of the underlying asset, (iv) Liens in respect of pledges or deposits under workers' compensation laws or similar legislation, unemployment insurance or other types of social security or to secure the performance of statutory obligations, surety and appeal, bonds, bids, leases, government Contracts and similar obligations, (v) municipal by-laws, development restrictions or regulations, facility cost sharing and servicing Contracts and zoning, building or planning restrictions or regulations, (vi) Liens securing Indebtedness to be repaid in the Debt Refinancings and (vii) Liens arising in connection with this Agreement.

         "PERSON" means an individual, corporation, partnership, joint venture, limited liability company, association, trust or other entity or organization, including an unincorporated organization, a government or political subdivision or an agency or instrumentality thereof.

         "POST-TRANSITION PERIOD BENEFIT PLANS" has the meaning set forth in
Section 7.11(e).

         "PRE-CLOSING RTMRG RETURNS" shall have the meaning set forth in Section 8.04(a).

         "PRE-CLOSING TAXABLE PERIODS" has the meaning set forth in Section 8.04(a).

         "PRE-CLOSING TAXES" has the meaning set forth in Section 8.01(a)(i).

         "PURCHASE PRICE ALLOCATION" means the following allocation: (x) the aggregate Per Share Merger Consideration (subject to Section 2.02(c)(iv) and as adjusted for payments pursuant to Section 2.07), and any amounts treated as an adjustment to the aggregate Per Share Merger Consideration pursuant to Section 11.08, will be allocated to the shares of RTMRG Common Stock outstanding on the Closing, (y) the RTMAC Aggregate Purchase Price, and any amounts treated as an adjustment to the RTMAC Aggregate Purchase Price pursuant to Section 10.08 of the RTMAC Purchase Agreement, will be allocated to the membership interests acquired in the RTMAC Purchase and (z) the RTMMC Aggregate Purchase Price, and any amounts treated as an adjustment to the RTMMC Aggregate Purchase Price pursuant to Section 10.08 of the RTMMC Purchase Agreement, and RTMMC Assumed Liabilities will be allocated to the RTMMC Purchased Assets.

         "REGISTRATION RIGHTS AGREEMENT" has the meaning set forth in the recitals.

         "RELATED PERSON GUARANTORS" has the meaning set forth in Section
7.16(c).

         "REPLACEMENT OPTIONS" has the meaning set forth in Section 2.06.

         "REPRESENTATIVES" means, with respect to any Person, the directors, officers, employees, consultants, accountants, legal counsel, investment bankers, agents and other representatives of such Person and its Subsidiaries.

         "REQUIRED DEBT CONSENTS" has the meaning set forth in Section 7.07(b).

         "RESERVES" means the excess of (x) the sum of (i) the aggregate reserves provided for Taxes of Triarc and its Subsidiaries on the consolidated financial statements of Triarc for the fiscal quarter ended April 3, 2005 and
(ii) the aggregate reserves provided for Taxes of Triarc and its Subsidiaries in accordance with GAAP from April 3, 2005 through the Closing Date; OVER (y) the sum of (i) the aggregate reserves provided for Excluded Unrelated Taxes on the consolidated financial statements of Triarc for the fiscal quarter ended April 3, 2005 and (ii) the aggregate reserves provided for Excluded Unrelated Taxes in accordance with GAAP from April 3, 2005 through the Closing Date.

         "RESTATED COMBINED RTM AUDITED FINANCIAL STATEMENTS" has the meaning set forth in Section 5.07(a).

         "RESTATED COMBINED RTM FINANCIAL STATEMENTS" has the meaning set forth in Section 5.07(a).

         "RESTATED COMBINED RTM UNAUDITED FINANCIAL STATEMENTS" has the meaning set forth in Section 5.07(a).

         "RESTAURANTS" means "Arby's" branded restaurants and, with respect to any Person, those certain "Arby's" restaurants owned or leased by such Person.

         "RTM BASKET AMOUNT" has the meaning set forth in Section 11.05(a).

         "RTM BENCHMARK" has the meaning set forth in Section 2.08(c).

         "RTM CLOSING BALANCE SHEET" has the meaning set forth in Section
2.09(a).

         "RTM CLOSING NET LIABILITIES" has the meaning set forth in Section 2.09(a)

         "RTM DISPUTE NOTICE" has the meaning set forth in Section 2.09(b).

         "RTM ESCROW FUND" has the meaning set forth in Section 2.05(a).

         "RTM ESTIMATED NET LIABILITIES" has the meaning set forth in Section 2.08(a).

         "RTM INSURANCE POLICIES" has the meaning set forth in Section 7.15(a).

         "RTM MATERIAL ADVERSE EFFECT" means an effect that (a) is materially adverse to the business, condition (financial or otherwise), assets, properties or results of operations of the RTM Parties and their Subsidiaries, taken as a whole, but shall exclude any change or development resulting from (i) any change in Law or accounting rules or interpretations thereof, (ii) any change in interest rates, general economic conditions or changes in the general economic condition of any segment of the restaurant industry, or (iii) any change resulting from the entry into or the announcement of this Agreement or the transactions contemplated hereby, the performance of a party's obligations hereunder or to avoid a breach of this Agreement or (b) that prevents, materially delays or materially impairs the ability of any RTM Party, any RTMRG Shareholder or any RTMAC Seller, RTMMC or any RTMMC Member to perform its obligations under this Agreement and the Ancillary Agreements to which it is a party or to consummate the transactions contemplated hereby or thereby.

         "RTM NON-PREPAYABLE DEBT" means all Indebtedness for borrowed money of any RTM Party or their Subsidiaries or included in the Winners Indebtedness Amount that is not by its terms permitted to be prepaid, or the holders thereof has not consented in writing to being prepaid (which consent is in full force and effect) within 60 days after the Closing Date.

         "RTM PARTIES" means each of RTMRG, RTMAC and RTMMC.

         "RTM POST-SIGNING RETURNS" has the meaning set forth in 7.02(p).

         "RTM RELATED ENTITIES" means, collectively, Lee's Famous Recipe, Inc., Crown Restaurants, Inc., Winners Corporation, Winners Partners, Mrs. Winners, L.P. and Winners International Restaurants, Inc. and their respective Subsidiaries.

         "RTM REPRESENTATIVES" has the meaning set forth in Section 12.17(a).

         "RTM SHORTFALL AMOUNT" has the meaning set forth in Section 2.09(e).

         "RTM STATEMENT" has the meaning set forth in Section 2.09(a).

         "RTM TRANSACTIONS" has the meaning set forth in the recitals.

         "RTMAC" has the meaning set forth in the recitals.

         "RTMAC AGGREGATE PURCHASE PRICE" has the meaning set forth in the recitals.

         "RTMAC ASSET RANGE" has the meaning set forth in the RTMAC Purchase Agreement.

         "RTMAC BASKET EXCLUSIONS" has the meaning set forth in the RTMAC Purchase Agreement.

         "RTMAC PURCHASE" has the meaning set forth in the recitals.

         "RTMAC PURCHASE AGREEMENT" has the meaning set forth in the recitals.

         "RTMAC SELLERS" means the "Sellers" as defined in the RTMAC Purchase Agreement.

         "RTMMC" has the meaning set forth in the recitals.

         "RTMMC ACQUISITION SUB" has the meaning set forth in the recitals.

         "RTMMC AGGREGATE PURCHASE PRICE" has the meaning set forth in the recitals.

         "RTMMC ASSET RANGE" has the meaning set forth in the RTMMC Purchase Agreement.

         "RTMMC BASKET EXCLUSIONS" has the meaning set forth in the RTMMC Purchase Agreement.

         "RTMMC MEMBERS" means the "Members" as defined in RTMMC Purchase Agreement.

         "RTMMC PURCHASE" has the meaning set forth in the recitals.

         "RTMMC PURCHASE AGREEMENT" has the meaning set forth in the recitals.

         "RTMMC PURCHASED ASSETS AND ASSUMED LIABILITIES" means, collectively, the "Purchased Assets" and the "Assumed Liabilities," each as defined in the RTMMC Purchase Agreement.

         "RTMRG" has the meaning set forth in the preamble.

         "RTMRG BASKET AMOUNT" has the meaning set forth in Section 11.05(a).

         "RTMRG BASKET EXCLUSIONS" has the meaning set forth in Section
11.05(a).

         "RTMRG CERTIFICATES" has the meaning set forth in Section 2.02(c)(iii).

         "RTMRG COMMON STOCK" has the meaning set forth in the recitals.

         "RTMRG DISCLOSURE LETTER" has the meaning set forth in Article V.

         "RTMRG EMPLOYEE PLAN" has the meaning set forth in Section 5.14(a).

         "RTMRG EMPLOYEES" has the meaning set forth in Section 7.11(a).

         "RTMRG INDEMNIFIED PARTIES" has the meaning set forth in Section 11.02.

         "RTMRG INTELLECTUAL PROPERTY RIGHTS" has the meaning set forth in
Section 5.17(c).

         "RTMRG INVESTMENTS" has the meanings set forth in Section 5.04(a).

         "RTMRG LEASES" has the meaning set forth in Section 5.12(a)(xiv).

         "RTMRG MATERIAL ADVERSE EFFECT" means an effect that (a) is materially adverse to the business, condition (financial or otherwise), assets, properties or results of operations of RTMRG and its Subsidiaries, taken as a whole, but shall exclude any change or development resulting from (i) any change in Law or accounting rules or interpretations thereof, (ii) any change in interest rates, general economic conditions or changes in the general economic condition of any segment of the restaurant industry, or (iii) any change resulting from the entry into or the announcement of this Agreement or the transactions contemplated hereby, the performance of a party's obligations hereunder or to avoid a breach of this Agreement or (b) that prevents, materially delays or materially impairs the ability of RTMRG or any RTMRG Shareholder to perform its obligations under this Agreement and the Ancillary Agreements to which it is a party or to consummate the transactions contemplated hereby or thereby.

         "RTMRG MATERIAL CONTRACTS" has the meaning set forth in Section
5.12(a).

         "RTMRG OPTIONS" has the meaning set forth in Section 2.06.

         "RTMRG PERMITS" has the meaning set forth in Section 5.10(b).

         "RTMRG PRE-CLOSING TAX RETURN" has the meanings set forth in Section 8.01(a).

         "RTMRG POST-CLOSING TAX RETURN" has the meaning set forth in Section 8.01(a).

         "RTMRG PRINCIPAL SHAREHOLDERS" has the meaning set forth in the recitals.

         "RTMRG REAL PROPERTY" has the meaning set forth in Section 5.18.

         "RTMRG REAL PROPERTY LEASE" has the meaning set forth in Section 5.12(a)(xiii).

         "RTMRG RELATED PARTY ARRANGEMENT" has the meaning set forth in Section 5.26.

         "RTMRG RESTAURANTS" has the meaning set forth in Section 5.25.

         "RTMRG ROLLOVER OPTIONS" means sixty-nine percent (69%) of each RTMRG Option held as of the date hereof by Thomas A. Garrett, J. David Pipes and Michael I. Lippert.

         "RTMRG ROLLOVER OPTION SHARES" means the aggregate number of shares of Triarc Class B-1 Common Stock (if the Triarc B-1 Election shall have been made) or Triarc Class B-2 Common Stock (if the Triarc B-2 Election shall have been made) for which the options granted in exchange for the RTMRG Rollover Options may be exercised (treating such options as fully vested for this purpose) as of immediately after the Closing.

         "RTMRG SHAREHOLDERS" has the meaning set forth in Section 2.05(a).

         "RTMRG SHAREHOLDERS OBLIGATIONS AMOUNT" means, (i) as to any RTMRG Shareholder, the Indebtedness (including any "board bonus overpayment" amounts) outstanding immediately prior to the Closing that is owed to RTMRG or any of its Subsidiaries by such RTMRG Shareholder or any Affiliate (other than any RTM Party or RTM Related Entity or their respective Subsidiaries) or Immediate Family Member of such RTMRG Shareholder (that is not itself, himself or herself an RTMRG Shareholder), including all amounts advanced by RTMRG or any of its Subsidiaries in connection with the exercise of RTMRG Options and (ii) as to the RTMRG Shareholders collectively, the aggregate of such amounts.

         "RTMRG TAX BASKET AMOUNT" has the meaning set forth in Section 8.01(a).

         "RTMRG THIRD-PARTY INTELLECTUAL PROPERTY RIGHTS" has the meaning set forth in Section 5.17(b).

         "RTMRG TRANSACTIONS" means any transactions among any of the Triarc Parties, RTMRG, its shareholders, or any of their Subsidiaries or any of their Affiliates contemplated by this Agreement, the RTMAC Purchase Agreement or the RTMMC Purchase Agreement to occur on or before the Closing Date, including any Excluded Asset Dispositions, any payment of the Aggregate Merger Consideration, the RTMAC Aggregate Purchase Price or the RTMMC Aggregate Purchase Price and the transactions described in Section 7.15, Section 7.16, Section 7.18, Section 7.19, Section 8.08, Section 8.11, Section 9.02(i) and Section 12.18 of this Agreement and Section 6.02 of the RTMRG Disclosure Letter; Section 1.03, Section 6.11, Section 8.02(g), Section 8.02(h), Section 8.02(i) and Section 8.02(j) of the RTMMC Purchase Agreement; and Section 6.12 and Section 8.02(g) of the RTMAC Purchase Agreement.

         "RTMRG WRITTEN CONSENT" has the meaning set forth in the recitals.

         "SEC" means the United States Securities and Exchange Commission.

         "SECOND CERTIFICATE OF MERGER" has the meaning set forth in Section 1.03(b).

         "SECOND EFFECTIVE TIME" has the meaning set forth in Section 1.03(b).

         "SECOND MERGER" has the meaning set forth in the recitals.

         "SECURITIES ACT" means the Securities Act of 1933, as amended, and the rules and regulations of the Commission promulgated thereunder.

         "SHELF REGISTRATION STATEMENT" has the meaning set forth in Section 7.05(a).

         "SOA" has the meaning set forth in Section 7.14.

         "STATEMENTS" has the meaning set forth in Section 2.09(a).

         "STRADDLE PERIOD" has the meaning set forth in Section 8.05.

         "STRADDLE RETURNS" has the meaning set forth in Section 8.04(c).

         "SUBSIDIARY" means, as to any Person, (i) a corporation of which such Person directly or indirectly owns securities or other equity interests representing more than fifty percent (50%) of the aggregate voting power or (ii) any other Person in which such Person, directly or indirectly, has the power to direct the policies, management and affairs thereof.

         "SURVIVING CORPORATION" has the meaning set forth in Section 1.01(a).

         "SURVIVING LLC" has the meaning set forth in Section 1.01(b).

         "SYBRA" means Sybra, Inc., a Delaware corporation.

         "T/A TAX SHARING AGREEMENT" means the Tax Sharing Agreement by and among Triarc Companies, Inc. and Arby's Inc., effective from and after January 3, 2000.

         "TAKEOVER PROPOSAL" means any proposal or offer relating to (i) a merger, consolidation, share exchange or business combination involving RTMRG or any of its Subsidiaries, (ii) a sale, lease, exchange, mortgage, transfer or other disposition, in a single transaction or series of related transactions, of 20% or more of the assets of RTMRG and its Subsidiaries, taken as a whole, (iii) a purchase or sale of shares of capital stock or other securities, in a single transaction or series of related transactions, representing 20% or more of the voting power of the capital stock or similar equity interests of RTMRG or any of its Subsidiaries, including by way of a tender offer or exchange offer, (iv) a reorganization, recapitalization, liquidation or dissolution of RTMRG or any of its Subsidiaries, or (v) any other transaction having a similar effect to those described in clauses (i) - (iv), in each case other than the transactions contemplated by this Agreement.

         "TAKEOVER STATUTES" has the meaning set forth in Section 7.09.

         "TAX" or "TAXES" means (i) any and all federal, state, provincial, local, foreign and other taxes (including withholding taxes), levies, fees, imposts, duties, and similar governmental charges (including any interest, fines, assessments, penalties or additions to tax imposed in connection therewith or with respect thereto) including (x) taxes imposed on, or measured by, income, franchise, profits or gross receipts, and (y) ad valorem, value added, capital gains, sales, goods and services, use, real or personal property, capital stock, license, branch, payroll, estimated withholding, employment, social security (or similar), unemployment, compensation, utility, severance, production, excise, stamp, occupation, premium, windfall profits, transfer and gains taxes, and customs duties, and (ii) any transferee liability in respect of any items described in the foregoing clause (i).

         "TAX ACTIONS" has the meaning set forth in Section 6.02(p).

         "TAX BENEFITS" has the meaning set forth in Section 8.01(b).

         "TAX COSTS" has the meaning set forth in Section 8.01(b).

         "TAX LOSS" has the meaning set forth in Section 8.01(a).

         "TAX RETURNS" means any and all reports, returns, declarations, claims for refund, elections, disclosures, estimates, information reports or returns or statements required to be supplied to a taxing authority in connection with Taxes, including any schedule or attachment thereto or amendment thereof.

         "TAX SHARING AGREEMENT" means any agreement relating to the sharing, allocation or indemnification of Taxes, or any similar agreement, Contract or arrangement.

         "TM CAPITAL" means TM Capital Corp., a Delaware corporation.

         "TRADEMARK LICENSE AGREEMENT" has the meaning set forth in the RTMMC Purchase Agreement.

         "TRANSACTION SUPPORT AGREEMENT" has the meaning set forth in the recitals.

         "TRANSFER TAXES" has the meaning set forth in Section 8.07.

         "TRANSITION PERIOD" has the meaning set forth in Section 7.11(d).

         "TRIARC" has the meaning set forth in the preamble.

         "TRIARC AUDITED FINANCIAL STATEMENTS" has the meaning set forth in
Section 4.07.

         "TRIARC B-1 ELECTION" has the meaning set forth in Section 2.01(a)(ii)(A).

         "TRIARC B-2 ELECTION" has the meaning set forth in Section 2.01(a)(ii)(B).

         "TRIARC BASKET AMOUNT" has the meaning set forth in Section 11.03(b).

         "TRIARC BASKET EXCLUSIONS" has the meaning set forth in Section
11.03(b).

         "TRIARC BYLAWS" has the meaning set forth in Section 1.07(a).

         "TRIARC CERTIFICATE" has the meaning set forth in Section 2.04(c).

         "TRIARC CERTIFICATE OF INCORPORATION" has the meaning set forth in
Section 1.07(a).

         "TRIARC CLASS A COMMON STOCK" has the meaning set forth in Section 3.03(a).

         "TRIARC CLASS B COMMON STOCK" has the meaning set forth in the recitals.

         "TRIARC CLASS B-1 COMMON STOCK" has the meaning set forth in the recitals.

         "TRIARC CLASS B-2 COMMON STOCK" has the meaning set forth in the recitals.

         "TRIARC CONTRIBUTIONS" has the meaning set forth in the recitals.

         "TRIARC CONVERTIBLE NOTES" has the meaning set forth in Section
3.03(b).

         "TRIARC DISCLOSURE LETTER" has the meaning set forth in Article III.

         "TRIARC ELA CONTRIBUTIONS" has the meaning set forth in Section
8.11(b).

         "TRIARC FINANCIAL STATEMENTS" has the meaning set forth in Section
4.07.

         "TRIARC INDEMNIFIED PARTIES" has the meaning set forth in Section
11.04.

         "TRIARC MATERIAL ADVERSE EFFECT" means an effect that (a) is materially adverse to the business, condition (financial or otherwise), assets, properties or results of operations of Triarc and its Subsidiaries, taken as a whole, but shall exclude any change or development resulting from (i) any change in Law or accounting rules or interpretations thereof, (ii) any change in interest rates, general economic conditions or changes in the general economic condition of any segment of the restaurant or asset management industry, or (iii) any change resulting from the entry into or the announcement of this Agreement or the transactions contemplated hereby, the performance of a party's obligations hereunder or to avoid a breach of this Agreement or (b) that prevents, materially delays or materially impairs the ability of any Triarc Party to perform its obligations under this Agreement and the Ancillary Agreements to which it is a party or to consummate the transactions contemplated hereby or thereby.

         "TRIARC OPTION PLANS" has the meaning set forth in Section 3.03(b).

         "TRIARC PARTIES" has the meaning set forth in the preamble.

         "TRIARC SEC REPORTS" has the meaning set forth in Section 4.06.

         "TRIARC UNAUDITED FINANCIAL STATEMENTS" has the meaning set forth in
Section 4.07.

         "TRIGGER EVENT" has the meaning set forth in the Certificate of Designation.

         "UNACCREDITED INVESTOR PER SHARE MERGER CONSIDERATION" has the meaning set forth in Section 2.03(c)(i).

         "UNRELATED LIABILITY" has the meaning set forth in Section 11.02(c)

         "WARN" means the Worker Adjustment and Retraining Notification Act, as amended.

         "WINNERS INDEBTEDNESS AMOUNT" means, as of the Closing Date, the aggregate principal amount of and accrued interest on the Indebtedness of the Mrs. Winners Obligors set forth in Section 5.07(c) of the RTMRG Disclosure Letter, plus the amount of all prepayment penalties and premiums payable in connection with the prepayment of such Indebtedness on the Closing Date.

         "WINNERS LETTERS OF CREDIT" means the letters of credit in favor of Liberty Mutual related to obligations of the Mrs. Winners Obligors or their Subsidiaries.

         Section 12.02 INTERPRETATION. Any reference in this Agreement to a statute shall be to such statute, as amended from time to time prior to the date hereof, and to the rules and regulations promulgated thereunder prior to the date hereof. Any reference to any agreement, document or instrument means such agreement, document or instrument as amended or otherwise modified from time to time in accordance with its terms. Unless the context otherwise requires, (1) all references made in this Agreement to a Section, Schedule or an Exhibit are to a Section, Schedule or an Exhibit of or to this Agreement, (2) "or" is disjunctive but not necessarily exclusive, (3) "will" shall be deemed to have the same meaning as the word "shall" and (4) words in the singular include the plural and vice versa. Whenever the words "include," "includes" or "including" are used in this Agreement, they shall be deemed to be followed by the words "without limitation," whether or not so followed. All references to "$" or dollar amounts are to lawful currency of the United States of America, unless otherwise expressly stated. The captions herein are included for convenience of reference only and shall be ignored in the construction or interpretation hereof.

         Section 12.03  FEES, COSTS AND EXPENSES.

         (a) If the RTM Transactions are consummated, all reasonable out-of-pocket fees and expenses (including those payable to third party Representatives) incurred by the Triarc Parties or the RTM Parties or their Subsidiaries on their behalf in connection with this Agreement and the Ancillary Agreements and the transactions contemplated by this Agreement and the Ancillary Agreements, including the previously contemplated initial public offering of Arby's, Inc., the Debt Financing and the Debt Refinancings (other than the costs and expenses of complying with Section 7.07(b), or any similar costs and expenses incurred or paid by any RTM Party or its Subsidiaries prior to the date hereof), including the fees and expenses of Ernst & Young LLP and Deloitte & Touche LLP ("EXPENSES"), shall be paid by ARG promptly upon receipt of reasonably detailed invoices and other documentation related thereto. Section 12.03(a) of the Triarc Disclosure Letter and Section 12.03(a) of the RTMRG Disclosure Letter sets forth a true and complete description of the basis upon which the Expenses payable by or on behalf of the Triarc Parties and RTMRG, respectively, to the advisors of the Triarc Parties or RTMRG, as the case may be, will be paid.

         (b) If the RTM Transactions are not consummated, all Expenses shall be paid by the party incurring those Expenses, except that the Expenses incurred in connection with the filing fee under the HSR Act, the Expenses incurred in connection with the previously contemplated initial public offering of Arby's, Inc. (including those of Deloitte & Touche LLP in connection with the previously contemplated initial public offering of Arby's, Inc.), the Debt Refinancings (other than the costs and expenses of complying with Section 7.07(b), or any similar costs and expenses incurred or paid by any RTM Party or its Subsidiaries prior to the date hereof), the registration fee in respect of the Shelf Registration Statement, the fees and expenses of Valuation Research and the Expenses incurred by RTMRG in connection with its obligations under
Section 7.14 shall be shared 60% by Triarc and 40% by RTMRG, RTMMC and RTMAC.

         Section 12.04 NOTICES. All notices, requests and other communications to any party hereunder shall be in writing (including facsimile transmission) and shall be delivered by hand or overnight courier service or by facsimile:

         if to the Triarc Parties, to:

                c/o Triarc Companies, Inc.
                280 Park Avenue
                New York, New York  10017
                Attention:  Brian L. Schorr, Esq.
                Fax:  (212) 451-3216

         with a copy to:

                Paul, Weiss, Rifkind, Wharton & Garrison LLP
                1285 Avenue of the Americas
                New York, New York 10019-6064
                Attention:  Paul D. Ginsberg, Esq.
                Fax:  (212) 757-3990

         if to RTMRG, to:

                RTM Restaurant Group, Inc.,
                5995 Barfield Road
                Atlanta, Georgia 30328-4411
                Attention:  Dennis E. Cooper
                Fax:  (404) 847-0183
         with a copy to:

                Sutherland Asbill & Brennan LLP
                995 Peachtree Street, N.E.
                Atlanta, Georgia 30309-3996
                Attention:  Mark D. Kaufman, Esq.
                Fax:  (404) 853-8806

         if to the RTM Representatives, to:

                Russell V. Umphenour, Jr.
                5995 Barfield Road
                Atlanta, Georgia 30328-4411
                Fax:  (404) 250-4856

                and

                Dennis E. Cooper
                5995 Barfield Road
                Atlanta, Georgia 30328-4411
                Fax:  (404) 250-4856

                and

                J. Russell Welch 5995 Barfield Road Atlanta, Georgia 30328-4411 Fax: (404) 250-4856

         with a copy to:

                  Sutherland Asbill & Brennan LLP
                  995 Peachtree Street, N.E.
                  Atlanta, Georgia 30309-3996
                  Attention:  Mark D. Kaufman, Esq.
                  Fax:  (404) 853-8806

or to such other Persons, addresses or facsimile numbers as may be designated in writing by the Person entitled to receive such communication as provided above. Each such communication shall be effective (a) if delivered by hand, when such delivery is made at the address specified in this Section 12.04, (b) if delivered by overnight courier service, the next Business Day after such communication is sent to the address specified in this Section 12.04 or (c) if delivered by facsimile, when such facsimile is transmitted to the facsimile number specified in this Section 12.04 and appropriate confirmation is received.

         Section 12.05 GOVERNING LAW. This Agreement and any claim or controversy relating hereto shall be governed by and construed in accordance with the law of the State of New York, without regard to the conflicts of law rules of such state that would result in the application of the law of another jurisdiction, except to the extent that provisions of the GBCC or the DLLCA are mandatorily applicable.

         Section 12.06 JURISDICTION. Except as otherwise expressly provided in this Agreement, the parties hereto agree that any suit, action or proceeding seeking to enforce any provision of, or based on any matter arising out of or in connection with, this Agreement or the Ancillary Agreements or the transactions contemplated hereby or thereby shall be brought in the United States District Court for the Southern District of New York or any New York State court sitting in New York City, so long as one of such courts shall have subject matter jurisdiction over such suit, action or proceeding, and that any cause of action arising out of this Agreement or the Ancillary Agreements or the transactions contemplated hereby or thereby shall be deemed to have arisen from a transaction of business in the State of New York, and each of the parties hereby irrevocably consents to the jurisdiction of such courts (and of the appropriate appellate courts therefrom) in any such suit, action or proceeding and irrevocably waives, to the fullest extent permitted by law, any objection that it may now or hereafter have to the laying of the venue of any such suit, action or proceeding in any such court or that any such suit, action or proceeding which is brought in any such court has been brought in an inconvenient forum. Process in any such suit, action or proceeding may be served on any party anywhere in the world, whether within or without the jurisdiction of any such court. Without limiting the foregoing, each party agrees that service of process on such party as provided in Section 12.04 shall be deemed effective service of process on such party.

         Section 12.07 WAIVER OF JURY TRIAL. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATED TO THIS AGREEMENT OR THE ANCILLARY AGREEMENTS OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY.

         Section 12.08 EXHIBITS AND DISCLOSURE LETTERS. Any matter, information or item disclosed in the Triarc Disclosure Letter or the RTMRG Disclosure under any specific representation or warranty or schedule number hereof, shall be deemed to have been disclosed for all purposes of this Agreement in response to every representation or warranty in this Agreement in respect of which such disclosure is reasonably apparent on its face. The inclusion of any matter, information or item in the Triarc Disclosure Letter or the RTMRG Disclosure shall not be deemed to constitute an admission of any Liability by Triarc or RTMRG or any other Person to any third party or otherwise imply, that any such matter, information or item is material or creates a measure for materiality for the purposes of this Agreement. Nothing in the RTMRG Disclosure Letter or the Triarc Disclosure Letter is intended or shall be deemed to broaden the scope of any representation or warranty contained in this Agreement.

         Section 12.09  NO THIRD-PARTY BENEFICIARIES. Except as provided in
Section 7.10, Article VIII and Article XI, this Agreement is not intended to confer any rights or remedies upon any Person other than the parties to this Agreement.

         Section 12.10 SEVERABILITY. The provisions of this Agreement shall be deemed severable and the invalidity or unenforceability of any provision shall not affect the validity or enforceability of the other provisions of this Agreement. If any provision of this Agreement, or the application of that provision to any Person or any circumstance, is invalid or unenforceable, (a) a suitable and equitable provision shall be substituted for that provision in order to carry out, so far as may be valid and enforceable, the intent and purpose of the invalid or unenforceable provision and (b) the remainder of this Agreement and the application of that provision to other Persons or circumstances shall not be affected by such invalidity or unenforceability, nor shall such invalidity or unenforceability affect the validity or enforceability of that provision, or the application of that provision, in any other jurisdiction.

         Section 12.11 RULES OF CONSTRUCTION. The parties to this Agreement have been represented by counsel during the negotiation and execution of this Agreement and waive the application of any Laws or rule of construction providing that ambiguities in any agreement or other document shall be construed against the party drafting such agreement or other document.

         Section 12.12 ASSIGNMENT. The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns; PROVIDED, that no party may assign, delegate or otherwise transfer any of its rights or obligations under this Agreement without the consent of each other party hereto, except as otherwise expressly provided herein.

         Section 12.13 REMEDIES. Except as otherwise provided in this Agreement, any and all remedies expressly conferred upon a party to this Agreement shall be cumulative with, and not exclusive of, any other remedy contained in this Agreement, at law or in equity. The exercise by a party to this Agreement of any one remedy shall not preclude the exercise by it of any other remedy.

         Section 12.14 SPECIFIC PERFORMANCE. The parties to this Agreement agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties to this Agreement shall be entitled to an injunction or injunctions (without the payment or posting of any bond) to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement in any court of the United States or any state having jurisdiction, this being in addition to any other remedy to which they are entitled at law or in equity.

         Section 12.15 COUNTERPARTS. This Agreement may be executed and delivered (including by facsimile transmission) in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. This Agreement shall become effective when each party hereto shall have received a counterpart hereof signed by the other party hereto.

         Section 12.16 ENTIRE AGREEMENT. This Agreement (including the Annexes to this Agreement), the Triarc Disclosure Letter, the RTMRG Disclosure Letter, the Confidentiality Agreements and the Ancillary Agreements constitute the entire agreement between the parties with respect to the subject matter of this Agreement and supersedes all prior agreements and understandings, both oral and written, between the parties with respect to the subject matter of this Agreement.

         Section 12.17  RTM REPRESENTATIVES.

         (a) Effective as of the date hereof each RTMRG Principal Shareholder, by such RTMRG Principal Shareholder's execution and delivery of the Transaction Support Agreement, hereby irrevocably constitutes and appoints, and effective as of the Effective Time, each other RTMRG Shareholder, by such RTMRG Shareholder's acceptance of the Per Share Merger Consideration, will be conclusively deemed to have irrevocably constituted and appointed, Russell V. Umphenour, Jr., Dennis E. Cooper and J. Russell Welch, acting by a majority, to act as his, her or its representatives under this Agreement and the Ancillary Agreements (the "RTM REPRESENTATIVES"), with full power of substitution, to exercise the powers and to perform:

                (i) the duties required or permitted to be performed by the RTM Representatives on behalf of the RTMRG Shareholders under and pursuant to this Agreement and the Ancillary Agreements;

                (ii) such other duties as are delegated to the RTM Representatives under this Agreement and the Ancillary Agreements, to be performed by the RTM Representatives on behalf of the RTMRG Shareholders in their capacities as RTMRG Shareholders; and

                (iii) such actions as are reasonably incident to any of the duties referred to in the preceding clauses (i) and (ii) above, including the taking of any action and the execution and delivery of any agreement or instrument by or on behalf of each RTMRG Shareholder which the RTM Representatives deem necessary or reasonably required to accomplish the purposes of the foregoing. The appointment set forth in this Section 12.17 shall be coupled with an interest.

         (b) Without limiting the generality of the foregoing, the RTM Representatives, acting by a majority, shall have the right and power to do or cause to be done any of the following things on behalf of each of the RTMRG Shareholders and all of them collectively:

                (i) act as the sole representatives of the RTMRG Shareholders and exercise all rights of the RTMRG Shareholders under this Agreement or the Ancillary Agreements, including the prosecution, defense and settlement of all claims and actions under, and to resolve all matters relating to, indemnification hereunder or under any related agreement;

                (ii) (A) authorize delivery to any Triarc Indemnified Party of all or a portion of the RTM Escrow Fund in accordance with the Escrow Agreement, (B) receive any payments made to the RTMRG Shareholders or to the RTM Representatives on such RTMRG Shareholders behalf pursuant to this Agreement or the Ancillary Agreements, (C) invest such funds pending their disbursement in such manner as the RTM Representatives in their sole discretion, acting by a majority, deem appropriate, and (D) disburse to the RTMRG Shareholders payments made to the RTM Representatives under this Agreement, the Escrow Agreement or the Ancillary Agreements; and

                (iii) otherwise take all actions and do all things reasonably required or advisable to accomplish any of the matters referred to in this Agreement or the Ancillary Agreements, including the execution and delivery of any documents and instruments, and generally to act for and in the name of the RTMRG Shareholders as fully as each RTMRG Shareholder could if then personally present and acting. The RTM Representatives, acting by a majority, are hereby empowered to determine, in accordance with the terms of this Agreement or the Ancillary Agreements, the time or times when, the purposes for which, and the manner in which, the power herein conferred upon the RTM Representatives shall be exercised.

         (c) The Triarc Parties and all other persons dealing with the RTM Representatives may rely and act upon any writing believed in good faith to be signed by a majority of the RTM Representatives or an authorized representative of the RTM Representatives, and may assume that all actions of the RTM Representatives, acting by a majority, and any authorized representative of the RTM Representatives have been duly authorized by the RTMRG Shareholders. The actions, decisions and instructions of the RTM Representatives taken, made or given pursuant to the authority granted to the RTM Representatives pursuant to this Section 12.17 shall be conclusive and binding upon each RTMRG Shareholder and each RTMRG Shareholder's heirs, representatives, successors and assigns, as applicable, and such Persons shall not have the right to object, dissent, protest or otherwise contest the same.

         (d) The RTM Representatives shall promptly deliver to each RTMRG Shareholder copies of all statements, notices, letters of direction or other material communications given or received by any of them in his capacity as one of the RTM Representatives under this Agreement or any Ancillary Agreement. The RTM Representatives, acting by a majority, shall have the sole power and authority, without prior notice to or consultation with any of the RTMRG Shareholders, to take all actions required or permitted to be taken by the RTM Representatives, the RTMRG Shareholders or any of them under this Agreement or any Ancillary Agreement.

         (e) The RTM Representatives may execute any of their duties under this Agreement or any Ancillary Agreement by or through agents and shall be entitled to rely upon the advice of counsel concerning all matters pertaining to the RTM

Representatives' duties, as the case may be, hereunder and thereunder. The RTM Representatives shall be entitled to rely on any notice, consent, certificate, affidavit, letter, telegram, statement or other document believed by the RTM Representatives to be genuine and correct and to have been signed and sent by the proper person or persons and, in respect to legal matters, upon the opinion of counsel selected by the RTM Representatives. The RTM Representative may invest the Expenses Fund and other funds advanced to them for their expenses in such interest or non-interest bearing accounts or investments as they deem appropriate. Any remaining amounts in the Expenses Fund after payment of all of the RTM Representative's expenses for acting as such, or after making adequate provision therefor, shall be distributed to RTMRG Shareholders pro rata based on shares of RTMRG Common Stock owned immediately prior to the First Effective Time.

         (f) The RTM Representatives shall be entitled to reimbursement for all out-of-pocket expenses, including reasonable attorneys' and accountants' fees and expenses, incurred by the RTM Representatives in connection with the administration or enforcement of, or the preservation of any rights of the RTMRG Shareholders under, this Agreement or any Ancillary Agreement, first out of the Expenses Fund to the extent thereof and then from the RTMRG Principal Shareholders, who shall reimburse the RTM Representatives for expenses. Each of the RTMRG Principal Shareholders shall be responsible for such out-of-pocket expenses pro rata in proportion to the percentage of the total number of shares of RTMRG Common Stock held by the RTMRG Principal Shareholders immediately prior to the Merger.

         (g) Actions by the RTM Representatives will be effective only if taken by a majority of the RTM Representatives. In carrying out their duties and responsibilities in their capacity as RTM Representatives under this Agreement or the Ancillary Agreements, neither the RTM Representatives nor any of their agents shall be liable to any RTMRG Shareholder for any action lawfully taken or omitted to be taken by him, her, it or them in good faith under this Agreement, the Merger Agreement or the Ancillary Agreements, except for the RTM Representatives' or their agents' willful misconduct or fraud.

         (h) The RTMRG Principal Shareholders, severally, hereby agree to indemnify and hold harmless each of the RTM Representatives, his agents, successors and assigns with respect to any act or omission of or by any of them absent willful misconduct or fraud in connection with any and all matters contemplated by this Agreement or the Ancillary Agreements.

         (i) If any of the RTM Representatives should die, become disabled or otherwise become unable to fulfill his responsibilities as one of the RTM Representatives or shall resign, then the RTMRG Shareholders, the RTMAC Sellers and the RTMMC Members, by a majority vote based on their respective pro rata interests in the Aggregate Merger Consideration, shall promptly appoint a successor representative and shall promptly notify Triarc of such successor. The authorizations of the RTM Representatives will be effective until their rights and obligations under this Agreement and the Ancillary Agreements terminate by virtue of the termination of any and all obligations of the RTMRG Shareholders to the Triarc Parties under this Agreement and the Ancillary Agreements.

         Section 12.18 NEUTRAL TREATMENT FOR PRE-APPROVED MATTER. Notwithstanding anything to the contrary contained in this Agreement, with respect to the transaction identified in Section 6.02 of the RTMRG Disclosure Letter as the one being subject to Section 12.18, PROVIDED, that RTMRG shall have afforded Triarc a reasonable opportunity to review the definitive agreements related to such transaction prior to their execution and delivery and such definitive agreements are reasonably satisfactory to Triarc: (a) any current assets and current Liabilities related to the business, assets and Liabilities acquired or assumed thereby, and any Indebtedness incurred in connection therewith, shall be excluded from the calculation of RTM Estimated Net Liabilities and RTM Closing Net Liabilities, (b) other than Section 6.02, no representations, warranties or covenants whatsoever shall apply in respect of such transaction or the business, assets and Liabilities acquired thereby, and
(c) the Triarc Indemnified Parties will not have any rights under Article VIII or Article XI in respect of such transaction or the business, assets and Liabilities acquired thereby, other than for any breach of any covenant or agreement of RTMRG contained in Section 6.02 in respect thereof.

         IN WITNESS WHEREOF, the parties have duly executed this Agreement as of the date first above written.

                                        TRIARC COMPANIES, INC.


                                        By: /s/ Nelson Peltz
                                            ----------------------------------
                                            Name:  Nelson Peltz
                                            Title: Chairman & CEO


                                        By: /s/ Peter W. May
                                            ----------------------------------
                                            Name:  Peter W. May
                                            Title: President & COO


                                        ARBY'S ACQUISITION CO.


                                        By: /s/ Peter W. May
                                            ----------------------------------
                                            Name:  Peter W. May
                                            Title: Executive Vice President



                                        ARBY'S RESTAURANT, LLC


                                        By: /s/ Peter W. May
                                            ----------------------------------
                                            Name:  Peter W. May
                                            Title: Executive Vice President



                                        RTM RESTAURANT GROUP, INC.


                                        By: /s/ Dennis E. Cooper
                                            ----------------------------------
                                            Name:  Dennis E. Cooper
                                            Title: Chairman


                                        By: /s/ J. Russell Welch
                                            ----------------------------------
                                            Name:  J. Russell Welch
                                            Title: Assistant Secretary

                                        RTM REPRESENTATIVES:


                                        /s/ Russell V. Umphenour, Jr.
                                        --------------------------------------
                                                 RUSSELL V. UMPHENOUR, JR.



                                        /s/ Dennis E. Cooper
                                        --------------------------------------
                                                 DENNIS E. COOPER



                                        /s/ J. Russell Welch
                                        --------------------------------------
                                                 J. RUSSELL WELCH